                                                                     EXHIBIT 4.1


                       Certificates for Home Equity Loans
                                  Series 1999-H



                         POOLING AND SERVICING AGREEMENT

                                      among

                      CONSECO FINANCE SECURITIZATIONS CORP.
                                    as Seller

                                       and

                              CONSECO FINANCE CORP.
                      as Originator, Servicer and Guarantor

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              not in its individual capacity but solely as Trustee
                                       of

                          HOME EQUITY LOAN TRUST 1999-H

                          Dated as of November 1, 1999

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS....................................................  1-1
   Section 1.01.   General................................................  1-1
   Section 1.02.   Specific Terms.........................................  1-1
   Section 1.03.   Calculation of Interest on the Certificates and
                   Subsidiary REMIC Regular Interests..................... 1-37

ARTICLE II  ESTABLISHMENT OF TRUST; TRANSFER OF LOANS.....................  2-1
   Section 2.01.   Closing................................................  2-1
   Section 2.02.   Conditions to the Closing..............................  2-1
   Section 2.03.   Conveyance of the Subsequent Loans.....................  2-3
   Section 2.04.   Acceptance by Trustee..................................  2-5
   Section 2.05.   REMIC Provisions.......................................  2-5
   Section 2.06.   Company Option to Substitute for Prepaid Loans.........  2-8

ARTICLE III  REPRESENTATIONS AND WARRANTIES...............................  3-1
   Section 3.01.   Representations and Warranties Regarding
                   the Seller.............................................  3-1
   Section 3.02.   Representations and Warranties Regarding
                   Each Loan..............................................  3-2
   Section 3.03.   Additional Representations and Warranties..............  3-5
   Section 3.04.   Representations and Warranties Regarding
                   the Loans in the Aggregate.............................  3-6
   Section 3.05.   Representations and Warranties Regarding the
                   Loan Files............................................. 3-10
   Section 3.06.   Repurchases of Loans for Breach of
                   Representations and Warranties......................... 3-10
   Section 3.07.   No Repurchase Under Certain Circumstances.............. 3-12

ARTICLE IV  PERFECTION OF TRANSFER AND PROTECTION
            OF SECURITY INTERESTS.........................................  4-1
   Section 4.01.   Transfer of Loans......................................  4-1
   Section 4.02.   Costs and Expenses.....................................  4-1

ARTICLE V  SERVICING OF LOANS.............................................  5-1
   Section 5.01.   Responsibility for Loan Administration.................  5-1
   Section 5.02.   Standard of Care.......................................  5-1
   Section 5.03.   Records................................................  5-1
   Section 5.04.   Inspection.............................................  5-1
   Section 5.05.   Certificate Account....................................  5-2
   Section 5.06.   Enforcement............................................  5-4
   Section 5.07.   Trustee to Cooperate...................................  5-6
   Section 5.08.   Costs and Expenses.....................................  5-6

   Section 5.09.   Maintenance of Insurance...............................  5-7
   Section 5.10.   Merger or Consolidation of Servicer....................  5-7

ARTICLE VI  REPORTS AND TAX MATTERS.......................................  6-1
   Section 6.01.   Monthly Reports........................................  6-1
   Section 6.02.   Officer's Certificate..................................  6-1
   Section 6.03.   Other Data.............................................  6-1
   Section 6.04.   Annual Report of Accountants...........................  6-1
   Section 6.05.   Statements to Certificateholders and the Class C
                   Certificateholders.....................................  6-1
   Section 6.06.   Payment Of Taxes.......................................  6-7

ARTICLE VII  SERVICE TRANSFER.............................................  7-1
   Section 7.01.   Events of Termination..................................  7-1
   Section 7.02.   Transfer...............................................  7-1
   Section 7.03.   Trustee to Act; Appointment of Successor...............  7-2
   Section 7.04.   Notification to Certificateholders and Class C
                   Certificateholders.....................................  7-3
   Section 7.05.   Effect of Transfer.....................................  7-3
   Section 7.06.   Transfer of Certificate Account........................  7-3

ARTICLE VIII  PAYMENTS....................................................  8-1
   Section 8.01.   Monthly Payments.......................................  8-1
   Section 8.02.   Advances...............................................  8-2
   Section 8.03.   Class B-2 Limited Guaranty.............................  8-2
   Section 8.04.   Permitted Withdrawals from the Certificate
                   Account; Payments......................................  8-3
   Section 8.05.   Reassignment of Repurchased and Replaced Loans.........  8-9
   Section 8.06.   Class C Certificateholder's Purchase Option; Auction
                   Sale; Additional Principal Distribution Amount.........  8-9
   Section 8.07.   Capitalized Interest Account........................... 8-12
   Section 8.08.   Pre-Funding Account.................................... 8-13
   Section 8.09.   Distributions on the Subsidiary REMIC
                   Regular Interests...................................... 8-14

ARTICLE IX  THE CERTIFICATES AND THE CLASS C CERTIFICATES.................  9-1
   Section 9.01.   The Certificates and the Class C Certificates..........  9-1
   Section 9.02.   Registration of Transfer and Exchange of Certificates
                   and the Class C Certificates...........................  9-2
   Section 9.03.   No Charge; Disposition of Void Certificates or Class C
                   Certificates...........................................  9-5
   Section 9.04.   Mutilated, Destroyed, Lost or Stolen Certificates or
                   Class Certificates.....................................  9-6

   Section 9.05.   Persons Deemed Owners..................................  9-6
   Section 9.06.   Access to List of Certificateholders' and Class C
                   Certificateholders' Names and Addresses................  9-6
   Section 9.07.   Authenticating Agents..................................  9-7

ARTICLE X  INDEMNITIES.................................................... 10-1
   Section 10.01.  Real Estate............................................ 10-1
   Section 10.02.  Liabilities to Obligors................................ 10-1
   Section 10.03.  Tax Indemnification.................................... 10-1
   Section 10.04.  Servicer's Indemnities................................. 10-1
   Section 10.05.  Operation of Indemnities............................... 10-2
   Section 10.06.  REMIC Tax Matters...................................... 10-2

ARTICLE XI  THE TRUSTEE................................................... 11-1
   Section 11.01.  Duties of Trustee...................................... 11-1
   Section 11.02.  Certain Matters Affecting the Trustee.................. 11-2
   Section 11.03.  Trustee Not Liable for Certificates, Class C
                   Certificates or Loans.................................. 11-3
   Section 11.04.  Trustee May Own Certificates........................... 11-3
   Section 11.05.  Rights of Certificateholders to Direct Trustee and to
                   Waive Events of Termination............................ 11-3
   Section 11.06.  The Servicer to Pay Trustee's Fees and Expenses........ 11-4
   Section 11.07.  Eligibility Requirements for Trustee................... 11-4
   Section 11.08.  Resignation or Removal of Trustee...................... 11-5
   Section 11.09.  Successor Trustee...................................... 11-5
   Section 11.10.  Merger or Consolidation of Trustee..................... 11-6
   Section 11.11.  Tax Returns............................................ 11-6
   Section 11.12.  Obligor Claims......................................... 11-6
   Section 11.13.  Appointment of Co-Trustee or Separate Trustee.......... 11-7
   Section 11.14.  Trustee and U.S. Bancorp............................... 11-8
   Section 11.15.  Trustee Advances....................................... 11-8

ARTICLE XII  MISCELLANEOUS................................................ 12-1
   Section 12.01.  Servicer Not to Resign; Delegation of Servicing
                   Duties................................................. 12-1
   Section 12.02.  Green Tree Not to Engage in Certain Transactions
                   with Respect to the Trust.............................. 12-1
   Section 12.03.  Maintenance of Office or Agency........................ 12-1
   Section 12.04.  Termination............................................ 12-1
   Section 12.05.  Acts of Certificateholders and Class C
                   Certificateholders..................................... 12-4
   Section 12.06.  Calculations........................................... 12-5
   Section 12.07.  Assignment or Delegation by Company.................... 12-5
   Section 12.08.  Amendment.............................................. 12-5
   Section 12.09.  Notices................................................ 12-7

   Section 12.10.  Merger and Integration................................. 12-8
   Section 12.11.  Headings............................................... 12-8
   Section 12.12.  Governing Law.......................................... 12-8

Exhibit A-1 -- Form of Class AF-[1][2][3][4][5][6] Certificate
Exhibit A-2 -- Form of Class AV-[1][2] Certificate
Exhibit A-3 -- Form of Class A-IO Certificate
Exhibit B-1 -- Form of Class MF-[1][2] Certificate
Exhibit B-2 -- Form of Class MV-[1][2] Certificate
Exhibit C-1 -- Form of Class BF-1 and B-2 Certificate
Exhibit C-2 -- Form of Class BV-1 Certificate
Exhibit D-1 -- Form of Assignment - Conseco Finance Corp.
Exhibit D-2 -- Form of Assignment - Conseco Finance Securitizations Corp. Exhibit E-1 -- Form of Certificate of Officer - Conseco Finance Corp. Exhibit E-2 -- Form of Certificate of Officer - Conseco Finance
               Securitizations Corp.
Exhibit F   -- Form of Opinion of Counsel
Exhibit G   -- Form of Trustee's Acknowledgment
Exhibit H   -- Form of Certificate of Servicing Officer
Exhibit I   -- Form of Class C Certificate [Master] [Subsidiary]
Exhibit J-1 -- Form of Certificate Regarding Repurchased Loans
Exhibit J-2 -- Form of Certificate Regarding Repurchased Loans
Exhibit J-3 -- Form of Certificate Regarding Substitution for Prepaid Loans
Exhibit K   -- Form of Representation Letter
Exhibit L-1 -- List of Initial and Additional Fixed-Rate Loans
Exhibit L-2 -- List of Initial and Additional Group I Adjustable Rate Loans Exhibit L-3 -- List of Initial and Additional Group II Adjustable Rate Loans
Exhibit M   -- Form of Monthly Report
Exhibit N   -- Form of Addition Notice
Exhibit O   -- Form of Subsequent Transfer Instrument
Exhibit P   -- Form of Officer's Certificate (Subsequent Transfer) - Conseco
               Finance Securitizations Corp.
Exhibit Q   -- Form of Class P Certificate

     AGREEMENT, dated as of November 1, 1999, among Conseco Finance Securitizations Corp., a corporation organized and existing under the laws of the State of Minnesota, as Seller (the "Seller"), Conseco Finance Corp., a corporation organized and existing under the laws of the State of Delaware, as originator of the home equity loans described herein (the "Originator"), as Servicer (the "Servicer") and as Limited Guarantor of the Class B-2 Certificates (the "Guarantor"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as Trustee (the "Trustee") of Home Equity Loan Trust 1999-H (the "Trust").

     WHEREAS, in the regular course of its business, Conseco Finance Corp. purchases, originates and services home equity loans, which loans provide for installment payments by or on behalf of the borrowers and grant mortgages, deeds of trust or security deeds on certain real estate securing such loans;

     WHEREAS, the Seller, in the ordinary course of its business, acquires pools of home equity loans and other receivables from Conseco Finance Corp. and arranges the securitization of those receivables;

     WHEREAS, the Seller intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in seventeen classes (each, a "Class"), which, together with the Class C Certificates (as defined herein), in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Loans (as defined herein);

     WHEREAS, as provided herein, the Trustee will make an election to treat the entire segregated pool of assets comprising the Subsidiary REMIC (as defined herein) and subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Subsidiary REMIC";

     WHEREAS, the Subsidiary REMIC Regular Interests (as defined herein) will be "regular interests" in the Subsidiary REMIC and the Class C Subsidiary Certificate (as defined herein) will be the sole class of "residual interests" in the Subsidiary REMIC for purposes of the REMIC Provisions (as defined herein) under the federal income tax law;

     WHEREAS, a segregated pool of assets consisting of the Subsidiary REMIC Regular Interests will be designated as the "Master REMIC," and the Trustee will make a separate REMIC election with respect thereto;

     WHEREAS, the Certificates will be "regular interests" in the Master REMIC, and the Class C Master Certificate (as defined herein) will be the sole class of "residual interests" in the Master REMIC for purposes of the REMIC Provisions (as defined herein) under federal income tax law; and

     WHEREAS, the Seller, the Originator, the Servicer, the Guarantor and the Trustee wish to set forth the terms and conditions on which the Trustee, on behalf of the Certificateholders and Class C Certificateholders (as defined herein) will acquire the Loans and the Servicer will service the Loans;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of this Agreement.

     SECTION 1.02. Specific Terms.

     "Additional Loan" means a Loan identified as such on the List of Loans attached hereto as Exhibit L-1, L-2, and L-3.

     "Addition Notice" means, with respect to the transfer of Subsequent Loans to the Trust pursuant to Section 2.03 of this Agreement, a notice, substantially in the form of Exhibit N, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Loans, as applicable, to be sold to the Trust and the aggregate Cut-off Date Principal Balances of such Subsequent Loans.

     "Additional Principal Entitlement Date" means the Payment Date occurring in the month following the Determination Date specified in Section 8.06(d) if the Class C Certificateholder has not delivered to the Trustee the notice described in Section 8.06(b) of its purchase option.

     "Additional Principal Distribution Amount" means, for any Payment Date, the Amount Available remaining after payment of the amounts described in clauses (1) through (16) of Section 8.04(b).

     "Adjustable Rate Certificates" means the Class AV, Class MV-1, Class MV-2 and Class BV-1 Certificates.

     "Adjustable Rate Certificate Liquidation Losses" means, for any Payment
Date:

     (a) on which the Aggregate Liquidation Loss Principal Amount is less than or equal to the Class B-2 Principal Balance, zero;

     (b) on which the Aggregate Liquidation Loss Principal Amount first exceeds the Class B-2 Principal Balance (the "Cross-over Date"), such excess times a fraction, the numerator of which is the Net Liquidation Losses from the Adjustable Rate Loans that became Liquidated Loans during the related Due Period and the denominator of which is the Net Liquidation Losses from all Loans that became Liquidated Loans during the related Due Period;

                                      1-1

     (c) after the Cross-over Date, and on which the Aggregate Liquidation Loss Principal Amount exceeds the Aggregate Liquidation Loss Principal Amount for the preceding Payment Date, the sum of (i) such excess times a fraction, the numerator of which is the Net Liquidation Losses from the Adjustable Rate Loans that became Liquidated Loans during the related Due Period, and the denominator of which is the sum of the Net Liquidation Losses from all Loans that became Liquidated Loans during the related Due Period, and (ii) the Adjustable Rate Certificate Liquidation Losses for the preceding Payment Date; and

     (d) after the Cross-over Date, and on which the Aggregate Liquidation Loss Principal Amount is less than the Aggregate Liquidation Loss Principal Amount for the preceding Payment Date, (i) the Adjustable Rate Certificate Liquidation Losses for the preceding Payment Date less
          (ii) the product of the amount of such decrease in the Aggregate Liquidation Loss Principal Amount times a fraction, the numerator of which is the Adjustable Rate Certificate Liquidation Losses, and the denominator of which is the sum of the Fixed Rate Certificate Liquidation Losses and the Adjustable Rate Certificate Liquidation Losses, in each case for the preceding Payment Date.

     "Adjustable Rate Loan" means each Group I Adjustable Rate Loan or Group II Adjustable Rate Loan.

     "Adjusted Weighted Average Loan Rate" means (a) for the first 20 Payment Dates, a rate equal to the weighted average of (x) the Weighted Average Loan Rate, weighted on the basis of Subsidiary REMIC Regular Interests S-1 and S-3 and (y) the Weighted Average Loan Rate less 7.00%, weighted on the basis of Subsidiary REMIC Regular Interest S-2 and (b) for each Payment Date thereafter, a rate equal to the Weighted Average Loan Rate.

     "Advance" means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer or the Trustee, as applicable, in the Certificate Account for such Payment Date pursuant to Section 8.02.

     "Advance Payment" means any payment by an Obligor in advance of the Due Period in which it would be due under such Loan and which payment is not a Principal Prepayment.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Aggregate Certificate Principal Balance" means the sum of the Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV-1, Class AF-1, Class AF-2, Class AF-3, Class

                                      1-2

AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class B-2 and Class P Principal Balances.

     "Aggregate Liquidation Loss Principal Amount" means, for any Payment Date, the excess, if any, of (a) the Aggregate Certificate Principal Balance (after giving effect to all distributions of principal on the Certificates on such Payment Date) over (b) the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount.

     "Agreement" means this Pooling and Servicing Agreement, as it may be amended from time to time.

     "Amount Available" means, for any Payment Date, an amount equal to:

     (a)  the sum of

               (i) the amount on deposit in the Certificate Account as of the close of business on the last day of the related Due Period,

               (ii) any Advances deposited in the Certificate Account with respect to such Payment Date, and

               (iii) any amount withdrawn from the Capitalized Interest Account pursuant to Section 8.07 or the Pre-Funding Account pursuant to
          Section 8.08 and deposited in the Certificate Account, minus

     (b)  the sum of

               (i) the Amount Held for Future Distribution,

               (ii) amounts permitted to be withdrawn by the Trustee from the Certificate Account pursuant to clauses (ii) through (v) of Section 8.04(a), and

               (iii) any amounts on deposit in the Certificate Account as of the close of business on the last day of the related Due Period representing collections in respect of Principal Prepayments in Full (other than any amounts referred to in Section 2.06(vii)) on Loans for which a substitution has been made in accordance with Section 2.06.

     "Amount Held for Future Distribution" means, for any Payment Date, the total of the amounts held in the Certificate Account in respect of the Loans on the last day of the preceding Due Period on account of Advance Payments in respect of such Due Period.

     "Applicants" has the meaning assigned in Section 9.06.

                                      1-3

     "Authenticating Agent" means any authenticating agent appointed pursuant to
Section 9.07.

     "Available Funds Pass-Through Rate" means, for any Payment Date, a rate per annum equal to the weighted average of the Expense Adjusted Loan Rates on the then outstanding Adjustable Rate Loans.

     "Average Sixty-Day Delinquency Ratio Test" means, to be considered "satisfied" for any Payment Date, that the arithmetic average of the Sixty-Day Delinquency Ratios for the Fixed Rate Loans or the Adjustable Rate Loans, as applicable, for such Payment Date and for the two immediately preceding Payment Dates is less than or equal to 35% of the Senior Enhancement Percentage for the Fixed Rate Loans or Adjustable Rate Loans, as applicable.

     "Balloon Loan" means a Loan that provides for the payment of the unamortized principal balance of such Loan in a single payment at the maturity of such Loan that is greater than the preceding monthly payment.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Calculation Agent" means the Person who establishes LIBOR with respect to each Interest Reset Period. The Calculation Agent shall be the Trustee unless the Trustee is unable or unwilling so to act, in which case the Calculation Agent shall be a financial institution appointed by the Seller.

     "Capitalized Interest Account" means a separate trust account created and maintained pursuant to Section 8.07 in the name of the Trust in an Eligible Institution.

     "Certificate" means a Certificate for Home Equity Loans, Series 1999-H, Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV-1, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO, Class MF-1, Class MF-2, Class BF-1, Class B-2 or Class P, executed and delivered by the Trustee substantially in the form of Exhibit A-1, A-2, A-3, B-1, B-2, C-1, C-2 or Q, as applicable, but does not include the Class C Certificates.

     "Certificate Account" means a separate trust account created and maintained pursuant to Section 5.05 in the name of the Trust in an Eligible Institution.

     "Certificate Owner" means the person who is the beneficial owner of a Book-Entry Certificate or, if Definitive Certificates have been issued, Certificateholders.

                                      1-4

     "Certificate Register" means the register maintained pursuant to Section 9.02.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 9.02.

     "Certificateholder" or "Holder" means the person in whose name a Certificate or Class C Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate or Class C Certificate registered in the name of the Originator or the Seller or any of their Affiliates shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates or Class C Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Class," "Class A," "Class M," "Class B," "Class P," or "Class C" means pertaining to Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and/or Class C Certificates, as the case may be.

     "Class A Certificates" means the Class AV and Class AF Certificates, collectively.

     "Class A Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class A Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class A Formula Distribution Amount" means, for any Payment Date, an amount equal to the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15,
1999) at (1) the Class AV-1 Pass-Through Rate on the Class AV-1 Principal Balance, (2) the Class AV-2 Pass-Through Rate on the Class AV-2 Principal Balance, (3) the Class AF-1 Pass-Through Rate on the Class AF-1 Principal Balance, (4) the Class AF-2 Pass-Through Rate on the Class AF-2 Principal Balance, (5) the Class AF-3 Pass-Through Rate on the Class AF-3 Principal Balance, (6) the Class AF-4 Pass-Through Rate on the Class AF-4 Principal Balance, (7) the Class AF-5 Pass-Through Rate on the Class AF-5 Principal Balance, (8) the Class AF-6 Pass-Through Rate on the Class AF-6 Principal Balance, and (9) the Class A-IO Pass-Through Rate on the Class A-IO Notional Principal Amount, in each case to be calculated immediately prior to such Payment Date, (b) the aggregate of the Unpaid Class A Interest Shortfalls, if any, with respect to each Class of Class A Certificates, and (c)(i) if there is no Class A Principal Deficiency Amount for such Payment Date, the Class A Formula Principal Distribution Amount, or (ii) if there is a Class A Principal Deficiency Amount for such Payment Date, the amount determined in accordance with Section 8.04(b)(6)(i).

                                      1-5

     "Class A Formula Interest Distribution Amount" means, as to each Class of Class A Certificates and any Payment Date, the sum of (1) the amount specified in clause (a)(1), (2), (3), (4), (5), (6), (7), (8) or (9), as appropriate, of the definition of the term "Class A Formula Distribution Amount" and (2) the Unpaid Class A Interest Shortfall, if any, with respect to such Class.

     "Class A Formula Principal Distribution Amount" means, for any Payment Date, the sum of the Class AV-1 Formula Principal Distribution Amount, the Class AV-2 Formula Principal Distribution Amount and the Class AF Formula Principal Distribution Amount.

     "Class A Interest Shortfall" means, as to each Class of Class A Certificates and any Payment Date, the amount, if any, by which the Class A Formula Interest Distribution Amount for such Class exceeds the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(2).

     "Class A Principal Balance" means, for any Payment Date, the sum of the Class AV-1 Principal Balance, the Class AV-2 Principal Balance, the Class AF-1 Principal Balance, the Class AF-2 Principal Balance, the Class AF-3 Principal Balance, the Class AF-4 Principal Balance, the Class AF-5 Principal Balance and the Class AF-6 Principal Balance.

     "Class A Principal Deficiency Amount" means, for any Payment Date, the excess, if any, of (a) the Class A Principal Balance for such Payment Date over
(b) the sum of the Pool Scheduled Principal Balance plus the Pre-Funded Amount for the immediately preceding Payment Date.

     "Class AF Certificates" means the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6 and Class A-IO Certificates.

     "Class AF Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class AF Principal Balance and

          (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Formula Principal Distribution Amount; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class AF Principal Balance over
     (B) the lesser of (x) 62.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

     "Class AF Principal Balance" means, for any Payment Date, the sum of the Class Principal Balance of each Class of Class AF Certificates.

                                      1-6

     "Class AF-1 Certificate" means any one of the Class AF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions. "Class AF-1 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-1 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-1 Principal Balance" means, for any Payment Date, the Original Class AF-1 Principal Balance less all amounts previously distributed to Holders of Class AF-1 Certificates in respect of principal.

     "Class AF-2 Certificate" means any one of the Class AF-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AF-2 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-2 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-2 Principal Balance" means, for any Payment Date, the Original Class AF-2 Principal Balance less all amounts previously distributed to Holders of Class AF-2 Certificates in respect of principal.

     "Class AF-3 Certificate" means any one of the Class AF-3 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AF-3 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-3 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-3 Principal Balance" means, for any Payment Date, the Original Class AF-3 Principal Balance less all amounts previously distributed to Holders of Class AF-3 Certificates in respect of principal.

     "Class AF-4 Certificate" means any one of the Class AF-4 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

                                      1-7

     "Class AF-4 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-4 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-4 Principal Balance" means, for any Payment Date, the Original Class AF-4 Principal Balance less all amounts previously distributed to Holders of Class AF-4 Certificates in respect of principal.

     "Class AF-5 Certificate" means any one of the Class AF-5 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AF-5 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-5 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-5 Principal Balance" means, for any Payment Date, the Original Class AF-5 Principal Balance less all amounts previously distributed to Holders of Class AF-5 Certificates in respect of principal.

     "Class AF-6 Certificate" means any one of the Class AF-6 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AF-6 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AF-6 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AF-6 Lockout Percentages" means, for any Payment Date occurring during the periods set forth below, the percentage designated as such as follows:

                                                          Class AF-6
               Period (dates inclusive)               Lockout Percentage
          -----------------------------------         ------------------
          December 1999 through November 2001                   0%
          December 2001 through November 2003                  20%
          December 2003 through November 2004                  80%
          December 2004 through November 2005                 100%
          December 2005 and thereafter                        300%


                                      1-8

     "Class AF-6 Lockout Principal Distribution Amount" means, for any Payment Date, an amount equal to the lesser of:

          (a) the product of (1) the applicable Class AF-6 Lockout Percentage, and (2) the product of (A) a fraction, the numerator of which is the Class AF-6 Principal Balance for such Payment Date and the denominator of which is the Class AF Principal Balance for such Payment Date, and (B) the Class AF Formula Principal Distribution Amount for such Payment Date, and

          (b) the Class AF-6 Principal Balance for such Payment Date.

     "Class AF-6 Principal Balance" means, for any Payment Date, the Original Class AF-6 Principal Balance less all amounts previously distributed to Holders of Class AF-6 Certificates in respect of principal.

     "Class A-IO Certificate" means any one of the Class A-IO Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-3 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class A-IO Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class A-IO Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class A-IO Notional Principal Amount" means, for any Payment Date, an amount equal to (a) for the first 20 Payment Dates, the lesser of (i) $90,000,000 or (ii) the Class A Principal Balance for such Payment Date, and (b) thereafter, zero.

     "Class A-IO Original Notional Principal Amount" means $90,000,000.

     "Class AV Certificates" means the Class AV-1 and Class AV-2 Certificates, collectively.

     "Class AV Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class AV Principal Balance and

          (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class AV Principal Balance over
     (B) the lesser of (x) 56.42% of the aggregate Scheduled Principal Balances of the Adjustable Rate

                                      1-9

     Loans and (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

     "Class AV Principal Balance" means, for any Payment Date, the sum of the Class AV-1 and Class AV-2 Principal Balances.

     "Class AV Principal Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AV Certificateholders pursuant to Section 8.04(b).

     "Class AV-1 Available Funds Cap Carryover Amount" means, for any Payment Date, an amount equal to the sum of (1) the excess, if any, of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class AV-1 Pass-Through Rate (determined without respect to any limitation imposed by the Available Funds Pass-Through Rate) on the Class AV-1 Principal Balance over (b) the amount specified in clause (a)(1) of the definition of the term "Class A Formula Distribution Amount" and (2) the amount of any Class AV-1 Available Funds Cap Carryover Amount for the preceding Payment Date to the extent not distributed on such preceding Payment Date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the accrual period for the current Payment Date at the Class AV-1 Pass-Through Rate for such Payment Date.

     "Class AV-1 Certificate" means any one of the Class AV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-2 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AV-1 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AV-1 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class AV-1 Principal Balance and

          (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I ARM Formula Principal Distribution Amount; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (A) the Group I ARM Formula Principal Distribution Amount and (B) the Class AV Formula Principal Distribution Amount.

                                      1-10

     "Class AV-1 Principal Balance" means, for any Payment Date, the Original Class AV-1 Principal Balance less all amounts previously distributed to Holders of Class AV-1 Certificates in respect of principal.

     "Class AV-1 Principal Distribution Amount" means, for any Payment Date, that portion of the Class AV-1 Distribution Amount to be distributed to the Class AV-1 Certificateholders pursuant to Section 8.04(b)(6) on such Payment Date.

     "Class AV-2 Available Funds Cap Carryover Amount" means, for any Payment Date, an amount equal to the sum of (1) the excess, if any, of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class AV-2 Pass-Through Rate (determined without respect to any limitation imposed by the Available Funds Pass-Through Rate) on the Class AV-2 Principal Balance over (b) the amount specified in clause (a)(2) of the definition of the term "Class A Formula Distribution Amount" and (2) the amount of any Class AV-2 Available Funds Cap Carryover Amount for the preceding Payment Date to the extent not distributed on such preceding Payment Date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the accrual period for the current Payment Date at the Class AV-2 Pass-Through Rate for such Payment Date.

     "Class AV-2 Certificate" means any one of the Class AV-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit A-2 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class AV-2 Distribution Amount" means, for any Payment Date, that portion of the Class A Distribution Amount to be distributed to the Class AV-2 Certificateholders pursuant to Section 8.04(b) on such Payment Date.

     "Class AV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class AV-2 Principal Balance and

          (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group II ARM Formula Principal Distribution Amount; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (A) the Group II ARM Formula Principal Distribution Amount and (B) the Class AV Formula Principal Distribution Amount minus the Class AV-1 Formula Principal Distribution Amount.

     "Class AV-2 Principal Balance" means, for any Payment Date, the Original Class AV-2 Principal Balance less all amounts previously distributed to Holders of Class AV-2 Certificates in respect of principal.

                                      1-11

     "Class AV-2 Principal Distribution Amount" means, for any Payment Date, that portion of the Class AV-2 Distribution Amount to be distributed to the Class AV-2 Certificateholders pursuant to Section 8.04(b)(6) on such Payment Date.

     "Class B Certificates" means the Class B-1 and Class B-2 Certificates, collectively.

     "Class B Principal Balance" means, for any Payment Date, the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

     "Class B-1 Certificates" means the Class BF-1 Certificates and the Class BV-1 Certificates, collectively.

     "Class B-1 Formula Distribution Amount" means, for any Payment Date, an amount equal to the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15,
1999) at (1) the Class BV-1 Pass-Through Rate on the Class BV-1 Adjusted Principal Balance and (2) the Class BF-1 Pass-Through Rate on the Class BF-1 Adjusted Principal Balance, in each case to be calculated immediately prior to such Payment Date, (b) the aggregate of the Unpaid Class B-1 Interest Shortfalls, if any, with respect to each Class of Class B-1 Certificates, (c) the sum of the Class BF-1 and Class BV-1 Formula Principal Distribution Amounts and (d) the aggregate of the Class B-1 Formula Liquidation Loss Interest Distribution Amounts, if any, with respect to each Class of Class B-1 Certificates.

     "Class B-1 Formula Interest Distribution Amount" means, as to each Class of Class B-1 Certificates and any Payment Date, the sum of (1) the amount specified in clause (a)(1) or (2), as appropriate, of the definition of the term "Class B-1 Formula Distribution Amount" and (2) the Unpaid Class B-1 Interest Shortfall, if any, with respect to such Class.

     "Class B-1 Formula Liquidation Loss Interest Distribution Amount" means, as to each Class of Class B-1 Certificates and any Payment Date, the sum of (a) the Class B-1 Liquidation Loss Interest Shortfall, if any, for such Class and (b) the Unpaid Class B-1 Liquidation Loss Interest Shortfall, if any, for such Class.

     "Class B-1 Interest Shortfall" means, as to each Class of Class B-1 Certificates and any Payment Date, the amount, if any, by which (a) the Class B-1 Formula Interest Distribution Amount for such Class exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(3).

     "Class B-1 Liquidation Loss Interest Shortfall" means, as to each Class of Class B-1 Certificates and any Payment Date, the amount, if any, by which (a) the Class B-1 Formula Liquidation Loss Interest Distribution Amount for such Class exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(b)(12).

     "Class B-1 Principal Balance" means, for any Payment Date, the sum of the Class BF-1 Principal Balance and the Class BV-1 Principal Balance.

                                      1-12

     "Class B-2 Certificate" means any one of the Class B-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class B-2 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class B-2 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class B-2 Formula Distribution Amount" means, for any Payment Date, an amount equal to the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15,
1999) at the Class B-2 Pass-Through Rate on the Class B-2 Principal Balance, (b) any Unpaid Class B-2 Interest Shortfall, and (c) the Class B-2 Formula Principal Distribution Amount.

     "Class B-2 Formula Interest Distribution Amount" means, for any Payment Date, the sum of the amounts specified in clauses (a) and (b) of the definition of the term "Class B-2 Formula Distribution Amount".

     "Class B-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of

          (a) the Class B-2 Principal Balance and

          (b) (i) if the Payment Date is before the Additional Principal Entitlement Date, the excess of (A) the sum of the Group I ARM and Group II ARM Formula Principal Distribution Amounts and the Formula Principal Distribution Amount over (B) the sum of the Class A, Class M-1, Class M-2, and Class B-1 Formula Principal Distribution Amounts on such Payment Date; and

              (ii) if the Payment Date is on or after the Additional Principal Entitlement Date, the excess of (A) the sum of the Class A, Class M-1, Class M-2 and Class B Principal Balances over (B) the lesser of (x) 97% of the aggregate Scheduled Principal Balances of all Loans or (y) the Scheduled Principal Balances of all Loans minus $13,500,000.

     "Class B-2 Guaranty Fee" means, for any Payment Date, the lesser of (a) one-twelfth of the product of 3.00% and the sum of the Pool Scheduled Principal Balance and the Pre-Funded Amount for the immediately preceding Payment Date (or, in the case of the December 1999 Payment Date, the Cut-off Date), or (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

                                      1-13

     "Class B-2 Guaranty Payment" means, for any Payment Date, the amount, if any, by which (a) the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount exceeds (b) the Class B-2 Distribution Amount; provided that the Class B-2 Guaranty Payment shall not exceed the amount necessary to reduce the Class B-2 Principal Balance to zero.

     "Class B-2 Interest Shortfall" means, for any Payment Date, the amount, if any, by which (a) the Class B-2 Formula Interest Distribution Amount exceeds (b) the sum of the amounts distributed to Class B-2 Certificateholders on such Payment Date pursuant to clauses (i) and (ii) of Section 8.04(b)(13) and any Class B-2 Guaranty Payment.

     "Class B-2 Limited Guaranty" means the limited guaranty of the Guarantor provided pursuant to Section 8.03.

     "Class B-2 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (a) the Class B-2 Principal Balance (after giving effect to all distributions of principal on the Class B-2 Certificates on such Payment Date) and (b) the Aggregate Liquidation Loss Principal Amount.

     "Class B-2 Principal Balance" means, for any Payment Date, the Original Class B-2 Principal Balance less all amounts previously distributed to Holders of Class B-2 Certificates in respect of principal.

     "Class BF-1 Adjusted Principal Balance" means, for any Payment Date, the Class BF-1 Principal Balance minus the Class BF-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class BF-1 Certificate" means any one of the Class BF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class BF-1 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class BF-1 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class BF-1 Formula Distribution Amount" means, for any Payment Date, the sum of (1) the amount specified in clause (a)(2) of the definition of the term "Class B-1 Formula Distribution Amount," (2) the Unpaid Class B-1 Interest Shortfall, if any, with respect to the Class BF-1 Certificates and (3) the Class BF-1 Formula Principal Distribution Amount.

     "Class BF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                                      1-14

          (a) the Class BF-1 Principal Balance and

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less any Class AF, Class MF-1 and Class MF-2 Formula Principal Distribution Amounts on such Payment Date; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1, Class MF-2 and Class BF-1 Principal Balances over (B) the lesser of
     (x) 90.22% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

     "Class BF-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class BF-1 Pass-Through Rate on the Class BF-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class BF-1 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class BF-1 Principal Balance (after giving effect to all distributions of principal on the Class BF-1 Certificates on such Payment Date) and (B) the Fixed Rate Certificate Liquidation Losses for such Payment Date.

     "Class BF-1 Principal Balance" means, for any Payment Date, the Original Class BF-1 Principal Balance less all amounts previously distributed to Holders of Class BF-1 Certificates in respect of principal.

     "Class BF-1 Principal Distribution Amount" means, for any Payment Date, that portion of the Class BF-1 Distribution Amount to be distributed to the Class BF-1 Certificateholders pursuant to Section 8.04(b)(9).

     "Class BV-1 Adjusted Principal Balance" means, for any Payment Date, the Class BV-1 Principal Balance minus the Class BV-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class BV-1 Available Funds Cap Carryover Amount" means, for any Payment Date, an amount equal to the sum of (1) the excess, if any, of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class BV-1 Pass-Through Rate (determined without respect to any limitation imposed by the Available Funds Pass-Through Rate) on the Class BV-1 Principal Balance over (b) the amount specified in clause (a)(1) of the definition of the term "Class B-1 Formula Distribution Amount" and (2) the amount of any Class BV-1 Available Funds Cap Carryover Amount for the preceding Payment Date to the extent not distributed on such preceding Payment Date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the

                                      1-15
accrual period for the current Payment Date at the Class BV-1 Pass Through Rate for such Payment Date.

     "Class BV-1 Certificate" means any one of the Class BV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit C-2 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class BV-1 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class BV-1 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class BV-1 Formula Distribution Amount" means, for any Payment Date, the sum of (1) the amount specified in clause (a)(1) of the definition of the term "Class B-1 Formula Distribution Amount," (2) the Unpaid Class B-1 Interest Shortfall, if any, with respect to the Class BV-1 Certificates and (3) the Class BV-1 Formula Principal Distribution Amount.

     "Class BV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class BV-1 Principal Balance and

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV, Class MV-1 and Class MV-2 Formula Principal Distribution Amounts on such Payment Date; and

          (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1, Class MV-2 and Class BV-1 Principal Balances over (B) the lesser of
     (x) 90.22% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

     "Class BV-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class BV-1 Pass-Through Rate on the Class BV-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class BV-1 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class BV-1 Principal Balance (after giving effect to all distributions of principal on the Class BV-1 Certificates on such Payment Date) and (B) the Adjustable Rate Certificate Liquidation Losses for such Payment Date.

                                      1-16

     "Class BV-1 Principal Balance" means, for any Payment Date, the Original Class BV-1 Principal Balance less all amounts previously distributed to Holders of Class BV-1 Certificates in respect of principal.

     "Class BV-1 Principal Distribution Amount" means, for any Payment Date, that portion of the Class BV-1 Distribution Amount to be distributed to the Class BV-1 Certificateholders pursuant to Section 8.04(b)(9).

     "Class C Certificateholder" means the person in whose name a Class C Certificate is registered on the Certificate Register.

     "Class C Certificates" means any one of the Class C Master Certificates or Class C Subsidiary Certificates.

     "Class C Master Certificate" means a Certificate for Home Equity Loans, Series 1999-H, bearing the designation Class C Master, executed and delivered by the Trustee substantially in the form of Exhibit I, and evidencing an interest designated as a "residual interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class C Master Distribution Amount" means, for any Payment Date, the amount, if any, distributable in respect of the Class C Master Certificates pursuant to Section 8.04(b).

     "Class C Subsidiary Certificate" means a Certificate for Home Equity Loans, Series 1999-H, bearing the designation Class C Subsidiary, executed and delivered by the Trustee substantially in the form attached hereto as Exhibit I, and evidencing an interest designated as a "residual interest" in the Subsidiary REMIC for purposes of the REMIC Provisions.

     "Class C Subsidiary Distribution Amount" means, for any Payment Date, the amounts, if any, distributable in respect of the Class C Subsidiary Certificate pursuant to Section 8.04(b).

     "Class M Certificates" means the Class M-1 and Class M-2 Certificates, collectively.

     "Class M-1 Certificates" means the Class MF-1 and Class MV-1 Certificates, collectively.

     "Class M-1 Formula Distribution Amount" means, for any Payment Date, an amount equal to the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15,
1999) at (1) the Class MV-1 Pass-Through Rate on the Class MV-1 Adjusted Principal Balance and (2) the Class MF-1 Pass-Through Rate on the Class MF-1 Adjusted Principal Balance, in each case to be calculated immediately prior to such Payment Date, (b) the aggregate of the Unpaid Class M-1 Interest Shortfalls, if any, with respect to each Class of Class M-1 Certificates, (c) the sum of the Class MF-1 and Class MV-1 Formula Principal Distribution Amounts and (d) the aggregate of the Class M-1 Formula Liquidation Loss Interest Distribution Amounts, if any, with respect to each Class of Class M-1 Certificates.

                                      1-17

     "Class M-1 Formula Interest Distribution Amount" means, as to each Class of Class M-1 Certificates and any Payment Date, the sum of (1) the amount specified in clause (a)(1) or (2), as appropriate, of the definition of the term "Class M-1 Formula Distribution Amount" and (2) the Unpaid Class M-1 Interest Shortfall, if any, with respect to such Class.

     "Class M-1 Formula Liquidation Loss Interest Distribution Amount" means, as to each Class of Class M-1 Certificates and any Payment Date, the sum of (a) the Class M-1 Liquidation Loss Interest Shortfall, if any, for such Class and (b) the Unpaid Class M-1 Liquidation Loss Interest Shortfall, if any, for such Class.

     "Class M-1 Interest Shortfall" means, as to each Class of Class M-1 Certificates and any Payment Date, the amount, if any, by which (a) the Class M-1 Formula Interest Distribution Amount for such Class exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(3).

     "Class M-1 Liquidation Loss Interest Shortfall" means, as to each Class of Class M-1 Certificates and any Payment Date, the amount, if any, by which (a) the Class M-1 Formula Liquidation Loss Interest Distribution Amount for such Class exceeds (b) any amount distributed to the Holders of such Class on such Payment Date pursuant to Section 8.04(b)(10).

     "Class M-1 Principal Balance" means, for any Payment Date, the sum of the Class MF-1 Principal Balance and the Class MV-1 Principal Balance.

     "Class M-2 Certificates" means the Class MF-2 and Class MV-2 Certificates, collectively.

     "Class M-2 Formula Distribution Amount" means, for any Payment Date, an amount equal to the sum of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15,
1999) at (1) the Class MV-2 Pass-Through Rate on the Class MV-2 Adjusted Principal Balance and (2) the Class MF-2 Pass-Through Rate on the Class MF-2 Adjusted Principal Balance, in each case to be calculated immediately prior to such Payment Date, (b) the aggregate of the Unpaid Class M-2 Interest Shortfalls, if any, with respect to each Class of Class M-2 Certificates, (c) the sum of the Class MF-2 and Class MV-2 Formula Principal Distribution Amounts and (d) the aggregate of the Class M-2 Formula Liquidation Loss Interest Distribution Amounts, if any, with respect to each Class of Class M-2 Certificates.

     "Class M-2 Formula Interest Distribution Amount" means, with respect to each Class of Class M-2 Certificates and any Payment Date, the sum of (1) the amount specified in clause (a)(1) or (2), as appropriate, of the definition of the term "Class M-2 Formula Distribution Amount" and (2) the Unpaid Class M-2 Interest Shortfall, if any, with respect to such Class.

     "Class M-2 Formula Liquidation Loss Interest Distribution Amount" means, as to each Class of Class M-2 Certificates and any Payment Date, the sum of (a) the Class M-2 Liquidation

                                      1-18

Loss Interest Amount, if any, for such Class and (b) the Unpaid Class M-2 Liquidation Loss Interest Shortfall, if any, for such Class.

     "Class M-2 Interest Shortfall" means, as to each Class of Class M-2 Certificates and any Payment Date, the amount, if any, by which (a) the Class M-2 Formula Interest Distribution Amount for such Class exceeds (b) the amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(4).

     "Class M-2 Liquidation Loss Interest Amount" means, as to the Class MF-2 and Class MV-2 Certificates, respectively, and any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at (a) the Class MF-2 Pass-Through Rate on the Class MF-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date and (b) the Class MV-2 Pass-Through Rate on the Class MV-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class M-2 Liquidation Loss Interest Shortfall" means, as to each Class of Class M-2 Certificates and any Payment Date, the amount, if any, by which (a) the Class M-2 Formula Liquidation Loss Interest Distribution Amount for such Class exceeds (b) any amount distributed to Holders of such Class on such Payment Date pursuant to Section 8.04(b)(11).

     "Class M-2 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (a) the Class M-2 Principal Balance (after giving effect to all distributions of principal on the Class M-2 Certificates on such Payment Date) and (b) the excess, if any, of the Aggregate Liquidation Loss Principal Amount over the Class B Principal Balance (after giving effect to all distributions of principal on the Class B Certificates on such Payment Date).

     "Class M-2 Principal Balance" means, for any Payment Date, the sum of the Class MF-2 Principal Balance and the Class MV-2 Principal Balance.

     "Class MF-1 Adjusted Principal Balance" means, for any Payment Date, the Class MF-1 Principal Balance minus the Class MF-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MF-1 Certificate" means any one of the Class MF-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class MF-1 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class MF-1 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

                                      1-19

     "Class MF-1 Formula Distribution Amount" means for any Payment Date, the sum of (1) the amount specified in clause (a)(2) of the definition of the term "Class M-1 Formula Distribution Amount," (2) the Unpaid Class M-1 Interest Shortfall, if any, with respect to the Class MF-1 Certificates and (3) the Class MF-1 Formula Principal Distribution Amount.

     "Class MF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of

          (a) the Class MF-1 Principal Balance and

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF Formula Principal Distribution Amount on such Payment Date; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF and Class MF-1 Principal Balances over (B) the lesser of (x) 73.66% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

     "Class MF-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MF-1 Pass-Through Rate on the Class MF-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MF-1 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class MF-1 Principal Balance (after giving effect to all distributions of principal on the Class MF 1 Certificates on such Payment Date) and (B) the excess, if any, of the Fixed Rate Certificate Liquidation Losses over the aggregate of the Class MF-2 Principal Balance and the Class BF-1 Principal Balance (after giving effect to all distributions of principal on the Class MF-2 and Class BF-1 Certificates on such Payment Date).

     "Class MF-1 Principal Balance" means, for any Payment Date, the Original Class MF-1 Principal Balance less all amounts previously distributed to Holders of Class MF-1 Certificates in respect of principal.

     "Class MF-1 Principal Distribution Amount" means, for any Payment Date, that portion of the Class MF-1 Distribution Amount to be distributed to the Class MF-1 Certificateholders pursuant to Section 8.04(b)(7).

     "Class MF-2 Adjusted Principal Balance" means, for any Payment Date, the Class MF-2 Principal Balance minus the Class MF-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

                                      1-20

     "Class MF-2 Certificate" means any one of the Class MF-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B-1 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class MF-2 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class MF-2 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class MF-2 Formula Distribution Amount" means, for any Payment Date, the sum of (1) the amount specified in clause (a)(2) of the definition of the term "Class M-2 Formula Distribution Amount," (2) the Unpaid Class M-2 Interest Shortfall, if any, with respect to the Class MF-2 Certificates and (3) the Class MF-2 Formula Principal Distribution Amount.

     "Class MF-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class MF-2 Principal Balance and

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF and Class MF-1 Formula Principal Distribution Amounts on such Payment Date; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1 and Class MF-2 Principal Balances over (B) the lesser of (x) 83.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

     "Class MF-2 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MF-2 Pass-Through Rate on the Class MF-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MF-2 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class MF-2 Principal Balance (after giving effect to all distributions of principal on the Class MF-2 Certificates on such Payment Date) and (B) the excess, if any, of the Fixed Rate Certificate Liquidation Losses over the Class BF-1 Principal Balance (after giving effect to all distributions of principal on the Class BF-1 Certificates on such Payment Date).

                                      1-21

     "Class MF-2 Principal Balance" means, for any Payment Date, the Original Class MF-2 Principal Balance less all amounts previously distributed to Holders of Class MF-2 Certificates in respect of principal.

     "Class MF-2 Principal Distribution Amount" means, for any Payment Date, that portion of the Class MF-2 Distribution Amount to be distributed to the Class MF-2 Certificateholders pursuant to Section 8.04(b)(8).

     "Class MV-1 Adjusted Principal Balance" means, for any Payment Date, the Class MV-1 Principal Balance minus the Class MV-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MV-1 Available Funds Cap Carryover Amount" means, for any Payment Date, an amount equal to the sum of (1) the excess, if any, of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MV-1 Pass-Through Rate (determined without respect to any limitation imposed by the Available Funds Pass-Through Rate) on the Class MV-1 Principal Balance over (b) the amount specified in clause (a)(1) of the definition of the term "Class M-1 Formula Distribution Amount" and (2) the amount of any Class MV-1 Available Funds Cap Carryover Amount for the preceding Payment Date to the extent not distributed on such preceding Payment Date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the accrual period for the current Payment Date at the Class MV-1 Pass Through Rate for such Payment Date.

     "Class MV-1 Certificate" means any one of the Class MV-1 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B-2 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class MV-1 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class MV-1 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class MV-1 Formula Distribution Amount" means, for any Payment Date, the sum of (1) the amount specified in clause (a)(1) of the definition of the term "Class M-1 Formula Distribution Amount," (2) the Unpaid Class M-1 Interest Shortfall, if any, with respect to the Class MV-1 Certificates and (3) the Class MV-1 Formula Principal Distribution Amount.

     "Class MV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class MV-1 Principal Balance and

                                      1-22

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV Formula Principal Distribution Amount on such Payment Date; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV and Class MV-1 Principal Balances over (B) the lesser of (x) 70.26% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

     "Class MV-1 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MV-1 Pass-Through Rate on the Class MV-1 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date

     "Class MV-1 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class MV-1 Principal Balance (after giving effect to all distributions of principal on the Class MV-1 Certificates on such Payment Date) and (B) the excess, if any, of the Adjustable Rate Certificate Liquidation Losses over the aggregate of the Class MV-2 Principal Balance and the Class BV-1 Principal Balance (after giving effect to all distributions of principal on the Class MV-2 and Class BV-1 Certificates on such Payment Date).

     "Class MV-1 Principal Balance" means, for any Payment Date, the Original Class MV-1 Principal Balance less all amounts previously distributed to Holders of Class MV-1 Certificates in respect of principal.

     "Class MV-1 Principal Distribution Amount" means, for any Payment Date, that portion of the Class MV-1 Distribution Amount to be distributed to the Class MV-1 Certificateholders pursuant to Section 8.04(b)(7).

     "Class MV-2 Adjusted Principal Balance" means, for any Payment Date, the Class MV-2 Principal Balance minus the Class MV-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MV-2 Available Funds Cap Carryover Amount" means, for any Payment Date, an amount equal to the sum of (1) the excess, if any, of (a) one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MV-2 Pass-Through Rate (determined without respect to any limitation imposed by the Available Funds Pass-Through Rate) on the Class MV-2 Principal Balance over (b) the amount specified in clause (a)(1) of the definition of the term "Class M-2 Formula Distribution Amount" and (2) the amount of any Class MV-2 Available Funds Cap Carryover Amount for the preceding Payment Date to the extent not distributed on such preceding Payment

                                      1-23

Date and (3) interest accrued on the amounts described in clauses (1) and (2) above during the accrual period for the current Payment Date at the Class MV-2 Pass Through Rate for such Payment Date.

     "Class MV-2 Certificate" means any one of the Class MV-2 Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit B-2 and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC Provisions.

     "Class MV-2 Distribution Amount" means, for any Payment Date, the lesser of
(a) the Class MV-2 Formula Distribution Amount and (b) that portion of the Amount Available eligible for distribution in respect of such amount in accordance with the priorities set forth in Section 8.04(b).

     "Class MV-2 Formula Distribution Amount" means, for any Payment Date, the sum of (1) the amount specified in clause (a)(1) of the definition of the term "Class M-2 Formula Distribution Amount," (2) the Unpaid Class M-2 Interest Shortfall, if any, with respect to the Class MV-2 Certificates and (3) the Class MV-2 Formula Principal Distribution Amount.

     "Class MV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

          (a) the Class MV-2 Principal Balance and

          (b) (i) if the Payment Date is (A) before the Stepdown Date or (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV and Class MV-1 Formula Principal Distribution Amounts on such Payment Date; and

              (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1 and Class MV-2 Principal Balances over (B) the lesser of (x) 81.72% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

     "Class MV-2 Liquidation Loss Interest Amount" means, for any Payment Date, an amount equal to one month's interest (or, as to the first Payment Date, interest from and including the Closing Date to but excluding December 15, 1999) at the Class MV-2 Pass-Through Rate on the Class MV-2 Liquidation Loss Principal Amount (if any) for the immediately preceding Payment Date.

     "Class MV-2 Liquidation Loss Principal Amount" means, for any Payment Date, the lesser of (A) the Class MV-2 Principal Balance (after giving effect to all distributions of principal on the Class MV-2 Certificates on such Payment Date) and (B) the excess, if any, of

                                      1-24
the Adjustable Rate Certificate Liquidation Losses over the Class BV-1 Principal Balance (after giving effect to all distributions of principal on the Class BV-1 Certificates on such Payment Date).

     "Class MV-2 Principal Balance" means, for any Payment Date, the Original Class MV-2 Principal Balance less all amounts previously distributed to Holders of Class MV-2 Certificates in respect of principal.

     "Class MV-2 Principal Distribution Amount" means, for any Payment Date, that portion of the Class MV-2 Distribution Amount to be distributed to the Class MV-2 Certificateholders pursuant to Section 8.04(b)(8).

     "Class P Certificate" means any one of the Class P Certificates executed and delivered by the Trustee and authenticated by the Certificate Registrar substantially in the form set forth in Exhibit Q and evidencing an interest designated as a "regular interest" in the Master REMIC for purposes of the REMIC provisions.

     "Class P Distribution Amount" means, for any Payment Date, that portion of the Amount Available eligible for distribution in respect of the Class P Certificates in accordance with the priorities set forth in Section 8.04(b) and
(d).

     "Class P Principal Balance" means, for any Payment Date, the Original Class P Principal Balance less all amounts previously distributed to Holders of Class P Certificates in respect of principal.

     "Class Principal Balance" means any of the Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV-1, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class B-2 or Class P Principal Balances.

     "Closing Date" means November 30, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Combined LTV" means, with respect to any Loan, the percentage obtained by dividing (i) the sum of (a) the current principal balance of such Loan, plus (b) the outstanding principal balance, as of the date of origination of such Loan, of any loan secured by a prior lien on the property which secures the Loan (the "Collateral"), by (ii) the lesser of (a) the appraised value of the Collateral based on an appraisal made for the originator of the Loan by an independent fee appraiser (or by an employee of the Originator who is a licensed appraiser) at the time of origination of the Loan, and (b) the sales price of the Collateral at the time of origination of the Loan; provided that, in the case of a Loan the proceeds of which were used to refinance an existing mortgage loan, the amount described in clause (ii)(a) shall be the amount to be used for purposes of clause (ii).

                                      1-25

     "Computer Tape" means the computer tape generated by the Originator which provides information relating to the Loans and which was used by the Originator in selecting the Loans, and includes the master file and the history file.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at the address set forth in Section 12.09.

     "Counsel for the Originator" means Briggs and Morgan, Professional Association, or other legal counsel for the Originator.

     "Counsel for the Seller" means Briggs and Morgan, Professional Association, or other legal counsel for the Seller.

     "Cumulative Realized Loss Ratio" means, for any Payment Date:

     (a) with respect to the Fixed Rate Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Fixed Rate Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Principal Balances of all Fixed Rate Loans; and

     (b) with respect to the Adjustable Rate Loans, a fraction, expressed as a percentage, the numerator of which is the Cumulative Realized Losses for the Adjustable Rate Loans for that Payment Date and the denominator of which is the sum of the Cut-off Date Principal Balances of all Adjustable Rate Loans.

     "Cumulative Realized Losses" means, for any Payment Date, the sum of the Realized Losses for the Fixed Rate Loans or the Adjustable Rate Loans, as applicable, for that Payment Date and each preceding Payment Date since the Cut-off Date.

     "Cumulative Realized Losses Test" means, to be considered "satisfied" for any Payment Date, that the Cumulative Realized Loss Ratio for the Fixed Rate Loans or Adjustable Rate Loans, as applicable, for such Payment Date is less than or equal to the percentage set forth below:


                                  Fixed Rate Loans      Adjustable Rate Loans
       Payment Date                  Percentage               Percentage
       ------------                  ----------               ----------
December 2002 - November 2003           3.80%                   4.40%
December 2003 - November 2004           4.51%                   5.23%
December 2004 - November 2006           4.75%                   5.50%
December 2006 and thereafter            5.25%                   6.00%

                                      1-26

     "Custodian" means at any time an Eligible Institution, or a financial institution organized under the laws of the United States or any State, which is not an Affiliate of the Originator, which is subject to supervision and examination by Federal or State authorities and whose commercial paper or unsecured long-term debt (or, in the case of a member of a bank holding company system, the commercial paper or unsecured long-term debt of such bank holding company) has been rated A-1+ by S&P, F-1+ by Fitch and D-1+ by Duff & Phelps in the case of commercial paper, or BBB+ or higher by each of S&P, Fitch and Duff & Phelps in the case of unsecured long-term debt, as is acting at such time as Custodian of the Loan Files pursuant to Section 4.01.

     "Cut-off Date" means with respect to each Loan (other than a Subsequent
Loan), September 30, 1999 (or the date of origination, if later).

     "Cut-off Date Pool Principal Balance" means the aggregate of the Cut-off Date Principal Balances of all Loans.

     "Cut-off Date Principal Balance" means, (i) as to any Initial or Additional Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, and (ii) as to any Subsequent Loan, the unpaid principal balance thereof at the related Subsequent Cut-off Date, after giving effect to all installments of principal due on or prior thereto.

     "Defaulted Loan" means a Loan with respect to which the Servicer commenced foreclosure proceedings, made a sale of such Loan to a third party for foreclosure or enforcement, or as to which there was a Delinquent Payment 180 or more days past due.

     "Definitive Certificates" has the meaning assigned in Section 9.02(e).

     "Delinquent Payment" means, as to any Loan, with respect to any Due Period, any payment or portion of a payment that was originally scheduled to be made during such Due Period under such Loan (after giving effect to any reduction in the principal amount deemed owed on such Loan by the Obligor) and was not received or applied during such Due Period and deposited in the Certificate Account, whether or not any payment extension has been granted by the Servicer; provided, however, that with respect to any Liquidated Loan, the payment scheduled to be made in the Due Period in which such Loan became a Liquidated Loan shall not be deemed a Delinquent Payment.

     "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of (i) two Class AV-1 Certificates evidencing $205,778,858 in Original Class AV-1 Principal Balance, (ii) one Class AV-2 Certificate evidencing $28,854,474 in Original Class AV-2 Principal Balance, (iii) one Class MV-1 Certificate evidencing $20,750,000 in Original Class MV-1 Principal Balance, (iv) one Class MV-2 Certificate evidencing $17,200,000 in Original Class MV-2 Principal Balance, (v) one Class BV-1 Certificate evidencing $12,750,000 in Original Class BV-1 Principal Balance, (vi) one Class AF-1 Certificate evidencing $178,634,491 in Original Class AF-1 Principal

                                      1-27

Balance, (vii) one Class AF-2 Certificate evidencing $129,334,162 in Original Class AF-2 Principal Balance, (viii) one Class AF-3 Certificate evidencing $39,333,268 in Original Class AF-3 Principal Balance, (ix) one Class AF-4 Certificate evidencing $51,500,000 in Original Class AF-4 Principal Balance, (x) one Class AF-5 Certificate evidencing $38,196,744 in Original Class AF-5 Principal Balance, (xi) one Class AF-6 Certificate evidencing $51,268,000 in Original Class AF-6 Principal Balance, (xii) one Class A-IO Certificate evidencing a Class A-IO Original Notional Principal Amount of $90,000,000,
(xiii) one Class MF-1 Certificate evidencing $32,700,000 in Original Class MF-1 Principal Balance, (xiv) one Class MF-2 Certificate evidencing $30,300,000 in Original Class MF-2 Principal Balance, (xv) one Class BF-1 Certificate evidencing $19,400,000 in Original Class BF-1 Principal Balance and (xvi) one Class B-2 Certificate evidencing $30,500,003 in Original Class B-2 Principal Balance, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the second Business Day preceding each Payment Date during the term of this Agreement.

     "Disqualified Organization" has the meaning assigned in Section 9.02(b)(3).

     "Due Period" means, for any Payment Date after the first Payment Date, a calendar month during the term of this Agreement and, for the first Payment Date, the calendar months of October and November.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co., or any successor thereto; provided that, if Duff & Phelps no longer has a rating outstanding on any Class of the Certificates, then references herein to "Duff & Phelps" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Duff & Phelps shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Electronic Ledger" means the electronic master record of promissory notes of the Originator.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have

                                      1-28
capital and surplus of not less than $50,000,000; or (iv) an account that will not cause any of the Rating Agencies to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by each of the Rating Agencies.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation, which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and D-1+ by Duff & Phelps (if rated by Duff & Phelps) or whose unsecured long-term debt has been rated in one of the two highest rating categories by S&P and Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps).

     "Eligible Investments" has the meaning assigned in Section 5.05(b).

     "Eligible Servicer" means the Originator or any Person qualified to act as Servicer of the Loans under applicable federal and state laws and regulations, which Person services not less than an aggregate of $100,000,000 in outstanding principal amount of manufactured housing conditional sales contracts and installment loan agreements and home equity loans.

     "Eligible Substitute Loan" means, as to (1) any Replaced Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 3.06(b), and
(2) any Prepaid Loan for which an Eligible Substitute Loan is being substituted pursuant to Section 2.06, a Loan that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be made as of the date of its substitution rather than as of the Cut-off Date or the Closing Date) in Sections 3.02 and 3.03 and does not cause any of the representations and warranties in Sections 3.03, 3.04 and 3.05, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of such Replaced Loan or, but for such Principal Prepayment in Full, the Scheduled Principal Balance of such Prepaid Loan, as the case may be, (c) has a Loan Interest Rate that is at least equal to the Loan Interest Rate of such Replaced Loan or Prepaid Loan, as the case may be, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Loan or Prepaid Loan, as the case may be, (e) is of the same type (viz., Fixed-Rate Loan, Group I Adjustable Rate Loan or Group II Adjustable Rate Loan) as the Replaced Loan or Prepaid Loan, as the case may be, (f) if an Adjustable Rate Loan, bears interest at a Loan Interest Rate that (i) is subject to adjustment based on the same index as the Replaced Loan or Prepaid Loan, as the case may be, (ii) is calculated by adding a specified percentage amount (the "gross margin") to the index that is no less than the gross margin on the Replaced Loan or Prepaid Loan, as the case may be, and (iii) is subject to a minimum rate of interest no less than the minimum rate of interest on the Replaced Loan or Prepaid Loan, as the case may be, and a maximum rate of interest no more than 1.0% greater than the rate of interest on the Replaced Loan or Prepaid Loan, as the case may be,
(g) as of the date of its origination, was identified by the Originator under its standard underwriting criteria as the same credit grade as the Replaced Loan or Prepaid Loan, as the case may be, (h) the

                                      1-29
mortgage securing such Loan is in a lien position that is the same or better than the mortgage securing the Replaced Loan or Prepaid Loan, as the case may be, and (i) the Combined LTV of such Loan is not more than 100 basis points higher than the Combined LTV of the Replaced Loan or Prepaid Loan, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Errors and Omissions Protection Policy" means the employee errors and omissions policy maintained by the Servicer or any similar replacement policy covering errors and omissions by the Servicer's employees, and meeting the requirements of Section 5.09, all as such policy relates to Loans comprising a portion of the corpus of the Trust.

     "Event of Termination" has the meaning assigned in Section 7.01.

     "Excess Interest" means, for any Payment Date, the amount by which the Amount Available, less any Prepayment Charges for that Payment Date, exceeds the sum of the amounts distributed on that Payment Date pursuant to clauses (1) through (15) of Section 8.04(b).

     "Expense Adjusted Loan Rate" means, with respect to any Adjustable Rate Loan, the then applicable mortgage rate thereon, minus the Expense Fee Rate.

     "Expense Fee Rate" means .50%.

     "Extra Principal Distribution Amount" means, for any Payment Date, the lesser of (1) the Excess Interest for that Payment Date and (2) the excess, if any, of $13,500,000 over the sum of the Over-Collateralization Amounts for the Fixed Rate Certificates and the Adjustable Rate Certificates (after giving effect to the distributions of principal on the Certificates on that Payment Date pursuant to clauses (6) through (9) and (13) of Section 8.04(b)).

     "Federal Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

     "FHA-Insured Loan" means a home equity loan that has been or is being reported to the Federal Housing Administration, or any successor thereto ("FHA"), as eligible for credit insurance provided by FHA pursuant to Title I of the National Housing Act.

     "Fidelity Bond" means the fidelity bond maintained by the Servicer or any similar replacement bond, meeting the requirements of Section 5.09, as such bond relates to Loans comprising a portion of the corpus of the Trust.

     "Final Payment Date" means the Payment Date on which the final distribution in respect of Certificates will be made pursuant to Section 12.04.

     "Fitch" means Fitch IBCA, Inc., or any successor thereto; provided that, if Fitch no longer has a rating outstanding on any Class of the Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than

                                      1-30
one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Fixed Rate Certificates" means the Class AF, Class MF-1, Class MF-2 and Class BF-1 Certificates, collectively.

     "Fixed Rate Certificate Liquidation Losses" means, for any Payment Date:

     (a) on which the Aggregate Liquidation Loss Principal Amount is less than or equal to the Class B-2 Principal Balance, zero;

     (b) on which the Aggregate Liquidation Loss Principal Amount first exceeds the Class B-2 Principal Balance (the "Cross-over Date"), such excess times a fraction, the numerator of which is the Net Liquidation Losses from the Fixed Rate Loans that became Liquidated Loans during the related Due Period and the denominator of which is the Net Liquidation Losses from all Loans that became Liquidated Loans during the related Due Period;

     (c) after the Cross-over Date, and on which the Aggregate Liquidation Loss Principal Amount exceeds the Aggregate Liquidation Loss Principal Amount for the preceding Payment Date, the sum of (i) such excess times a fraction, the numerator of which is the Net Liquidation Losses from the Fixed Rate Loans that became Liquidated Loans during the related Due Period, and the denominator of which is the sum of the Net Liquidation Losses from all Loans that became Liquidated Loans during the related Due Period, and (ii) the Fixed Rate Certificate Liquidation Losses for the preceding Payment Date; and

     (d) after the Cross-over Date, and on which the Aggregate Liquidation Loss Principal Amount is less than the Aggregate Liquidation Loss Principal Amount for the preceding Payment Date, (i) the Fixed Rate Certificate Liquidation Losses for the preceding Payment Date less (ii) the product of the amount of such decrease in the Aggregate Liquidation Loss Principal Amount times a fraction, the numerator of which is the Fixed Rate Certificate Liquidation Losses, and the denominator of which is the sum of the Fixed Rate Certificate Liquidation Losses and the Adjustable Rate Certificate Liquidation Losses, in each case for the preceding Payment Date.

     "Fixed Rate Loan" means each closed-end home equity loan identified as such in the List of Loans, which Fixed Rate Loan is to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the Cut-off Date, or Subsequent Cut-off Date with respect to a Subsequent Fixed Rate Loan.

                                      1-31

     "Formula Principal Distribution Amount" means, for any Payment Date, the sum of:

          (a) all scheduled payments of principal due on each outstanding Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (b) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Loans; plus

          (c) the aggregate Scheduled Principal Balance of all Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (d) the aggregate Scheduled Principal Balance of all Loans repurchased, and all amounts deposited in lieu of the repurchase of any Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to Section 3.06(b)(vi); plus

          (e) any amount described in clauses (a) through (d) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

          (f) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Fixed Rate Subaccount and deposited in the Certificate Account; minus

          (g) the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount.

     "GNMA" means the Government National Mortgage Association, or any successor thereto.

     "Group I Adjustable Rate Loan" means each closed-end home equity loan identified as such in the List of Loans, which Group I Adjustable Rate Loan is to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the Cut-off Date, or Subsequent Cut-off Date in the case of a Subsequent Group I Adjustable Rate Loan.

     "Group I ARM Formula Principal Distribution Amount" means, for any Payment Date, the lesser of (A) the Class AV-1 Principal Balance, or (B) the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Group I Adjustable Rate
Loan:

                                      1-32

          (i) all scheduled payments of principal due on each outstanding Group I Adjustable Rate Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

          (ii) the aggregate Scheduled Principal Balance of all Group I Adjustable Rate Loans repurchased, and all amounts deposited in lieu of the repurchase of any Group I Adjustable Rate Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Group I Adjustable Rate Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to Section 3.06(b)(vi); plus

          (iii) the aggregate Scheduled Principal Balance of all Group I Adjustable Rate Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Group I Adjustable Rate Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Group I Adjustable Rate Loans; plus

          (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

          (vi) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group I ARM Subaccount and deposited in the Certificate Account.

     "Group II Adjustable Rate Loan" means each closed-end home equity loan identified as such in the List of Loans, which Group II Adjustable Rate Loan is to be assigned and conveyed by the Seller to the Trust, and includes, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments due pursuant thereto after the Cut-off Date, or Subsequent Cut-off Date in the case of a Subsequent Group II Adjustable Rate Loan.

     "Group II ARM Formula Principal Distribution Amount" means, for any Payment Date, the sum of the following amounts with respect to the related Due Period, in each case computed in accordance with the method specified in the relevant Adjustable Rate Loan:

          (i) all scheduled payments of principal due on each outstanding Adjustable Rate Loan during the prior Due Period as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Partial Principal Prepayments and after any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period); plus

                                      1-33

          (ii) the aggregate Scheduled Principal Balance of all Adjustable Rate Loans repurchased, and all amounts deposited in lieu of the repurchase of any Adjustable Rate Loan, during the prior Due Period pursuant to Section 3.06(a) or, in the event of a substitution of a Adjustable Rate Loan in accordance with Section 3.06(b), any amount required to be deposited by the Servicer in the Certificate Account during the prior Due Period pursuant to
     Section 3.06(b)(vi); plus

          (iii) the aggregate Scheduled Principal Balance of all Adjustable Rate Loans that became Liquidated Loans during the prior Due Period plus the amount of any reduction in principal balance of any Adjustable Rate Loan during the prior Due Period pursuant to bankruptcy proceedings involving the related Obligor; plus

          (iv) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the prior Due Period with respect to the Adjustable Rate Loans; plus

          (v) any amount described in clauses (i) through (iv) above that was not previously distributed because of an insufficient amount of funds available in the Certificate Account; plus

          (vi) on the Post-Funding Payment Date, any amount withdrawn from the Pre-Funding Group II ARM Subaccount and deposited in the Certificate Account; minus

          (vii) the Group I ARM Formula Principal Distribution Amount.

     "HUD" means the United States Department of Housing and Urban Development, or any successor thereto.

     "Independent" means, when used with respect to any specified Person, any Person who (i) is in fact independent of the Originator, the Servicer and the Seller, (ii) does not have any direct financial interest or any material indirect financial interest in the Originator, the Servicer, the Seller or an Affiliate of the Originator, the Servicer or the Seller, and (iii) is not connected with the Originator, the Servicer or the Seller as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such opinion or certificate shall state that the signatory has read this definition and is Independent within the meaning set forth herein. "Initial Group I Adjustable Rate Loan" means an Initial Loan that is a Group I Adjustable Rate Loan.

     "Initial Group II Adjustable Rate Loan" means an Initial Loan that is a Group II Adjustable Rate Loan.

     "Initial Fixed Rate Loan" means an Initial Loan that is a Fixed Rate Loan.

                                      1-34

     "Initial Loan" means a Loan identified as such on the List of Loans attached hereto, the aggregate Cut-off Date Principal Balance of which Loans is $451,515,842.00.

     "Interest Reset Period" means, with respect to any Payment Date, the period from and including the prior Payment Date (or, with respect to the first Payment Date, from and including the Closing Date) to but excluding such Payment Date.

     "LIBOR" means, with respect to any Interest Reset Period, the offered rate, as established by the Calculation Agent, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Reset Period. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in the City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period; and provided, further, that if the result of the foregoing would be for three consecutive Payment Dates to base LIBOR on the rate applicable in the immediately preceding Interest Reset Period, for such third consecutive Payment Date the Calculation Agent shall instead select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means the second LIBOR Business Day prior to the first day of the related Interest Reset Period.

     "Liquidated Loan" means, with respect to any Due Period, either

                                      1-35

     (1) a Defaulted Loan as to which the Servicer has received from the Obligor, or a third party purchaser of the Loan, all amounts which the Servicer reasonably and in good faith expects to recover from or on account of such Loan, or

     (2) a Loan (a) upon which all or a portion of the first payment of interest due by the Obligor was added to principal, and (b) on which the Obligor failed to pay the full amount of principal due on the Loan, as computed by the Servicer;

provided, however, that any Loan which the Originator is obligated to repurchase pursuant to Section 3.06, and did so repurchase or substitute therefor an Eligible Substitute Loan in accordance with Section 3.06, shall be deemed not to be a Liquidated Loan; and provided, further, that with respect to Due Periods beginning on or after September 2028, a Liquidated Loan also means any Loan as to which the Servicer has commenced foreclosure proceedings, or made a sale of the Loan to a third party for foreclosure or enforcement.

     "Liquidation Expenses" means out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Loan, including, without limitation, legal fees and expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

     "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the liquidation of Defaulted Loans, whether through repossession, foreclosure sale or otherwise.

     "List of Loans" means the lists identifying each Loan constituting part of the Trust Fund and attached either to this Agreement as Exhibit L-1, L-2, or L-3 or to a Subsequent Transfer Instrument, as such lists may be amended from time to time pursuant to Section 2.06 or Section 3.06(b) to add Eligible Substitute Loans and delete Replaced Loans or Prepaid Loans, as the case may be. Each List of Loans shall set forth as to each Loan identified on it (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor,
(iii) the Loan Interest Rate and (iv) the maturity date.

     "Loan" means each Fixed Rate Loan or Adjustable Rate Loan.

     "Loan File" means, as to each Loan, (a) the original promissory note duly endorsed in blank or in the name of the Trustee for the benefit of the Certificateholders, (b) the original or a copy of the mortgage, deed of trust or security deed or similar evidence of a lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available, (c) if such Loan was originated by a lender other than the Originator, the original or a copy of an assignment of the mortgage, deed of trust or security deed by such lender to the Originator, (d) an assignment of the mortgage, deed of trust or security deed in recordable form to the Trustee or in blank, and (e) any extension, modification or waiver agreements.

                                      1-36

     "Loan Interest Rate" means, as to any Loan, the annual rate of interest specified in the Loan.

     "Master REMIC" means the segregated pool of assets consisting of the Subsidiary REMIC Regular Interests, with respect to which a separate REMIC election is to be made.

     "Minimum Loan Rate" means as to any Adjustable Rate Loan, the minimum Loan Interest Rate set forth in such Loan.

     "Monthly Report" has the meaning assigned in Section 6.01.

     "Monthly Servicing Fee" means, for any Payment Date, with respect to the Loans, one-twelfth of the product of .50% and the Pool Scheduled Principal Balance for the preceding Payment Date (or, in the case of the first Payment Date, the Cut-off Date).

     "Net Liquidation Loss" means, as to a Liquidated Loan, the difference between (a) the Repurchase Price of such Loan, and (b) the Net Liquidation Proceeds with respect to such Liquidated Loan, where such difference is a positive number.

     "Net Liquidation Proceeds" means, as to a Liquidated Loan, the proceeds received, or, for Loans which become Liquidated Loans pursuant to the last proviso in the definition of "Liquidated Loan," the estimated proceeds to be received, as of the last day of the Due Period in which such Loan became a Liquidated Loan, from the Obligor, from a third party purchaser of the Loan, under insurance, or otherwise, net of Liquidation Expenses.

     "NRSRO" means any nationally recognized statistical rating organization.

     "Obligor" means the person who owes payments under a Loan.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board, President or any Vice President of the Originator or the Seller and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may, except as expressly provided herein, be salaried counsel for the Originator, the Seller or the Servicer, as applicable, acceptable to the Trustee, the Originator and the Seller.

     "Original Aggregate Certificate Principal Balance" means $886,501,097.

     "Original Class Principal Balance" means as to each Class of Certificates, the amount set forth with respect to such Class in Section 2.05(b).

     "Original Pre-Funded Amount" means the sum of the amounts deposited in the Pre-Funding Account pursuant to Sections 2.02(l) and (m).

                                      1-37

     "Original Principal Balance" means as to each Subsidiary REMIC Regular Interest, the amount set forth with respect to such interest in Section 2.05(c).

     "Over-Collateralization Amount" means, for any Payment Date,

          (a) with respect to the Fixed Rate Certificates, the excess of (A) the sum of the aggregate Scheduled Principal Balances of the Fixed Rate Loans and the Pre-Funded Fixed Rate Amount over (B) the sum of (x) the Class Principal Balances of the Fixed Rate Certificates and (y) the Class B-2 Principal Balance multiplied by a percentage obtained by dividing the aggregate Scheduled Principal Balances of the Fixed Rate Loans by the Pool Scheduled Principal Balance; and

          (b) with respect to the Adjustable Rate Certificates, the excess of
     (A) the sum of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans, the Pre-Funded Group I ARM Amount and the Pre-Funded Group II ARM Amount over (B) the sum of (x) the Class Principal Balances of the Adjustable Rate Certificates and (y) the Class B-2 Principal Balance multiplied by a percentage obtained by dividing the aggregate Scheduled Principal Balances of the Adjustable Rate Loans by the Pool Scheduled Principal Balance.

     "Partial Principal Prepayment" means (a) any Principal Prepayment other than a Principal Prepayment in Full and (b) any cash amount deposited in the Certificate Account pursuant to the proviso in Section 3.06(a) or pursuant to
Section 3.06(b).

     "Pass-Through Rate" means (i) with respect to each Class of Certificates, the rate set forth for such Class in Section 2.05(b) and (ii) with respect to each Subsidiary REMIC Regular Interest, the rate set forth for such interest in
Section 2.05(c).

     "Paying Agent" has the meaning assigned in Section 8.01(c).

     "Payment Date" means the fifteenth day of each calendar month during the term of this Agreement, or if such day is not a Business Day, the next succeeding Business Day, commencing in December 1999.

     "Percentage Interest" means, as to any Certificate or the Class C Certificates, the percentage interest evidenced thereby in distributions made on the related Class, such percentage interest being equal to: (i) as to any Certificate, the percentage (carried to eight places) obtained from dividing the denomination of such Certificate by the Original Principal Balance of the related Class or, in the case of a Class A-IO Certificate, by the Class A-IO Original Notional Principal Amount, and (ii) as to any Class C Certificate, the percentage specified on the face of such Certificate. The aggregate Percentage Interests for each Class of Certificates, the Class C Master Certificates and Class C Subsidiary Certificates shall equal 100%, respectively.

                                      1-38

     "Permitted Transferee" means, in the case of a transfer of the Class C Certificates, a Person that is not a Plan or a Disqualified Organization, except as permitted by Sections 9.02(b)(2) and (3), respectively.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" has the meaning assigned in Section 9.02(b)(2).

     "Pool Factor" means, at any time, the percentage derived from a fraction, the numerator of which is the Aggregate Certificate Principal Balance at such time and the denominator of which is the Original Aggregate Certificate Principal Balance.

     "Pool Scheduled Principal Balance" means, for any Payment Date, the aggregate Scheduled Principal Balance for such Payment Date of all Loans that were outstanding during the immediately preceding Due Period.

     "Post-Funding Payment Date" means the Payment Date on, or the first Payment Date after, the last day of the Pre-Funding Period.

     "Pre-Funded Amount" means with respect to any date of determination, the sum of the Pre-Funded Group I ARM Amount, the Pre-Funded Group II ARM Amount and the Pre-Funded Fixed Rate Amount.

     "Pre-Funded Fixed Rate Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Fixed Rate Subaccount, after giving effect to any sale of Subsequent Fixed Rate Loans to the Trust on such date.

     "Pre-Funded Group I ARM Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group I ARM Subaccount, after giving effect to any sale of Subsequent Group I Adjustable Rate Loans to the Trust on such date.

     "Pre-Funded Group II ARM Amount" means, with respect to any date of determination, the amount then on deposit in the Pre-Funding Group II ARM Subaccount, after giving effect to any sale of Subsequent Group II Adjustable Rate Loans to the Trust on such date.

     "Pre-Funding Account" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Fixed Rate Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Group I ARM Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

                                      1-39

     "Pre-Funding Group II ARM Subaccount" means the account so designated, established and maintained pursuant to Section 8.08.

     "Pre-Funding Period" means the period beginning on the Closing Date and ending on the earliest of (a) the date on which the amount on deposit in the Pre-Funding Account is less than $10,000.00, or (b) the close of business on February 14, 2000, or (c) the date on which an Event of Termination occurs.

     "Prepaid Loan" has the meaning assigned in Section 2.06.

     "Prepayment Charges" means all prepayment premiums, penalties and similar charges paid by any Obligor in connection with, and as a condition to, prepayment in part or in full of a Loan.

     "Prepayment Term" means the period ending February 15, 2004, after which no Prepayment Charges are payable under the terms of any Loan.

     "Principal Prepayment" means a payment or other recovery of principal on a Loan (exclusive of Liquidation Proceeds) which is received in advance of its scheduled due date and applied upon receipt (or, in the case of a partial prepayment, upon the next scheduled payment date on such Loan) to reduce the outstanding principal amount due on such Loan prior to the date or dates on which such principal amount is due.

     "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Loan.

     "Rating Agencies" means S&P, Fitch and Duff & Phelps.

     "Realized Losses" means, for any Payment Date, the aggregate Net Liquidation Losses for all Loans that became Liquidated Loans during the immediately preceding Due Period.

     "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

     "REMIC Provisions" means the provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and any temporary, proposed or final regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "Replaced Loan" has the meaning assigned in Section 3.06(b).

                                      1-40

     "Repurchase Price" means, with respect to a Loan to be repurchased pursuant to Section 3.06 or which becomes a Liquidated Loan, an amount equal to (a) the remaining principal amount outstanding on such Loan (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to Section 8.02), plus (b) interest at the Weighted Average Pass-Through Rate on such Loan from the end of the Due Period with respect to which the Obligor last made a scheduled payment (without giving effect to any Advances paid by the Servicer or the Trustee, as applicable, with respect to such Loan pursuant to Section 8.02) through the date of such repurchase or liquidation.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto; provided that, if S&P no longer has a rating outstanding on any Class of the Certificates, then references herein to "S&P" shall be deemed to refer to the NRSRO then rating any Class of the Certificates (or, if more than one such NRSRO is then rating any Class of the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of S&P shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Scheduled Principal Balance" means, with respect to any Loan and any Payment Date, the Cut-off Date or any Subsequent Cut-off Date, the principal balance of such Loan as of the due date in the Due Period immediately preceding such Payment Date, Cut-off Date or Subsequent Cut-off Date, as the case may be, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy of an Obligor or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Partial Principal Prepayments and to the payment of principal due on such due date and irrespective of any delinquency in payment by, or extension granted to, the related Obligor. If for any Loan the Cut-off Date is the date of origination of the Loan, its Scheduled Principal Balance as of the Cut-off Date is the principal balance of the Loan on its date of origination.

     "Senior Enhancement Percentage" means, for any Payment Date:

          (a) with respect to the Fixed Rate Certificates, a fraction, expressed as a percentage, (x) the numerator of which is the sum of (A) the Class MF-1, Class MF-2 and Class BF-1 Adjusted Principal Balances, (B) the Class B-2 Principal Balance multiplied by a percentage obtained by dividing the aggregate Scheduled Principal

                                      1-41

     Balances of the Fixed Rate Loans by the Pool Scheduled Principal Balance, and (C) the Over-Collateralization Amount for the Fixed Rate Certificates and (y) the denominator of which is the aggregate Scheduled Principal Balances of the Fixed Rate Loans on such Payment Date; and

          (b) with respect to the Adjustable Rate Certificates, a fraction, expressed as a percentage, (x) the numerator of which is the sum of (A) the Class MV-1, Class MV-2 and Class BV-1 Adjusted Principal Balances, (B) the Class B-2 Principal Balance multiplied by a percentage obtained by dividing the aggregate Scheduled Principal Balances of the Adjustable Rate Loans by the Pool Scheduled Principal Balance, and (C) the Over-Collateralization Amount for the Adjustable Rate Certificates and (y) the denominator of which is the aggregate Scheduled Principal Balances of the Adjustable Rate Loans on such Payment Date.

     "Service Transfer" has the meaning assigned in Section 7.02.

     "Servicer" means the Originator until any Service Transfer hereunder and thereafter means the new servicer appointed pursuant to Article VII.

     "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trustee by the Servicer, as the same may be amended from time to time.

     "Sixty-Day Delinquency Ratio" means, for any Payment Date:

          (a) with respect to the Fixed Rate Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Fixed Rate Loans that were delinquent 60 days or more as of the end of the prior Due Period (including such Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the aggregate Scheduled Principal Balances of the Fixed Rate Loans for such Payment Date; and

          (b) with respect to the Adjustable Rate Loans, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Adjustable Rate Loans that were delinquent 60 days or more as of the end of the prior Due Period (including such Loans in respect of which the related real estate has been foreclosed upon but is still in inventory), and the denominator of which is the aggregate Scheduled Principal Balances of the Adjustable Rate Loans for such Payment Date.

     "Stepdown Date" means:

          (a) with respect to the Fixed Rate Certificates, the earlier to occur of:

                                      1-42

               (i) the later to occur of (A) the Payment Date in December 2002 and (B) the first Payment Date on which the Class AF Principal Balance is less than or equal to 62.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans and

               (ii) the Payment Date on which the Class AF Principal Balance is reduced to zero; and

          (b) with respect to the Adjustable Rate Certificates, the earlier to occur of

               (i) the later to occur of (A) the Payment Date in December 2002 and (B) the first Payment Date on which the Class AV Principal Balance is less than or equal to 56.42% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans and

               (ii) the Payment Date on which the Class AV Principal Balance is reduced to zero.

     "Subsequent Cut-off Date" means, with respect to a Subsequent Loan, the last day of the month in which the Subsequent Transfer Date occurs.

     "Subsequent Fixed Rate Loan" means a Subsequent Loan that is a Fixed Rate Loan.

     "Subsequent Group I Adjustable Rate Loan" means a Subsequent Loan that is a Group I Adjustable Rate Loan.

     "Subsequent Group II Adjustable Rate Loan" means a Subsequent Loan that is a Group II Adjustable Rate Loan.

     "Subsequent Loan" means a Fixed Rate Loan, a Group I Adjustable Rate Loan or a Group II Adjustable Rate Loan sold by the Seller to the Trust pursuant to
Section 2.03, such Loan being identified as such in the Subsequent Transfer Instrument.

     "Subsequent Transfer Date" means, with respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are sold to the Trust.

     "Subsequent Transfer Instrument" means each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Seller substantially in the form of Exhibit O, by which the Seller sells Subsequent Loans to the Trust.

     "Subsidiary REMIC" means the segregated pool of assets comprising the Trust Fund, but excluding the Pre-Funding Account, the Capitalized Interest Account and the Subsidiary REMIC Regular Interests.

                                      1-43

     "Subsidiary REMIC Accrued Interest" means with respect to each Payment Date and each Subsidiary REMIC Regular Interest, an amount equal to one month's interest (or, with respect to the first Payment Date, interest accrued from and including the Closing Date to but excluding December 15, 1999) on the related Subsidiary REMIC Principal Balance at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Pass-Through Rate" means, with respect to a Subsidiary REMIC Regular Interest, the applicable rates set forth in Section 2.05(c).

     "Subsidiary REMIC Principal Balance" means with respect to each Subsidiary REMIC Regular Interest on any date of determination, the related Original Principal Balance minus the aggregate of all amounts previously deemed distributed with respect to principal thereof pursuant to Section 8.09.

     "Subsidiary REMIC Regular Interest Designation" means the designations set forth in Section 2.05(c).

     "Subsidiary REMIC Regular Interest Distribution Amounts" means the Subsidiary REMIC Regular Interest S-1 Distribution Amount, Subsidiary REMIC Regular Interest S-2 Distribution Amount, Subsidiary REMIC Regular Interest S-3 Distribution Amount and Subsidiary REMIC Regular Interest S-4 Distribution Amount.

     "Subsidiary REMIC Regular Interest S-1" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary REMIC having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Regular Interest S-1 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest S-1 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interest S-2" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary REMIC having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

     "Subsidiary REMIC Regular Interest S-2 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest S-2 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interest S-3" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary REMIC having the related Subsidiary REMIC Principal Balance and bearing interest at the related Subsidiary REMIC Pass-Through Rate.

                                      1-44

     "Subsidiary REMIC Regular Interest S-3 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest S-3 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interest S-4" means an uncertificated partial undivided beneficial ownership interest designated as a "regular interest" in the Subsidiary REMIC having the related Subsidiary REMIC Principal Balance.

     "Subsidiary REMIC Regular Interest S-4 Distribution Amount" means, with respect to any Payment Date, the sum of the amounts deemed to be distributed on the Subsidiary REMIC Regular Interest S-4 for such Payment Date pursuant to
Section 8.09.

     "Subsidiary REMIC Regular Interests" means Subsidiary REMIC Regular Interest S-1, Subsidiary REMIC Regular Interest S-2, Subsidiary REMIC Regular Interest S-3, and Subsidiary REMIC Regular Interest S-4.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor by the Calculation Agent, for the purpose of displaying London interbank offered rates of major banks).

     "Transfer Agreement" means that Transfer Agreement between Conseco Finance Securitizations Corp., as purchaser, and Conseco Finance Corp., as seller, dated as of November 1, 1999.

     "Trigger Event" exists if:

          (a) with respect to the Fixed Rate Certificates, (i) the Average Sixty-Day Delinquency Ratio Test for the Fixed Rate Loans is not satisfied or (ii) the Cumulative Realized Losses Test for the Fixed Rate Loans is not satisfied; and

          (b) with respect to the Adjustable Rate Certificates, (i) the Average Sixty-Day Delinquency Ratio Test for the Adjustable Rate Loans is not satisfied or (ii) the Cumulative Realized Losses Test for the Adjustable Rate Loans is not satisfied.

     "Trust" means Home Equity Loan Trust 1999-H.

     "Trust Fund" means the corpus of the Trust created by this Agreement which consists of (i) all the rights, benefits and obligations arising from and in connection with the Loans, including without limitation all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the Cut-off Date, or Subsequent Cut-off Date with respect to Subsequent Loans, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan, (iii) all rights of the Seller under the Transfer Agreement, (iv) all rights the Originator may have against the originating lender with respect to Loans originated by a lender

                                      1-45
other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the Loan Files, (viii) the Class B-2 Limited Guaranty, (ix) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of funds in the Certificate Account) and (x) all proceeds and products of the foregoing.

     "Trustee Advance" has the meaning assigned in Section 11.15.

     "Underwriters" means Banc of America Securities LLC, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Prudential Securities Incorporated.

     "Underwriting Agreement" means the Underwriting Agreement and related Terms Agreement, each dated November 17, 1999, among the Originator, the Seller and the Underwriters.

     "Unpaid Class A Interest Shortfall" means, as to each Class of Class A Certificates and any Payment Date, the amount, if any, of the Class A Interest Shortfall applicable to such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the related Pass-Through Rate.

     "Unpaid Class B-1 Interest Shortfall" means, with respect to each Class of Class B-1 Certificates and any Payment Date, the amount, if any, of the Class B-1 Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

     "Unpaid Class B-1 Liquidation Loss Interest Shortfall" means, with respect to each Class of Class B-1 Certificates and any Payment Date, the amount, if any, of the Class B-1 Liquidation Loss Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

     "Unpaid Class B-2 Interest Shortfall" means, with respect to the Class B-2 Certificates and any Payment Date, the amount, if any, of the Class B-2 Interest Shortfall for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Class B-2 Pass-Through Rate.

     "Unpaid Class M-1 Interest Shortfall" means, with respect to each Class of Class M-1 Certificates and any Payment Date, the amount, if any, of the Class M-1 Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

                                      1-46

     "Unpaid Class M-1 Liquidation Loss Interest Shortfall" means, with respect to each Class of Class M-1 Certificates and any Payment Date, the amount, if any, of the Class M-1 Liquidation Loss Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

     "Unpaid Class M-2 Interest Shortfall" means, with respect to each Class of Class M-2 Certificates and any Payment Date, the amount, if any, of the Class M-2 Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

     "Unpaid Class M-2 Liquidation Loss Interest Shortfall" means, with respect to each Class of Class M-2 Certificates and any Payment Date, the amount, if any, of the Class M-2 Liquidation Loss Interest Shortfall for such Class for the prior Payment Date, plus one month's interest thereon (to the extent payment thereof is legally permissible) at the Pass-Through Rate for such Class.

     "Weighted Average Loan Rate" means, for any Payment Date, the weighted average (determined by Scheduled Principal Balance) of the Loan Interest Rates for all Loans that were outstanding during the immediately preceding month.

     "Weighted Average Debt Consolidation Percentage" means the weighted average, by Scheduled Principal Balance, of Loans, the proceeds of which were used by the related Obligors for the purpose of debt consolidation.

     "Weighted Average Pass-Through Rate" means, for any Payment Date, with respect to any Loan, the sum of (i) the weighted average (expressed as a percentage and rounded to four decimal places) of the Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV-1, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO, Class MF-1, Class MF-2, Class BF-1 and Class B-2 Pass-Through Rates, weighted on the basis of the respective Class AV-1, Class AV-2, Class MV-1, Class MV-2, Class BV-1, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class A-IO, Class MF-1, Class MF-2, Class BF-1 and Class B-2 Principal Balances (or the Class A-IO Notional Principal Amount for the Class A-IO Certificates) immediately prior to such Payment Date, plus (ii) if such Payment Date occurs prior to August 2001, a rate, expressed as a percentage, equal to (A) one year's interest (or, if less, interest for such number of months as remain prior to the Payment Date occurring in August 2001) on the Class A-IO Notional Principal Amount at the Class A-IO Pass-Through Rate, by (B) the Aggregate Certificate Principal Balance less the Class P Principal Balance.

     SECTION 1.03. Calculation of Interest on the Certificates and Subsidiary REMIC Regular Interests. Interest on the Adjustable Rate Certificates shall be computed on the basis of actual days elapsed in a year of 360 days. Interest on each other Class of Certificates and each Subsidiary REMIC Regular Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                                      1-47

                                   ARTICLE II

                    ESTABLISHMENT OF TRUST; TRANSFER OF LOANS

     SECTION 2.01. Closing.

     a. There is hereby created, by the Seller as settlor, a separate trust which shall be known as Home Equity Loan Trust 1999-H. The Trust shall be administered pursuant to the provisions of this Agreement for the benefit of the Certificateholders and the Class C Certificateholders.

     b. The Seller hereby transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust, by execution and delivery of an assignment substantially in the form of Exhibit D-2 hereto, all the right, title and interest of the Seller in and to the Loans, including all rights to receive payments on or with respect to the Loans due after the Cut-off Date, or Subsequent Cut-off Date in respect of the Subsequent Loans, all rights of the Seller under the Transfer Agreement and all other assets now or hereafter included in the Trust Fund. The Seller concurrently hereby assigns without recourse all the right, title and interest of the Seller in and to the Subsidiary REMIC Regular Interests to the Trustee for the benefit of the Certificateholders. Each such transfer and assignment is intended by the Seller to be a sale of such assets for all purposes, including, without limitation, the Federal Bankruptcy Code, to the end that all such assets will hereafter cease to be the property of the Seller and would not be includable in the estate of the Seller or the Originator for purposes of Section 541 of the Federal Bankruptcy Code.

     c. Although the parties intend that each conveyance pursuant to this Agreement of the Seller's right, title and interest in and to the Loans (including the Subsequent Loans) and in the Subsidiary REMIC Regular Interests shall constitute a purchase and sale and not a loan, if such conveyances are deemed to be loans, the parties intend that the rights and obligations of the parties to such loans shall be established pursuant to the terms of this Agreement. If the conveyances are deemed to be loans, the parties further intend and agree that the Originator and the Seller shall be deemed to have granted to the Trustee and the Originator and the Seller does hereby grant to the Trustee, a perfected first-priority security interest in the Trust Fund and in the Subsidiary REMIC Regular Interests, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate or Class C Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     SECTION 2.02. Conditions to the Closing. On or before the Closing Date, the Seller shall deliver or cause to be delivered the following documents to the
Trustee:

          a. The List of Loans attached to this Agreement as Exhibits L-1, L-2, and L-3, certified by the Chairman of the Board, President or any Vice President of the Seller.

                                      2-1

          b. A certificate of an officer of the Originator substantially in the form of Exhibit E-1 and a certificate of an officer of the Seller substantially in the form of Exhibit E-2 hereto.

          c. An Opinion of Counsel for the Seller substantially in the form of Exhibit F hereto.

          d. A letter acceptable to the Underwriters from PricewaterhouseCoopers LLP or another nationally recognized accounting firm, stating that such firm has reviewed the Initial Loans on a statistical sampling basis and setting forth the results of such review.

          e. Copies of resolutions of the board of directors of the Seller or of the executive committee of the board of directors of the Seller approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the secretary or an assistant secretary of the Seller.

          f. Officially certified recent evidence of due incorporation and good standing of the Seller under the laws of the State of Minnesota and of the Originator under the laws of the State of Delaware.

          g. An Officer's Certificate listing the Servicer's Servicing Officers.

          h. Evidence of continued coverage of the Servicer under the Errors and Omissions Protection Policy.

          i. Evidence of deposit in the Certificate Account of all funds received with respect to the Loans from the Cut-off Date to the Closing Date, other than principal due on or before the Cut-off Date, together with an Officer's Certificate to the effect that such amount is correct.

          j. The Loan Files for the Initial and Additional Loans and an Officer's Certificate confirming that the Originator has reviewed the original or a copy of each Initial and Additional Loan and each related Loan File, that each such Loan and Loan File conforms in all material respects with the List of Loans and that each such Loan File is complete in accordance with the definition thereof and has been delivered to the Trustee (or its custodian).

          k. An assignment of the Loans from the Originator to the Seller, and an assignment of the Loans from the Seller to the Trustee, substantially in the form of Exhibits D-1 and D-2, respectively.

          l. Evidence of the deposit of $56,064,848.72 in the Pre-Funding Group I ARM Subaccount, $9,992,374.43 in the Pre-Funding Group II ARM Subaccount and $103,016,591.46 in the Pre-Funding Fixed Rate Subaccount.

                                      2-2

          m. Evidence of the deposit of $0.00 in the Capitalized Interest
     Account.

          n. Letters from each of the Rating Agencies evidencing ratings for the Certificates as required by the prospectus supplement relating to the Certificates.

     SECTION 2.03. Conveyance of the Subsequent Loans.

     a. Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Group I ARM Subaccount, the Pre-Funding Group II ARM Subaccount and the Pre-Funding Fixed Rate Subaccount, the Seller shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey to the Trust by execution and delivery of a Subsequent Transfer Instrument, all the right, title and interest of the Seller in and to the Subsequent Loans identified on the List of Loans attached to the Subsequent Transfer Instrument, including all rights to receive payments on or with respect to the Subsequent Loans due after the related Subsequent Cut-off Date, and all items with respect to such Subsequent Loans in the related Loan Files. The transfer to the Trustee by the Seller of the Subsequent Loans shall be absolute and is intended by the Seller, the Trustee, the Certificateholders and the Class C Certificateholders to constitute and to be treated as a sale of the Subsequent Loans by the Seller or the Originator to the Trust.

     The purchase price paid by the Trustee shall be one hundred percent (100%) of the aggregate Cut-off Date Principal Balances of such Subsequent Loans. The purchase price of Subsequent Fixed Rate Loans shall be paid solely with amounts in the Pre-Funding Fixed Rate Subaccount. The purchase price of Subsequent Group I Adjustable Rate Loans shall be paid solely with amounts in the Pre-Funding Group I ARM Subaccount. The purchase price of Subsequent Group II Adjustable Rate Loans shall be paid solely with amounts in the Pre-Funding Group II ARM Subaccount. This Agreement shall constitute a fixed price contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

     b. The Seller shall transfer to the Trustee the Subsequent Loans, and the Trustee shall release funds from the Pre-Funding Group I ARM Subaccount, the Pre-Funding Group II ARM Subaccount or the Pre-Funding Fixed Rate Subaccount, as applicable, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) the Seller shall have provided the Trustee with an Addition Notice at least five Business Days prior to the Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Loans;

          (ii) the Seller shall have delivered the related Loan File for each Subsequent Loan to the Trustee at least two Business Days prior to the Subsequent Transfer Date;

                                      2-3

          (iii) the Seller shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument substantially in the form of Exhibit O, which shall include a List of Loans identifying the related Subsequent Loans;

          (iv) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Seller shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (v) such sale and transfer shall not result in a material adverse tax consequence to the Trust (including the Master REMIC and the Subsidiary REMIC) or the Certificateholders or Class C Certificateholders;

          (vi) the Pre-Funding Period shall not have ended;

          (vii) the Seller shall have delivered to the Trustee an Officer's Certificate, substantially in the form attached hereto as Exhibit P, confirming the satisfaction of each condition precedent and the representations specified in this Section 2.03 and in Sections 3.01 and 3.03;

          (viii) the Seller and the Originator shall have delivered to the Trustee Opinions of Counsel addressed to the Rating Agencies and the Trustee with respect to the transfer of the Subsequent Loans substantially in the form of the Opinions of Counsel delivered to the Trustee on the Closing Date regarding certain bankruptcy, corporate and tax matters;

          (ix) no Subsequent Loan will have a Combined LTV greater than 100%;
     and

          (x) the Seller shall have delivered to the Trustee a copy of the executed Subsequent Transfer Agreement between the Originator and the Seller, substantially in the form of Exhibit A to the Transfer Agreement and dated as of the Subsequent Transfer Date.

     c. Before the last day of the Pre-Funding Period, the Seller shall deliver to the Trustee:

          (i) A letter from PricewaterhouseCoopers LLP or another nationally recognized accounting firm retained by the Seller (with copies provided to the Rating Agencies, the Underwriters and the Trustee) that is in form, substance and methodology the same as that delivered under Section 2.02(d) of this Agreement, except that it shall address the Subsequent Loans and their conformity in all material respects to the characteristics described in Sections 2.03 (b)(ix) and 3.04(b) of this Agreement.

          (ii) Evidence that, as a result of the purchase by the Trust of the Subsequent Loans, none of the ratings assigned to the Class A Certificates as of the Closing Date by the Rating Agencies will be reduced, withdrawn or qualified.

                                      2-4

          (iii) Evidence that the aggregate Cut-off Date Principal Balances of the Subsequent Loans, not specifically identified as Subsequent Loans as of the Closing Date, do not exceed 25% of the Original Aggregate Certificate Principal Balance.

     SECTION 2.04. Acceptance by Trustee.

     a. On the Closing Date and each Subsequent Transfer Date, if the conditions set forth in Section 2.02 and 2.03, respectively, have been satisfied, the Trustee shall deliver a certificate to the Seller substantially in the form of Exhibit G hereto (an "Acknowledgment") acknowledging conveyance of the Loans identified on the applicable List of Loans and the related Loan Files to the Trustee and declaring that the Trustee, directly or through a Custodian, will hold all Loans that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and the Class C Certificateholders. The Trustee acknowledges the assignment to it of the Subsidiary REMIC Regular Interests and declares that it holds and will hold the Subsidiary REMIC Regular Interests in trust for the exclusive use and benefit of the Certificateholders. In consideration of the assignment to it of the Subsidiary REMIC Regular Interests, the Trustee has issued on the Closing Date, to or upon the order of the Seller, the Certificates and the Class C Certificates representing, in the aggregate, ownership of the entire beneficial interest in the Master REMIC.

     b. The Trustee or a Custodian shall review each Loan File, as described in Exhibit G, within 60 days of the Closing Date or later receipt by it of the Loan File. If, in its review of the Loan Files as described in Exhibit G, the Trustee or a Custodian discovers a breach of the representations or warranties set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Section 2.02(j) or 2.03(b)(vii) of this Agreement, the Trustee or Custodian, as the case may be, shall notify the Seller and the Originator shall cure such breach or repurchase or replace such Loan pursuant to Section 3.06.

     SECTION 2.05. REMIC Provisions.

     a. The Originator, as Servicer, and the Class C Certificateholders, by acceptance thereof, each agrees that, in accordance with the requirements of
Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the segregated pools of assets comprising the Master REMIC and the Subsidiary REMIC, respectively, each elect to be treated as a REMIC under the Code for such taxable year and all subsequent taxable years, and the Trustee shall sign such return. In furtherance of the foregoing, the Trustee (at the direction of the Originator, the Seller or the Servicer), the Originator, the Seller and the Servicer shall take, or refrain from taking, all such action as is necessary to maintain the status of each of the Master REMIC and Subsidiary REMIC as a REMIC under the REMIC Provisions of the Code, including, but not limited to, the taking of such action as is necessary to cure any inadvertent termination of REMIC status. For purposes of the REMIC election in respect of the Subsidiary REMIC, (i) the Subsidiary REMIC Regular Interests shall be designated as the "regular interests" in the Subsidiary REMIC and (ii) the Class C Subsidiary Certificate shall be designated as the sole class of "residual interests" in the Subsidiary REMIC. For purposes of the REMIC election in respect of the Master REMIC, (i) the Certificates shall be designated as the

                                      2-5

"regular interests" in the Master REMIC and (ii) the Class C Master Certificate shall be designated as the sole Class of "residual interests" in the Master REMIC. The Trustee shall not permit the creation of any "interests" in the Master REMIC or Subsidiary REMIC (within the meaning of Section 860G of the
Code) other than the Subsidiary REMIC Regular Interests and the interests represented by the Certificates and the Class C Certificates.

     b. The Certificates are being issued in seventeen classes. The following terms of the Certificates are irrevocably established as of the Closing Date:

                                                              Original Class
                                                                 Principal
                                                                Balance (or
                                                                 Notional
                                                                 Principal
  Class        Pass-Through Rate Per Annum                        Amount)
-----------    ----------------------------------------      ----------------

Class AV-1      a floating rate per annum equal to the        $205,778,858
                lesser of (a) one-month LIBOR plus
                0.32%, or (b) the Available Funds
                Pass-Through Rate, but in no case more
                than 14.0%.

Class AV-2      a floating rate per annum equal to the         $28,854,474
                lesser of (a) one-month LIBOR plus
                0.39%, or (b) the Available Funds
                Pass-Through Rate, but in no case more
                than 14.0%.

Class MV-1      a floating rate per annum equal to the         $20,750,000
                lesser of (a) one-month LIBOR plus
                0.69%, or (b) the Available Funds
                Pass-Through Rate, but in no case more
                than 14.0%.

Class MV-2      a floating rate per annum equal to the         $17,200,000
                lesser of (a) one-month LIBOR plus
                1.40%, or (b) the Available Funds
                Pass-Through Rate, but in no case more
                than 14.0%.

Class BV-1      a floating rate per annum equal to the         $12,750,000
                lesser of (a) one-month LIBOR plus
                3.00%, or (b) the Available Funds
                Pass-Through Rate, but in no case more
                than 14.0%.

Class AF-1                      6.45%                         $178,634,491

Class AF-2                      6.84%                         $129,334,162

Class AF-3                      7.03%                          $39,333,268

Class AF-4                      7.32%                          $51,500,000

Class AF-5      7.60% before the Additional Principal          $38,196,744
                Entitlement Date; 8.10% from and after
                the Additional Principal Entitlement
                Date

Class AF-6                      7.21%                          $51,268,000


                                      2-6

Class A-IO                      7.00%                             Original
                                                                  Notional
                                                                 Principal
                                                                   Amount:
                                                               $90,000,000

Class MF-1                      8.10%                          $32,700,000

Class MF-2      a floating rate equal to the Adjusted          $30,300,000
                Weighted Average Loan Rate, but in no
                event greater than 9.29%

Class BF-1      a floating rate equal to the Adjusted          $19,400,000
                Weighted Average Loan Rate, but in no
                event greater than 10.00%

Class B-2       a floating rate equal to the Adjusted          $30,500,003
                Weighted Average Loan Rate, but in no
                event greater than 10.00%

Class P         None                                                  $100

     c. The following terms of the Subsidiary REMIC Regular Interests are irrevocably established as of the Closing Date:

 Subsidiary REMIC                                            Original Class
 Regular Interest                                              Principal
   Designation:     Subsidiary REMIC Pass-Through Rate:         Balance:
 ----------------   -----------------------------------      --------------

        S-1         Weighted Average Loan Rate                $632,899,997
        S-2         Weighted Average Loan Rate                 $90,000,000
        S-3         Weighted Average Loan Rate                $163,600,003
        S-4         None                                              $100

The latest possible maturity of the Subsidiary REMIC Regular Interests is in December 15, 2030 (calculated using a prepayment assumption of 0% and assuming no defaults or delinquencies on the Loans).

     d. The Closing Date, which is the day on which each of the Master REMIC and Subsidiary REMIC will issue all of their respective regular and residual interests, is hereby designated as the "startup day" of the Master REMIC and Subsidiary REMIC within the meaning of Section 860G(a)(9) of the Code.

     e. After the Closing Date, neither the Trustee, the Originator, the Seller nor any Servicer shall (i) accept any contribution of assets to the Trust, (ii) dispose of any portion of the Trust other than as provided in Sections 3.06,
3.07 and 8.06, (iii) engage in any transaction that would result in the imposition of any tax on "prohibited transactions," as defined in Section 860F(a)(1) of the Code, (iv) accept any contribution after the Closing Date that is subject to the tax imposed by Section 860G(d) of the Code or (v) engage in any activity or enter into any agreement that would result in the receipt by the Trust of any "net income from foreclosure

                                      2-7
property" as defined in Section 860G(c)(2) of the Code, unless, prior to any such action set forth in clauses (i), (ii), (iii), (iv) or (v), the Trustee shall have received an unqualified Opinion of Counsel, which opinion shall not be an expense of the Trust, stating that such action will not, directly or indirectly, (A) adversely affect the status of the Master REMIC or Subsidiary REMIC as a REMIC, the status of the Certificates and Class C Master Certificate as "regular interests" and the sole class of "residual interests," respectively, in the Master REMIC, or of the Subsidiary REMIC Regular Interests or Class C Subsidiary Certificate as the "regular interests" and the sole class of "residual interests," respectively, in the Subsidiary REMIC, in each case for federal income tax purposes, (B) affect the distributions payable hereunder to the Certificateholders or the Class C Certificateholders or (C) result in the imposition of any lien, charge or encumbrance upon the Trust.

     f. Upon the acquisition of any real property (including interests in real property), or any personal property incident thereto, in connection with the default of a Loan, the Servicer and the Trustee (at the direction of the Servicer) shall take, or cause to be taken, such action as is necessary to sell or otherwise dispose of such property within such period as is then required by the Code in order for such property to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, unless the Servicer and the Trustee receive an Opinion of Counsel to the effect that the holding by the Trust of such property subsequent to the period then permitted by the Code will not result in the imposition of any taxes on "prohibited transactions" of the Trust, as defined in Section 860F of the Code, or cause the Master REMIC or Subsidiary REMIC to fail to qualify as a REMIC at any time that the Certificates or Class C Certificates are outstanding. The Servicer shall manage, conserve, protect and operate such real property, or any personal property incident thereto, so that such property will not fail to qualify as "foreclosure property," as defined in Section 860G(a)(8) of the Code, and that the management, conservation, protection and operation of such property will not result in the receipt by the Master REMIC or Subsidiary REMIC of any income attributable to any asset which is neither a qualified mortgage nor a permitted investment within the meaning of the REMIC Provisions.

     SECTION 2.06. Seller Option to Substitute for Prepaid Loans. The Seller may, at its option, substitute new loans for Loans as to which a Principal Prepayment in Full has been received by the Servicer prior to February 28, 2000 ("Prepaid Loans"), up to a maximum of 5% of the Cut-Off Date Pool Principal Balance, upon satisfaction of the following conditions:

          (i) the Seller shall have conveyed to the Trustee the Loan to be substituted for the Prepaid Loan and the Loan File related to such Loan and the Seller shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;

          (ii) the Loan to be substituted is an Eligible Substitute Loan and the Seller delivers an Officers' Certificate, substantially in the form of Exhibit J-3 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

          (iii) the Seller shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Seller as debtor, naming the Trustee as secured party and filed in Minnesota, listing such Loan to be substituted as collateral;

                                      2-8

          (iv) the Seller shall have delivered to the Trustee the Loan to be substituted and the related Loan File;

          (v) such substitution shall be accomplished prior to the Determination Date immediately following the calendar month in which the Principal Prepayment in Full was received by the Servicer, and no such substitution shall take place after February 14, 2000;

          (vi) the Seller shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Loan for such Prepaid Loan will not cause the Master REMIC or Subsidiary REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect of paragraph 9 of Exhibit F hereto; and

          (vii) if the Principal Prepayment in Full received in respect of such Prepaid Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, such excess shall be distributed to Certificateholders on the related Payment Date as a prepayment of principal.

     Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to the List of Loans.

     Any substitutions pursuant to this Section 2.06 may be accomplished on a loan-by-loan basis or on an aggregate basis as to all Prepaid Loans with respect to a given calendar month.

                                      2-9

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Seller and the Originator make the following representations and warranties. The Trustee will rely on the representations and warranties in accepting the Loans in trust and issuing the Certificates and the Class C Certificates on behalf of the Trust. The repurchase or substitution and indemnification obligations of the Originator set forth in Section 3.06 constitute the sole remedies available to the Trust, the Certificateholders or the Class C Certificateholders for a breach of a representation or warranty set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05 of this Agreement, or in the Officer's Certificates delivered pursuant to Sections 2.02(j) or 2.03(b)(vii) of this Agreement.

     SECTION 3.01. Representations and Warranties Regarding the Seller. The Seller represents and warrants to the Certificateholders and the Class C Certificateholders, effective on the Closing Date and each Subsequent Transfer Date, that:

          a. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

          b. Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to create the Trust and cause it to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to cause the Trust to be created. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          c. No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

          d. No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the

                                      3-1

     Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

          e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement, the Certificates or the Class C Certificates which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

          f. Licensing. The Seller is duly licensed in each state in which Loans were originated to the extent the Seller is required to be licensed by applicable law in connection with the origination and servicing of the Loans.

     SECTION 3.02. Representations and Warranties Regarding Each Loan. The Originator has made the following representations and warranties to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class C Certificateholders, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1, L-2 and L-3 and as of each Subsequent Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer
Instrument:

          a. List of Loans. The information set forth in the List of Loans is true and correct as of its date.

          b. Payments. No scheduled payment due under the Loan was delinquent over 31 days as of the Cut-off Date or as of the related Subsequent Cut-off Date, if a Subsequent Loan.

          c. Costs Paid and No Waivers. The terms of the Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien of the Loan have been paid. The subject real property has not been released from the lien of such Loan.

          d. Binding Obligation. The Loan is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

          e. No Defenses. The Loan is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Loan or the exercise of any right thereunder will not render the Loan unenforceable in whole or in part or subject to any right of rescission, setoff,

                                      3-2
     counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          f. Insurance Coverage. The Originator has been named as an additional insured party under any hazard insurance on the property described in the Loan, to the extent required by the Originator's underwriting guidelines. If upon origination of the Loan, the property securing the Loan was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and if flood insurance was required by federal regulation and such flood insurance has been made available in the locale where the property is located), the property is covered by a flood insurance policy of the nature and in an amount which is consistent with the servicing standard set forth in Section 5.02.

          g. Combined LTV. The Combined LTV for the Loan is not greater than 100%.

          h. Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class C Certificates unlawful or render the Loan unenforceable. The Originator has duly executed a valid blanket assignment of the Loans transferred to the Seller, and has transferred all its right, title and interest in such Loans, including all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, to the Seller. The blanket assignment, any and all documents executed and delivered by the Originator pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Originator enforceable in accordance with its respective terms.

          i. Compliance with Law. At the date of origination of the Loan, all requirements of any federal and state laws, rules and regulations applicable to the Loan, including, without limitation, usury and truth in lending laws, have been complied with and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements.

          j. Loan in Force. The Loan has not been satisfied or subordinated in whole or in part or rescinded, and the real estate securing such Loan has not been released from the lien of such Loan in whole or in part.

          k. Valid Lien. The Loan has been duly executed and delivered by the Obligor, and the lien created thereby has been duly recorded, or has been delivered to the appropriate governmental authority for recording and will be duly recorded within 180 days, and, if a Fixed Rate Loan or Group II Adjustable Rate Loan, constitutes a valid and perfected first, second or third priority lien on the real estate described in such Loan.

                                      3-3

          l. Capacity of Parties. The signature(s) of the Obligor(s) on the Loan are genuine and all parties to the Loan had full legal capacity to execute the Loan.

          m. Good Title. The Originator is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Seller under the terms of the Transfer Agreement. There has been no assignment, sale or hypothecation of the Loan by the Originator except the usual past hypothecation of the Loan in connection with the Originator's normal banking transactions in the conduct of its business, which hypothecation terminates upon sale of the Loan to the Seller. The Originator has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Seller.

          n. No Defaults. As of the Cut-off Date or Subsequent Cut-off Date, as applicable, there was no default, breach, violation or event permitting acceleration existing under the Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Loan (except payment delinquencies permitted by clause (b) above). The Originator has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause
     (b) above.

          o. Equal Installments. The Loan, unless it is an Adjustable Rate Loan, has a fixed Loan Interest Rate and provides for monthly payments (except, in the case of a Balloon Loan, for the final monthly payment of such loan) which fully amortize the Loan over its term.

          p. Enforceability. Each Loan contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the lien provided thereby.

          q. One Original. There is only one original executed promissory note, which promissory note has been delivered to the Trustee or its Custodian on or before the Closing Date or Subsequent Transfer Date if a Subsequent Loan.

          r. Genuine Documents. All documents submitted are genuine, and all other representations as to each Loan, including the List of Loans, are true and correct. Any copies of documents provided by the Originator are accurate and complete (except that, with respect to each Loan that was originated by a lender other than the Originator, the Originator makes such representation and warranty only to the best of the Originator's knowledge).

          s. Origination. Each Loan was originated by a home equity lender in the ordinary course of such lender's business or was originated by the Originator directly.

                                      3-4

          t. Underwriting Guidelines. Each Loan was originated or purchased in accordance with the Originator's then-current underwriting guidelines.

          u. Good Repair. The property described in the Loan is, to the best of the Originator's knowledge, free of damage and in good repair.

          v. Qualified Mortgage. The Loan represents a "qualified mortgage" within the meaning of the REMIC Provisions. The Originator represents and warrants that, either as of (i) the date of origination (within the meaning of the REMIC Provisions) or (ii) the Closing Date or, if a Subsequent Loan, the Subsequent Transfer Date, the fair market value of the interest in real property securing each Loan was not less than 80% of the "adjusted issue price" (in each case within the meaning of the REMIC Provisions) of such Loan.

          w. Interest Rate and Payment Amount Adjustments. With respect to each Loan which does not provide for a fixed interest rate over the life of the Loan, the Loan Interest Rate and monthly payment have been adjusted in accordance with the terms of the Loan. All required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and the computations of such adjustments were properly calculated. All Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Loan.

          x. Adjustable Rate Loans. If an Adjustable Rate Loan, it is covered by an American Land Title Association lender's title insurance policy, with an adjustable rate mortgage endorsement, such endorsement substantially in the form of ALTA Form 6.0 or 6.1. The applicable terms of the Adjustable Rate Loan pertaining to adjustments of the Loan Interest Rate and the monthly payment and payment adjustments in connection therewith are enforceable and will not affect the priority of the lien of the related mortgage. The Loan Interest Rate and monthly payment on the Adjustable Rate Loan have been timely and appropriately adjusted, if such adjustment is required, and the respective Obligor timely and appropriately advised.

          y. Conforming Loans. If a Group I Adjustable Rate Loan, the Loan is secured by a valid and perfected first priority lien on a single, two or three family property in an original principal balance of not more than $240,000, if a single family property, not more than $307,100, if a two family property, and not more than $371,200 if a three family property

          z. Prepayment Term. No Prepayment Charges are payable under the Loan after the 60th month following the origination date of the Loan.

     SECTION 3.03. Additional Representations and Warranties. The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Class C Certificateholders, as of the Closing Date with respect to each Loan identified on the List of Loans attached to this Agreement as Exhibits L-1, L-2 and L-3 and as of each Subsequent

                                      3-5

Transfer Date with respect to each Subsequent Loan identified on the List of Loans attached to the related Subsequent Transfer Instrument:

          a. Lawful Assignment. The Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Loan under this Agreement or pursuant to transfers of the Certificates or Class C Certificates unlawful or render the Loan unenforceable. The Seller has duly executed a valid blanket assignment of the Loans transferred to the Trust, and has transferred all its right, title and interest in such Loans. The blanket assignment, any and all documents executed and delivered by the Seller pursuant to Sections 2.01(b) and 2.03(b), and this Agreement each constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its respective terms.

          b. Good Title. The Seller is the sole owner of the Loan and has the authority to sell, transfer and assign such Loan to the Trust under the terms of this Agreement. There has been no assignment, sale or hypothecation of the Loan by the Seller, which hypothecation terminates upon sale of the Loan to the Trust. The Seller has good and marketable title to the Loan, free and clear of any encumbrance, equity, loan, pledge, charge, claim, lien or encumbrance of any type and has full right to transfer the Loan to the Trust.

     SECTION 3.04. Representations and Warranties Regarding the Loans in the Aggregate. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class C Certificateholders, as of the Closing Date with respect to the Initial Loans and Additional Loans, and as of each Subsequent Transfer Date with respect to the related Subsequent Loans, that:

          a. Amounts. As of the Closing Date, the sum of the Cut-off Date Pool Principal Balance, plus the Original Pre-Funded Amount, equals at least the Original Aggregate Certificate Principal Balance. By Cut-off Date Principal Balance, the Initial Loans and the Additional Loans, plus the Subsequent Loans specifically identified as of the Closing Date, represent at least 75% of the Original Aggregate Certificate Principal Balance.

          b. Characteristics.

          Fixed Rate Loans. The Fixed Rate Loans have the following characteristics: (i) 100% are secured by a mortgage, deed of trust or security deed on the related real estate; (ii) none has a remaining maturity of more than 360 months; (iii) no Initial or Additional Fixed Rate Loan has a final scheduled payment date later than December 2029 and no such Subsequent Loan has a final scheduled payment date later than February 2030; and (iv) none of the Initial or Additional Fixed Rate Loans has a Loan Interest Rate less than 6.95%.

                                      3-6

          The weighted average (by Scheduled Principal Balance) loan to value ratio of the Fixed Rate Loans as of the Post-Funding Payment Date is not more than 200 basis points more than such ratio with respect to the Initial Fixed Rate Loans.

          The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Fixed Rate Loans as of the Post-Funding Payment Date is not more than 5 basis points less than the weighted average of the Loan Interest Rates of the Initial Fixed Rate Loans. No Subsequent Fixed Rate Loan has a Loan Interest Rate less than 7.00%.

          The percentage (by Scheduled Principal Balance) of the Fixed Rate Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits is not more than 300 basis points, 200 basis points, and 100 basis points, respectively, more than the percentage of Initial Fixed Rate Loans identified as "B," "C," and "D" credits.

          Group I Adjustable Rate Loans. The Group I Adjustable Rate Loans have the following characteristics: (i) 100% are secured by a mortgage, deed of trust or security deed creating a first lien on the related real estate;
     (ii) none has a remaining maturity of more than 360 months; (iii) no Initial or Additional Group I Adjustable Rate Loan has a final scheduled payment date later than December 2029 and no such Subsequent Loan has a final scheduled payment date later than February 2030; (iv) the Loan Interest Rate on each is subject to semiannual adjustment, after an initial period of up to 56 months, to equal the sum of (A) the per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal, plus (B) a fixed percentage amount specified in the related Loan (the "gross margin"), provided that the Loan Interest Rate will not increase or decrease on any adjustment date by more than 7.0% per annum and will not exceed a maximum rate specified in the related Loan; (v) none has a gross margin of less than 2.0% or more than 10.5%; (vi) none had a principal balance at origination of more than $240,000; and (vii) none of the Initial or Additional Group I Adjustable Rate Loans has a Loan Interest Rate less than 6.99%.

          None of the Initial or Additional Group I Adjustable Rate Loans has a Minimum Loan Rate of less than 5.25%. No Subsequent Group I Adjustable Rate Loan has a Minimum Loan Rate of less than 5.25%.

          The weighted average (by Scheduled Principal Balance) loan to value ratio of the Group I Adjustable Rate Loans as of the Post-Funding Payment Date is not more than 200 basis points more than such ratio with respect to the Initial Group I Adjustable Rate Loans.

          The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Group I Adjustable Rate Loans as of the Post-Funding Payment Date is not more than 5 basis points less than the weighted average of the Loan Interest Rates of the Initial Group I Adjustable Rate Loans.

                                      3-7

          The percentage (by Scheduled Principal Balance) of the Group I Adjustable Rate Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits is not more than 300 basis points, 200 basis points, and 100 basis points, respectively, more than the percentage of Initial Group I Adjustable Rate Loans identified as "B," "C," and "D" credits.

          All Loans. 86.56% (by Scheduled Principal Balance) of the Initial Loans are secured by a first priority lien, 13.26% by a second priority lien and 0.18% by a third priority lien. As of the Post-Funding Payment Date, the percentage of the Loans secured by a second priority lien is not more than 14.26% and not more than 1.18% are secured by a third priority lien.

          The Weighted Average Debt Consolidation Percentage as of the Closing Date is 22.08%. As of the Post-Funding Payment Date, the Weighted Average Debt Consolidation Percentage is not more than 24.08%.

          No Subsequent Loan is an FHA-Insured Loan.

          Group II Adjustable Rate Loans. The Group II Adjustable Rate Loans have the following characteristics: (i) 100% are secured by a mortgage, deed of trust or security deed on the related real estate; (ii) none has a remaining maturity of more than 360 months; (iii) no Initial or Additional Group II Adjustable Rate Loan has a final scheduled payment date later than December 2029 and no such Subsequent Loan has a final scheduled payment date later than February 2030; (iv) the Loan Interest Rate on each is subject to semiannual adjustment, after an initial period of up to 56 months, to equal the sum of (A) the per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, as published in The Wall Street Journal, plus (B) a fixed percentage amount specified in the related Loan (the "gross margin"), provided that the Loan Interest Rate will not increase or decrease on any adjustment date by more than 7.0% per annum and will not exceed a maximum rate specified in the related Loan; (v) none has a gross margin of less than 2.0% or more than 10.0%; and (vi) none of the Initial Group II Adjustable Rate Loans has a Loan Interest Rate less than 7.875%.

          None of the Initial or Additional Group II Adjustable Rate Loans has a Minimum Loan Rate of less than 7.875%. None of the Subsequent Group II Adjustable Rate Loans has a Minimum Loan Rate of less than 7.875%.

          The weighted average (by Scheduled Principal Balance) loan to value ratio of the Group II Adjustable Rate Loans as of the Post-Funding Payment Date is not more than 200 basis points more than such ratio with respect to the Initial Group II Adjustable Rate Loans.

          The weighted average (by Scheduled Principal Balance) of the Loan Interest Rates of the Group II Adjustable Rate Loans as of the Post-Funding Payment Date will not be

                                      3-8
     more than 25 basis points less than the weighted average of the Loan Interest Rates of the Initial Group II Adjustable Rate Loans.

          The percentage (by Scheduled Principal Balance) of the Group II Adjustable Rate Loans as of the Post-Funding Payment Date which are identified by the Originator under its standard underwriting criteria as "B," "C," and "D" credits will not be more than 300 basis points, 200 basis points, and 100 basis points, respectively, more than the percentage of Initial Group II Adjustable Rate Loans identified as "B," "C," and "D" credits.

          c. Geographic Concentrations.

          Fixed Rate Loans. By Cut-off Date Principal Balance, 8.92% of the Initial and Additional Fixed Rate Loans are secured by property located in California, 6.22% in Ohio, 6.11% in Michigan and 6.00% in Florida. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group I Fixed Rate Loans.

          No more than 1% of the Fixed Rate Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          Group I Adjustable Rate Loans. By Cut-off Date Principal Balance, 8.88% of the Initial and Additional Group I Adjustable Rate Loans are secured by property located in Ohio, 6.71% in Michigan, 6.69% in California, 5.62% in Illinois, 5.43% in Washington, 5.28% in Colorado and 5.05% in North Carolina. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group I Adjustable Rate Loans.

          No more than 1% of the Group I Adjustable Rate Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          Group II Adjustable Rate Loans. By Cut-off Date Principal Balance, 27.63% of the Initial and Additional Group II Adjustable Rate Loans are secured by property located in California, 9.32% in Maryland, 7.85% in Virginia, 7.36% in Colorado, 5.69% in Washington, 5.15% in Georgia and 5.12% in Texas. No other state represents more than 5% of the aggregate Cut-off Date Principal Balances of the Initial and Additional Group II Adjustable Rate Loans.

          No more than 1% of the Group II Adjustable Rate Loans by Cut-off Date Principal Balance are secured by property located in an area with the same five-digit zip code.

          d. Marking Records. The Originator has caused the portions of the Electronic Ledger relating to the Loans to be clearly and unambiguously marked to

                                      3-9
     indicate that such Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the Trust created hereunder.

          e. No Adverse Selection. No adverse selection procedures have been employed in selecting the Loans.

          f. Lender Concentration. No more than 5.0% of the Loans, by Cut-off Date Principal Balance, were originated by any one lender (other than the Originator).

     SECTION 3.05. Representations and Warranties Regarding the Loan Files. The Originator has represented and warranted to the Seller in the Transfer Agreement, which representations and warranties the Seller has assigned to the Trustee for the benefit of the Certificateholders and the Class C
Certificateholders that:

          a. Possession. On the Closing Date, the Trustee or a Custodian will have possession of each original Initial Loan and Additional Loan and the related Loan File. On each Subsequent Transfer Date, the Originator will have possession of each original Subsequent Loan being transferred to the Trust on that Subsequent Transfer Date and the related Loan File. There are and there will be no custodial agreements or servicing contracts in effect materially and adversely affecting the rights of the Originator to make, or cause to be made, any delivery required hereunder or under the Transfer Agreement.

          b. Bulk Transfer Laws. The transfer, assignment and conveyance of the Loans and the Loan Files by the Originator pursuant to the Transfer Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     SECTION 3.06. Repurchases of Loans for Breach of Representations and Warranties.

     a. Subject to Section 3.07, the Originator shall repurchase a Loan, at its Repurchase Price, not later than 90 days after the day on which the Originator, the Servicer, the Seller or the Trustee first discovers or should have discovered a breach of a representation or warranty set forth in Sections 2.03, 3.02, 3.03, 3.04 or 3.05, or in the Officer's Certificates delivered pursuant to Sections 2.02(j) or 2.03(b)(vii), that materially and adversely affects the Trust's, the Certificateholders' or the Class C Certificateholders' interest in such Loan and which breach has not been cured within such time; provided, however, that (i) in the event that a party other than the Originator first becomes aware of such breach, such discovering party shall notify the Originator in writing within 5 Business Days of the date of such discovery and (ii) with respect to any Loan incorrectly described on the List of Loans with respect to Cut-off Date Principal Balance, which the Originator would otherwise be required to repurchase pursuant to this Section, the Originator may, in lieu of repurchasing such Loan, deliver to the Seller for deposit in the Certificate Account within 90 days from the date of such discovery cash in an amount sufficient to cure such deficiency or discrepancy. Any such cash so deposited shall be distributed to Certificateholders and the Class C Certificateholders on the immediately following Payment Date as a collection of principal or interest on such Loan, according to the nature of the

                                      3-10
deficiency or discrepancy. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII.

     b. On or prior to the date that is the second anniversary of the Closing Date, the Originator may, at its election, substitute an Eligible Substitute Loan for a Loan that it is obligated to repurchase pursuant to Section 3.06(a) (such Loan being referred to as the "Replaced Loan") upon satisfaction of the following conditions:

          (i) the Originator shall have conveyed to the Seller the Loan to be substituted for the Replaced Loan and the Loan File related to such Loan and the Originator shall have marked the Electronic Ledger indicating that such Loan constitutes part of the Trust;

          (ii) the Loan to be substituted is an Eligible Substitute Loan and the Originator delivers an Officers' Certificate, substantially in the form of Exhibit J-2 hereto, to the Trustee certifying that such Loan is an Eligible Substitute Loan;

          (iii) the Originator shall have delivered to the Trustee evidence of filing of a UCC-1 financing statement executed by the Originator as debtor, naming the Seller as secured party and filed in Minnesota, listing such Loan to be substituted as collateral;

          (iv) the Originator shall have delivered to the Trustee an executed assignment to the Seller and to the Trustee on behalf of the Trust in recordable form for the mortgage securing such Loan to be substituted;

          (v) the Originator shall have delivered to the Trustee an Opinion of Counsel (a) to the effect that the substitution of such Loan for such Replaced Loan will not cause the Master REMIC or Subsidiary REMIC to fail to qualify as a REMIC at any time under then applicable REMIC Provisions or cause any "prohibited transaction" that will result in the imposition of a tax under such REMIC Provisions and (b) to the effect of paragraph 9 of Exhibit F hereto; and

          (vi) if the Scheduled Principal Balance of such Replaced Loan is greater than the Scheduled Principal Balance of the Loan to be substituted, the Originator shall have delivered to the Seller for deposit in the Certificate Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

     Upon satisfaction of such conditions, the Trustee shall add such Loan to be substituted to, and delete such Replaced Loan from, the List of Loans. Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Originator becomes aware, or should have become aware, or receives written notice from the Trustee, of the breach referred to in
Section 3.06(a). Promptly after any such substitution of a Loan, the Originator shall give written notice of such substitution to each of the Rating Agencies.

                                      3-11

     c. If the Originator is required to repurchase a Loan under Section 3.06(a) or has elected to substitute an Eligible Substitute Loan for a Loan under
Section 3.06(b), and if the reason for such repurchase or substitution is that the Originator has failed to deliver to the Trustee the Loan File for the Loan to be repurchased or substituted for (except in the case of a failure to deliver evidence of the lien on the related improved property and evidence of due recording of such mortgage, deed of trust or security deed, if available), then, notwithstanding the time periods set out in Sections 3.06(a) and 3.06(b), the Originator shall either (i) repurchase such Loan, at its respective Repurchase Price, within 30 days of the Closing Date, or (ii) substitute an Eligible Substitute Loan for the Loan within 90 days of the Closing Date.

     d. The Originator shall defend and indemnify the Seller, the Trustee, the Certificateholders, and the Class C Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty.

     SECTION 3.07. No Repurchase Under Certain Circumstances. Notwithstanding any provision of this Agreement to the contrary, no repurchase or substitution pursuant to Section 3.06 shall be made unless the Originator (at its own expense) obtains for the Trustee an Opinion of Counsel addressed to the Trustee that any such repurchase or substitution would not, under the REMIC Provisions,
(i) cause the Master REMIC or Subsidiary REMIC to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions within the meaning of Section 860F(a)(2) of the Code or
(iii) constitute a contribution after the startup day subject to tax under
Section 860G(d) of the Code. The Originator diligently shall attempt to obtain such Opinion of Counsel. In the case of a repurchase or deposit pursuant to
Section 3.06(a), the Originator shall, notwithstanding the absence of such opinion as to the imposition of any tax as the result of such purchase or deposit, repurchase such Loan or make such deposit and shall guarantee the payment of such tax by paying to the Trustee the amount of such tax not later than five Business Days before such tax shall be due and payable to the extent that amounts previously paid over to and then held by the Trustee pursuant to
Section 6.06 are insufficient to pay such tax and all other taxes chargeable under Section 6.06. Pursuant to Section 6.06, the Servicer is hereby directed to withhold, and shall withhold and pay over to the Trustee, an amount sufficient to pay such tax and any other taxes imposed on "prohibited transactions" under
Section 860F(a)(i) of the Code or imposed on "contributions after startup date" under Section 860G(d) of the Code from amounts otherwise distributable to the Class C Certificateholders. The Servicer shall give notice to the Trustee at the time of such repurchase of the amounts due from the Originator pursuant to the guarantee of the Originator described above and give notice as to who should receive such payment.

     The Trustee shall have no obligation to pay any such amounts pursuant to this Section other than from moneys provided to it by the Originator or from moneys held in the funds and accounts created under this Agreement. The Trustee shall be deemed conclusively to have complied with this Section if it follows the directions of the Originator.

                                      3-12

     In the event any tax that is guaranteed by the Originator pursuant to this
Section 3.07 is refunded to the Trust or otherwise is determined not to be payable, the Originator shall be repaid the amount of such refund or that portion of any guarantee payment made by the Originator that is not applied to the payment of such tax.

                                      3-13

                                   ARTICLE IV

           PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

     SECTION 4.01. Transfer of Loans.

     a. On or prior to the Closing Date, or the Subsequent Transfer Date in the case of Subsequent Loans, the Originator shall deliver the Loan Files to the Trustee. The Trustee shall maintain the Loan Files at its office or with a duly appointed Custodian, who shall act as the agent of the Trustee on behalf of the Certificateholders. The Trustee may release a Loan File to the Servicer pursuant to Section 5.07. The Originator has filed a form UCC-1 financing statement regarding the sale of the Loans to the Seller, and shall file continuation statements in respect of such UCC-1 financing statement as if such financing statement were necessary to perfect the security interest granted pursuant to
Section 2.01. The Originator shall take any other actions necessary to maintain the perfection of such security interest.

     b. If at any time during the term of this Agreement the Originator does not have a long-term senior debt rating of A- or higher from each of S&P, Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps), (i) the Originator shall within 30 days execute and deliver to the Trustee (if it has not previously done so) endorsements of each Loan and assignments in recordable form of each mortgage, deed of trust or security deed securing a Loan, and (ii) the Trustee, at the Originator's expense, shall within 60 days file in the appropriate recording offices the assignments to the Trustee on behalf of the Trust of each mortgage, deed of trust or security deed securing a Loan; provided, however, that the recording of such assignments shall not be required if the Trustee receives written confirmation from each of the Rating Agencies that the ratings of the Certificates would not be reduced or withdrawn by the failure to execute and file such assignments; provided, however, that the recording of such assignments shall not be required if the Originator delivers an Opinion of Counsel to the effect that such assignment and recordation is not necessary to effect the assignment to the Trustee of the Originator's lien on the real property securing each Loan.

     c. If, as of the Post-Funding Payment Date, the aggregate Scheduled Principal Balance of Loans secured by real property located in Maryland ("Maryland Loans") exceeds 10% of the Pool Scheduled Principal Balance, the Originator shall, within sixty (60) days, submit to the appropriate recording offices the assignments to the Trustee on behalf of the Trust of the number of mortgages, deeds of trust or security deeds required to reduce to less than 10% of the Pool Scheduled Principal Balance the aggregate Scheduled Principal Balance of Maryland Loans as to which such assignments are not recorded.

     SECTION 4.02. Costs and Expenses. The Servicer agrees to pay all reasonable costs and disbursements in connection with the vesting (including the perfection and the maintenance of perfection, as against all third parties) in the Trust of all right, title and interest in and to the Loans (including, without limitation, the mortgage or deed of trust on the related real estate granted thereby).

                                       4-1

                                    ARTICLE V

                               SERVICING OF LOANS

     SECTION 5.01. Responsibility for Loan Administration. The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor. Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of Conseco Finance Corp., for so long as such subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp. Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder. The Trustee, at the request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Conseco Finance Corp. is hereby appointed the Servicer until such time as any Service Transfer shall be effected under Article VII.

     The Servicer shall, with respect to each Loan which does not provide for a fixed interest rate over the life of the Loan, make adjustments to the interest rate and the payments due on such Loan in compliance with applicable regulatory adjustable mortgage loan requirements and the terms of the Loan. The Servicer shall establish procedures to monitor the interest rate adjustment dates and the interest rate in order to assure that it correctly calculates any applicable interest rate change, and it will comply with those procedures. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Loans regarding such interest rate adjustments and payment adjustments.

     SECTION 5.02. Standard of Care. In managing, administering, servicing and making collections on the Loans pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar loans (including manufactured housing contracts) serviced by the Servicer; provided, however, that such degree of skill and care shall be at least as favorable as the degree of skill and care generally applied by prudent servicers of home equity loans for prudent institutional investors.

     SECTION 5.03. Records. The Servicer shall, during the period it is servicer hereunder, maintain such books of account and other records as will enable the Trustee to determine the status of each Loan.

     SECTION 5.04. Inspection.

     a. At all times during the term hereof, the Servicer shall afford the Trustee and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Loans, which have not previously been provided to the Trust, and will cause its personnel to assist in any examination of such records by the Trustee. The examination referred to in this Section will be conducted in a manner which does not unreasonably interfere with the

                                       5-1

Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trustee may make, the Trustee may, using generally accepted audit procedures, verify the status of each Loan and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article VI and compliance with the standards represented to exist as to each Loan in this Agreement.

     b. At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by Certificateholders.

     c. A Certificateholder holding Certificates representing in the aggregate at least 5% of the Aggregate Certificate Principal Balance shall have the rights of inspection afforded to the Trustee pursuant to this Section 5.04.

     SECTION 5.05. Certificate Account.

     a. On or before the Closing Date, the Servicer shall establish the Certificate Account on behalf of the Trust, which shall be an Eligible Account. The Servicer shall pay into the Certificate Account, as promptly as practicable (but not later than the next Business Day) following receipt thereof, all amounts received with respect to the Loans, other than extension fees and assumption fees, which fees shall be retained by the Servicer as compensation for servicing the Loans, and other than Liquidation Expenses permitted by
Section 5.08. The Trustee shall hold all amounts paid into the Certificate Account under this Agreement in trust for the Trustee, the Certificateholders and the Class C Certificateholders until payment of any such amounts is authorized under this Agreement. Only the Trustee may withdraw funds from the Certificate Account.

     b. If the Servicer so directs, the institution maintaining the Certificate Account shall, in the name of the Trustee in its capacity as such, invest the amounts in the Certificate Account in Eligible Investments that mature not later than one Business Day prior to the next succeeding Payment Date. Any investment of funds in the Certificate Account shall be made in Eligible Investments held by a financial institution in accordance with the following requirements: (1) all Eligible Investments shall be held in an account with such financial institution in the name of the Trustee, and the agreement governing such account shall be governed by the laws of the State of Minnesota, (2) with respect to securities held in such account, such securities shall be (i) certificated securities (as such term is used in N.Y. U.C.C. ss. 8-102(4)(i)), securities deemed to be certificated securities under applicable regulations of the United States government, or uncertificated securities issued by an issuer organized under the laws of the State of New York or the State of Delaware, (ii) either
(A) in the possession of such institution, (B) in the possession of a clearing corporation (as such term is used in Minn. Stat. ss. 8-102(5)) in the State of New York, registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution, (C) held in an account of such institution with the Federal Reserve Bank of New York or the Federal Reserve Bank of Minneapolis, or (D) in the case of uncertificated securities, issued in the name of such institution, and (iii) identified, by

                                       5-2
book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and such institution shall have sent the Trustee a confirmation thereof, and (3) with respect to repurchase obligations held in such account, such repurchase obligations shall be identified by such institution, by book entry or otherwise, as held for the account of, or pledged to, the Trustee on the records of such institution, and the related securities shall be held in accordance with the requirements of clause (2) above. Once such funds are invested, such institution shall not change the investment of such funds. All income and gain from such investments shall be added to the Certificate Account and distributed on such Payment Date pursuant to Section 8.04(b). Losses, if any, realized on amounts in the Certificate Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Certificate Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Certificate Account and otherwise available for distribution to Certificateholders and the Class C Certificateholders pursuant to Section 8.01. The Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Certificate Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. "Eligible Investments" are any of the following:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least A-1+ by S&P, F-1+ by Fitch (if rated by Fitch) and D-1+ by Duff & Phelps (if rated by Duff & Phelps) and (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

          (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have a rating of AAA by each of the Rating Agencies, and whose only investments are in securities described in clauses (i) and (ii) above;

          (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;

                                       5-3

          (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which at the time of such investment has a credit rating of at least AA from each of the Rating Agencies that has rated the corporation; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account;

          (vi) commercial paper having a rating of at least A-1+ from S&P, at least F-1+ from Fitch (if rated by Fitch) and at least D-1+ from Duff & Phelps (if rated by Duff & Phelps) at the time of such investment;

          (vii) money market funds rated AAAm or AAAm-G by S&P; and

          (viii) other obligations or securities that are acceptable to each of the Rating Agencies as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by each of the Rating Agencies below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by each of the Rating Agencies, as evidenced in writing;

provided that any such investment must constitute a "cash flow investment" within the meaning of the REMIC Provisions.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     c. If at any time the Trustee receives notice (from any of the Rating Agencies, the Servicer or otherwise) that the Certificate Account has ceased to be an Eligible Account, the Trustee shall, as soon as practicable but in no event later than five Business Days of the Trustee's receipt of such notice, transfer the Certificate Account and all funds and Eligible Investments therein to an Eligible Account. Following any such transfer, the Trustee shall notify each of the Rating Agencies and the Servicer of the location of the Certificate Account.

     SECTION 5.06. Enforcement.

     a. The Servicer shall, consistent with customary servicing procedures, act with respect to the Loans in such manner as will maximize the receipt of principal and interest on such Loans and Liquidation Proceeds with respect to Liquidated Loans.

     b. In accordance with the standard of care specified in Section 5.02, the Servicer may, in its own name, if possible, or as agent for the Trust, commence proceedings for the foreclosure of any subject real estate, or may take such other steps that in the Servicer's reasonable judgment will maximize Liquidation Proceeds with respect to the Loan, including, for example, the sale of the Loan to a third party for foreclosure or enforcement and, in the case of

                                       5-4
any default on a related prior mortgage loan, the advancing of funds to correct such default and the advancing of funds to pay off a related prior mortgage loan, which advances are Liquidation Expenses that will be reimbursed to the Servicer out of related Liquidation Proceeds before the related Net Liquidation Proceeds are paid to Certificateholders and the Class C Certificateholders. The Servicer shall also deposit in the Certificate Account any Net Liquidation Proceeds received in connection with any Loan which became a Liquidated Loan in a prior Due Period.

     c. The Servicer may sue to enforce or collect upon Loans, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Loan, the act of commencement shall be deemed to be an automatic assignment of the Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the ground that it is not a real party in interest or a holder entitled to enforce the Loan, the Trustee on behalf of the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Loan, including bringing suit in its name or the names of the Certificateholders and the Class C Certificateholders.

     d. The Servicer may grant to the Obligor on any Loan any rebate, refund or adjustment out of the Certificate Account that the Servicer in good faith believes is required because of the Principal Prepayment in Full of the Loan. The Servicer will not permit any rescission or cancellation of any Loan.

     e. The Servicer shall enforce any due-on-sale clause in a Loan if such enforcement is called for under its then current servicing policies for obligations similar to the Loans, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable insurance policy. If an assumption of a Loan is permitted by the Servicer, upon conveyance of the related property the Servicer shall use its best efforts to obtain an assumption agreement in connection therewith.

     f. Any provision of this Agreement to the contrary notwithstanding, the Servicer shall not agree to the modification or waiver of any provision of a Loan at a time when such Loan is not in default or such default is not reasonably foreseeable, if such modification or waiver would both (i) be treated as a taxable exchange under Section 1001 of the Code or any proposed, temporary or final Treasury Regulations promulgated thereunder and (ii) cause the Trust to fail to qualify as a REMIC or cause the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

     SECTION 5.07. Trustee to Cooperate.

     a. Upon payment in full on any Loan, the Servicer will notify the Trustee and Conseco Finance Corp. (if Conseco Finance Corp. is not the Servicer) on the next succeeding Payment Date by certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Certificate Account pursuant to Section 5.05 have been so

                                       5-5
deposited) and shall request delivery of the Loan and Loan File to the Servicer. Upon receipt of such delivery and request, the Trustee shall promptly release or cause to be released such Loan and Loan File to the Servicer. Upon receipt of such Loan and Loan File, each of Conseco Finance Corp. (if different from the Servicer) and the Servicer is authorized to execute an instrument in satisfaction of such Loan and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate any lien on the related real estate. The Servicer shall determine when a Loan has been paid in full; provided that, to the extent that insufficient payments are received on a Loan credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds, without any right of reimbursement therefor (except from additional amounts recovered from the related Obligor or otherwise in respect of such Loan), and deposited in the Certificate Account.

     b. From time to time as appropriate for servicing and foreclosing in connection with a Loan, the Trustee shall, upon written request of a Servicing Officer and delivery to the Trustee of a receipt signed by such Servicing Officer, cause the original Loan and the related Loan File to be released to the Servicer and shall execute such documents as the Servicer shall deem necessary to the prosecution of any such proceedings. The Trustee shall stamp the face of each such Loan to be released to the Servicer with a notation that the Loan has been assigned to the Trustee. Upon request of a Servicing Officer, the Trustee shall perform such other acts as reasonably requested by the Servicer and otherwise cooperate with the Servicer in enforcement of the Certificateholders' and Class C Certificateholders' rights and remedies with respect to Loans.

     c. The Servicer's receipt of a Loan and/or Loan File shall obligate the Servicer to return the original Loan and the related Loan File to the Trustee when its need by the Servicer has ceased unless the Loan shall be liquidated or repurchased or replaced as described in Section 3.06 or Section 8.06.

     SECTION 5.08. Costs and Expenses. Except as provided in Section 8.04(b) for the reimbursement of Advances, all costs and expenses incurred by the Servicer in carrying out its duties hereunder (including payment of the Trustee's fees pursuant to Section 11.06, fees and expenses of accountants and payments of all fees and expenses incurred in connection with the enforcement of Loans (including enforcement of Loans and foreclosures upon real estate securing any such Loans) and all other fees and expenses not expressly stated hereunder to be for the account of the Trust) shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder, except that the Servicer shall be reimbursed out of the Liquidation Proceeds of a Liquidated Loan for customary out-of-pocket Liquidation Expenses incurred by it. The Servicer shall not incur such Liquidation Expenses unless it determines in its good faith business judgment that incurring such expenses will increase the Net Liquidation Proceeds on the related Loan.

     If the Servicer fails to make a timely interest rate or monthly payment adjustment on a Loan which does not provide for a fixed interest rate over the life of the Loan, the Servicer shall use its own funds to satisfy any shortage in the Obligor's remittance so long as such shortage

                                       5-6
shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Loan with respect to such adjustments.

     SECTION 5.09. Maintenance of Insurance. The Servicer shall at all times keep in force a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons who service a portfolio of home equity loans having an aggregate principal amount of $10,000,000 or more, and which are generally regarded as servicers acceptable to institutional investors. The Servicer shall cause to be maintained with respect to the real property securing a Loan hazard insurance (excluding flood insurance coverage) if such Loan is secured by a first priority mortgage, deed of trust or security deed or the initial principal balance of such Loan exceeds $30,000.

     SECTION 5.10. Merger or Consolidation of Servicer. Any Person into which the Servicer may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party shall be the successor of the Servicer hereunder, provided such Person shall be an Eligible Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall promptly notify each of the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

                                       5-7

                                   ARTICLE VI

                             REPORTS AND TAX MATTERS

     SECTION 6.01. Monthly Reports. No later than one Business Day following each Determination Date, the Servicer shall deliver to the Trustee and the Rating Agencies a Monthly Report, substantially in the form of Exhibit M hereto.

     SECTION 6.02. Officer's Certificate. Each Monthly Report pursuant to
Section 6.01 shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit H, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

     SECTION 6.03. Other Data. In addition, the Originator and (if different from the Originator) the Servicer shall, on request of the Trustee or any of the Rating Agencies, furnish the Trustee and/or any such Rating Agencies such underlying data as may be reasonably requested.

     SECTION 6.04. Annual Report of Accountants. On or before May 1 of each year, commencing May 1, 2000, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to issue to the Servicer a report that such firm has examined selected documents, records and management's assertions relating to loans serviced by the Servicer and stating that, on the basis of such examination, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor uniform program, except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards requires it to report.

     SECTION 6.05. Statements to Certificateholders and the Class C Certificateholders.

     a. The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Class A Certificates, the Class M Certificates, the Class B Certificates and the Class P Certificates on or before the third Business Day next preceding each Payment Date.

     b. Concurrently with each distribution to Certificateholders, the Trustee shall, so long as it has received the Monthly Report from the Servicer, forward or cause to be forwarded by mail to each Holder of a Class A Certificate and (if the Originator is not the Servicer) the Originator a statement setting forth the following:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, separately identifying any Unpaid Class A Interest Shortfall included in such distribution and any remaining Unpaid Class A Interest Shortfall after giving effect to such distribution;

                                       6-1

          (ii) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class A Formula Distribution Amount for such Payment Date exceeds the Class A Distribution Amount for such Payment Date;

          (iv) the Class Principal Balance of each Class of Class A Certificates and the Class A-IO Notional Principal Amount after giving effect to the distribution of principal on such Payment Date;

          (v) the Pool Scheduled Principal Balance, and of that amount the aggregate Scheduled Principal Balances of the Adjustable Rate Loans and the Fixed Rate Loans, for such Payment Date;

          (vi) Senior Enhancement Percentage for the Fixed Rate Certificates and the Adjustable Rate Certificates, respectively, and whether or not a Trigger Event exists;

          (vii) the Pool Factor;

          (viii) the number and aggregate principal balances of Loans, identifying separately the Adjustable Rate Loans and the Fixed Rate Loans, delinquent (a) 30-59 days and (b) 60 or more days;

          (ix) Average Sixty-Day Delinquency Ratio Test for the Fixed Rate Loans and for the Adjustable Rate Loans (as set forth in Exhibit M hereto);

          (x) Cumulative Realized Losses Test for the Fixed Rate Loans and for the Adjustable Rate Loans (as set forth in Exhibit M hereto);

          (xi) the number of Liquidated Loans, identifying such Loans (including those which are Adjustable Rate Loans and those which are Fixed Rate Loans) and the Net Liquidation Loss on such Loans; and

          (xii) the Pre-Funded Group I ARM Amount, the Pre-Funded Group II ARM Amount and the Pre-Funded Fixed Rate Amount for such Payment Date.

     The Trustee and the Servicer shall, if any Certificateholder, Class C Certificateholder or Underwriter inquires by telephone, provide the information contained in the most recent Monthly Report.

     In the case of information furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate.

                                       6-2

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class A Certificate a statement containing the information with respect to interest accrued and principal paid on its Class A Certificates during such calendar year. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     c. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class M-1 Certificate a copy of the monthly statement forwarded to the Holders of Class A Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such information to the Class M-1 Certificateholders as part of their monthly statement, the following information:

          (i) the amount of such distribution to Holders of Class M-1 Certificates allocable to interest, separately identifying with respect to each Class of Class M-1 Certificates any Unpaid Class M-1 Interest Shortfall included in such distribution and any remaining Unpaid Class M-1 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class M-1 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class MF-1 Formula Distribution Amount for such Payment Date exceeds the Class MF-1 Distribution Amount for such Payment Date and the amount, if any, by which the Class MV-1 Formula Distribution Amount for such Payment Date exceeds the Class MV-1 Distribution Amount for such Payment Date;

          (iv) the Class MF-1 Principal Balance and the Class MV-1 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class M-1 Liquidation Loss Interest Shortfall with respect to each Class of M-1 Certificates after giving effect to any distribution on such Payment Date pursuant to Section 8.04(b)(10); and

          (vi) the information set forth in clauses (v) through (xii) of Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder

                                       6-3
of a Class M-1 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class M-1 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     d. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class M-2 Certificate a copy of the monthly statements forwarded to the Holders of Class A and Class M-1 Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such information to the Class M-2 Certificateholders as part of their monthly statement, the following information:

          (i) the amount of such distribution to Holders of Class M-2 Certificates allocable to interest, separately identifying with respect to each Class of Class M-2 Certificates any Unpaid Class M-2 Interest Shortfall included in such distribution and any remaining Unpaid Class M-2 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class M-2 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class MF-2 Formula Distribution Amount for such Payment Date exceeds the Class MF-2 Distribution Amount for such Payment Date; and the amount, if any, by which the Class MV-2 Formula Distribution Amount for such Payment Date exceeds the Class MV-2 Distribution Amount for such Payment Date;

          (iv) the Class MF-2 Principal Balance and the Class MV-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class M-2 Liquidation Loss Interest Shortfall with respect to each Class of Class M-2 Certificates after giving effect to any distribution on such Payment Date pursuant to Section 8.04(b)(11); and

          (vi) the information set forth in clauses (v) through (xii) of Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class M-2 Certificate a statement containing the applicable distribution information

                                       6-4
provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class M-2 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     e. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class B-1 Certificate a copy of the monthly statements forwarded to the Holders of Class A and Class M Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such information to the Class B-1 Certificateholders as part of their monthly statement, the following information:

          (i) the amount of such distribution to Holders of Class B-1 Certificates allocable to interest, separately identifying with respect to each Class of Class B-1 Certificates any Unpaid Class B-1 Interest Shortfall included in such distribution and any remaining Unpaid Class B-1 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class B-1 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the Class BF-1 Formula Distribution Amount for such Payment Date exceeds the Class BF-1 Distribution Amount for such Payment Date; and the amount, if any, by which the Class BV-1 Formula Distribution Amount for such Payment Date exceeds the Class BV-1 Distribution Amount for such Payment Date;

          (iv) the Class BF-1 Principal Balance, and the Class BV-1 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Unpaid Class B-1 Liquidation Loss Interest Shortfall with respect to each Class of Class B-1 Certificates after giving effect to any distribution on such Payment Date pursuant to Section 8.04(b)(12); and

          (vi) the information set forth in clauses (v) through (xii) of Section 6.05(b).

     In the case of the information in clauses (i) through (v) above, the amounts shall be expressed as a dollar amount per Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class B-1 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class B-1 Certificate. Such obligation of the

                                       6-5

Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     f. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class B-2 Certificate a copy of the monthly statements forwarded to the Holders of Class A, Class M and Class B-1 Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such information to the Class B-2
Certificateholders as part of their monthly statement, the following information:

          (i) the amount of such distribution to Holders of Class B-2 Certificates allocable to interest, separately identifying any Unpaid Class B-2 Interest Shortfall included in such distribution and any remaining Unpaid Class B-2 Interest Shortfall after giving effect to such distribution;

          (ii) the amount of such distribution to Holders of Class B-2 Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

          (iii) the amount, if any, by which the sum of the Class B-2 Formula Distribution Amount and the Class B-2 Liquidation Loss Principal Amount, if any, for such Payment Date exceeds the Class B-2 Distribution Amount for such Payment Date;

          (iv) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Payment Date;

          (v) the Class B-2 Guaranty Payment, if any, for such Payment Date; and

          (vi) the information set forth in clauses (v) through (xii) of Section 6.05(b).

     In the case of the information in clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount per Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Class B-2 Certificate a statement containing the applicable distribution information provided pursuant to this Section aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class B-2 Certificate. Such obligation of the Certificate Registrar shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Registrar pursuant to any requirements of the Code as from time to time in force.

     g. On each Payment Date, the Trustee shall forward or cause to be forwarded by mail to each Holder of a Class P Certificate a copy of the monthly statements forwarded to the

                                       6-6

Holders of Class A, Class M and Class B Certificates on such Payment Date. The Servicer shall also furnish to the Trustee, which shall forward such information to the Class P Certifcateholders as part of their monthly statement, the following information:

          (i) the amount of such distribution to Holders of Class P Certificates allocable to Prepayment Charges;

          (ii) the amount of such distribution to Holders of Class P Certificates allocable to principal; and

          (iii) the Class P Principal Balance after giving effect to the distribution of principal on such Payment Date.

     h. Copies of all reports and statements provided to the Trustee for the Certificateholders shall also be provided to the Rating Agencies and the Class C Certificateholders.

     SECTION 6.06. Payment of Taxes. The Servicer shall be responsible for and agrees to prepare, make and timely file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer, if and for so long as it is a Class C Certificateholder, shall be designated the "tax matters person" on behalf of the Trust in the same manner as a partnership may designate a "tax matters partner," as such term is defined in Section 6231(a)(7) of the Code. To the extent permitted by the REMIC Provisions, any subsequent holder of the Class C Certificate, by acceptance thereof, irrevocably designates and appoints the Servicer as its agent to perform the responsibilities of the "tax matters person" on behalf of the Trust if, and during such time as, the Servicer is not the holder of the Class C Certificates. The Servicer may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph. The Servicer shall provide to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

     Each of the Holders of the Certificates or the Class C Certificates, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Servicer, as tax matters person or as agent for the tax matters person, shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the Holders of the Certificates and Class C

                                       6-7

Certificates, by acceptance thereof, agrees to cooperate with the Servicer in such matters and to do or refrain from doing any or all things reasonably required by the Servicer to conduct such proceedings, provided that no such action shall be required by the Servicer of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

     The Class C Master Certificateholders and Class C Subsidiary Certificateholders shall pay, on behalf of the Trust, any foreign, federal, state or local income, property, excise, sales, receipts or any other similar or related taxes or charges which may be imposed upon the Master REMIC or Subsidiary REMIC, respectively, as a REMIC or otherwise and shall, to the extent provided in Section 10.06, be entitled to be reimbursed out of the Certificate Account or, if such tax or charge results from a failure by the Trustee, the Originator or any Servicer to comply with the provisions of Section 2.04 or 3.07, or a failure by any Servicer to comply with the provisions of this Section 6.06, the Trustee, the Originator or such Servicer, as the case may be, shall indemnify the Class C Certificateholders for the payment of any such tax or charge. The Trustee shall be entitled to withhold from amounts otherwise distributable to the Class C Certificateholders any taxes or charges payable by the Class C Certificateholders hereunder.

     In the event a Class C Certificate is transferred to a "disqualified organization," within the meaning of Section 860E(e)(5) of the Code, pursuant to
Section 860D(a)(6)(B) of the Code the Originator shall provide to the Internal Revenue Service and the persons specified in Sections 860(E)(e)(5) and (6) of the Code all information necessary for the application of Section 860E(e) and any other applicable provision of the Code with respect to the transfer of the Class C Certificate to such disqualified organization including, without limitation, a computation showing the present value of the total anticipated excess inclusions with respect to such Class C Certificate for periods after the transfer as defined in the REMIC Provisions. In addition, to the extent required by the REMIC Provisions, the Originator shall, upon the written request of persons designated in Section 860E(e)(5) of the Code, furnish to such requesting party and the Internal Revenue Service information sufficient to compute the present value of anticipated excess inclusions within 60 days of the receipt of such written request.

                                       6-8

                                   ARTICLE VII

                                SERVICE TRANSFER

     SECTION 7.01. Events of Termination. "Event of Termination" means the occurrence of any of the following:

          a. Any failure by the Servicer to make any payment or deposit required to be made hereunder (including an Advance) and the continuance of such failure for a period of four Business Days;

          b. Failure on the Servicer's part to observe or perform in any material respect any covenant or agreement in this Agreement (other than a covenant or agreement which is elsewhere in this Section specifically dealt with) which continues unremedied for 30 days;

          c. Any assignment by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment;

          d. A court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs;

          e. The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing;

          f. The failure of the Servicer to be an Eligible Servicer; or

          g. If Conseco Finance Corp. is the Servicer, the servicing rights of Conseco Finance Corp. under its master seller-servicer agreement with GNMA are terminated by GNMA.

     SECTION 7.02. Transfer. If an Event of Termination has occurred and is continuing, either the Trustee or Certificateholders, in the aggregate, representing 25% or more of the Aggregate Certificate Principal Balance, by notice in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all (but not less than all) of the Servicer's

                                       7-1
management, administrative, servicing and collection functions (such termination being herein called a "Service Transfer"). On receipt of such notice (or, if later, on a date designated therein), all authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise (except with respect to the Certificate Account, the transfer of which shall be governed by Section 7.06), shall pass to and be vested in the Trustee pursuant to and under this Section 7.02; and, without limitation, the Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. The Trustee shall cause all assignments of mortgages, deeds of trust or security deeds securing the Loans to be duly recorded. Each of the Originator and the Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Certificate Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans. The Servicer shall transfer to the new servicer (i) the Servicer's records relating to the Loans in such electronic form as the new servicer may reasonably request and (ii) any Loan Files in the Servicer's possession.

     SECTION 7.03. Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 7.02, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Trustee will not assume any obligations of the Originator pursuant to Section 3.06, and
(ii) the Trustee shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by the Servicer of any of its obligations contained herein or in any related document or agreement. As compensation therefor, the Trustee shall be entitled to receive reasonable compensation out of the Monthly Servicing Fee. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of 100% of the Certificateholders, exceed the Monthly Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                                       7-2

     SECTION 7.04. Notification to Certificateholders and Class C
Certificateholders.

     a. Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustee, to each of the Rating Agencies, to the Certificateholders and to the Class C Certificateholders at their respective addresses appearing on the Certificate Register.

     b. Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give written notice thereof to each of the Rating Agencies, to the Certificateholders and to the Class C Certificateholders at their respective addresses appearing on the Certificate Register.

     SECTION 7.05. Effect of Transfer.

     a. After the Service Transfer, the Trustee or new Servicer shall notify Obligors to make payments directly to the new Servicer that are due under the Loans after the effective date of the Service Transfer.

     b. After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Loans and the new Servicer shall have all of such obligations, except that the replaced Servicer will transmit or cause to be transmitted directly to the new Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the new Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

     c. A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer and the Originator pursuant to Article X and Sections 3.07, 11.06 and 11.12(f)) other than those relating to the management, administration, servicing or collection of the Loans after the Service Transfer.

     SECTION 7.06. Transfer of Certificate Account. Notwithstanding the provisions of Section 7.02, if the Certificate Account shall be maintained with the Servicer and an Event of Termination shall occur and be continuing, the Servicer shall, after five days' written notice from the Trustee, or in any event within ten days after the occurrence of the Event of Termination, establish a new account or accounts in trust for the Certificateholders and the Class C Certificateholders conforming with the requirements of this Agreement at the corporate trust department of the Trustee or with an institution other than the Servicer and promptly cause the Trustee to transfer all funds in the Certificate Account to such new account, which shall thereafter be deemed the Certificate Account for the purposes hereof.

                                       7-3

                                  ARTICLE VIII

                                    PAYMENTS

     SECTION 8.01. Monthly Payments.

     a. Subject to the terms of this Article VIII, each Holder of a Certificate or Class C Certificate as of a Record Date shall be paid on the next succeeding Payment Date by check mailed to such Certificateholder or Class C Certificateholder at the address for such Certificateholder or Class C Certificateholder appearing on the Certificate Register (or, if such Certificateholder holds Certificates of a Class with an aggregate Percentage Interest of at least 5% of such Class and so requests, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment
Date), the sum equal to such Certificateholder's or Class C Certificateholder's Percentage Interest of the Class AV-1 Distribution Amount, the Class AV-2 Distribution Amount, the Class MV-1 Distribution Amount, the Class MV-2 Distribution Amount, the Class BV-1 Distribution Amount, the Class AF-1 Distribution Amount, the Class AF-2 Distribution Amount, the Class AF-3 Distribution Amount, the Class AF-4 Distribution Amount, the Class AF-5 Distribution Amount, the Class AF-6 Distribution Amount, the Class A-IO Distribution Amount, the Class MF-1 Distribution Amount, the Class MF-2 Distribution Amount, the Class BF-1 Distribution Amount, the Class B-2 Distribution Amount, any Class B-2 Guaranty Payment, the Class P Distribution Amount and the Class C Master Distribution Amount, as applicable. Final payment of any Certificate or a Class C Certificate shall be made only upon presentation and surrender of such Certificate or Class C Certificate at the office or agency of the Paying Agent.

     b. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Book-Entry Certificates. Neither the Trustee, the Certificate Registrar, the Seller nor the Originator shall have any responsibility therefor except as otherwise provided by applicable law. To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Certificates as set forth in Exhibits A through C hereto, and the Class C Certificates as set forth in Exhibit I hereto.

     c. The Trustee shall either act as the paying agent or appoint an Eligible Institution to be the paying agent (in either such case, the "Paying Agent") to make the payments to the Certificateholders and the Class C Certificateholders required hereunder. The Trustee's corporate trust operations department, with an office at 180 East Fifth Street, Third Floor, St. Paul, Minnesota 55101,
Attention: Tamara Schultz-Fugh, shall initially act as Paying Agent. The Trustee shall require the Paying Agent (if other than the Trustee) to agree in writing that all

                                       8-1
amounts held by the Paying Agent for payment hereunder will be held in trust for the benefit of the Certificateholders and the Class C Certificateholders and that it will notify the Trustee of any failure by the Servicer to make funds available to the Paying Agent for the payment of amounts due on the Certificates and the Class C Certificates.

     SECTION 8.02. Advances.

     a. Not later than one Business Day following the Determination Date, the Servicer shall advance all Delinquent Payments for the immediately preceding Due Period by depositing the aggregate amount of such Delinquent Payments in the Certificate Account; provided, however, that the Servicer shall be obligated to advance Delinquent Payments only to the extent that the Servicer, in its sole discretion, expects to be able to recover such Advances from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(b). If the Servicer fails to advance all Delinquent Payments required under this Section 8.02, the Trustee shall be obligated to advance such Delinquent Payments pursuant to Section 11.15.

     b. The Servicer shall be entitled to reimbursement of an Advance from subsequent funds available therefor in the Certificate Account in accordance with Section 8.04(b).

     SECTION 8.03. Class B-2 Limited Guaranty.

     (i) No later than the Determination Date, the Servicer (if other than the Guarantor) shall notify the Guarantor of the amount of the Class B-2 Guaranty Payment (if any) for the related Payment Date. Not later than the Business Day preceding each Payment Date, the Guarantor shall deposit the Class B-2 Guaranty Payment, if any, for such Payment Date into the Certificate Account. Any Class B-2 Guaranty Payment shall be distributable to Class B-2 Certificateholders pursuant to Section 8.01.

     (ii) The obligations of the Guarantor under this Section 8.03 shall not terminate upon or otherwise be affected by a Service Transfer pursuant to
Article VII of this Agreement.

     (iii) The obligation of the Guarantor to provide the Class B-2 Limited Guaranty under this Agreement shall terminate on the Final Payment Date.

     (iv) The obligation of the Guarantor to make the Class B-2 Guaranty Payments described in subsection (i) above shall be unconditional and irrevocable. The Guarantor acknowledges that its obligation to make the Class B-2 Guaranty Payments described in subsection (i) above shall be deemed a guaranty by the Guarantor of indebtedness of the Trust for money borrowed from the Class B-2 Certificateholders.

     (v) If the Guarantor fails to make a Class B-2 Guaranty Payment in whole or in part, the Guarantor shall promptly notify the Trustee, and the Trustee shall promptly notify the Rating Agencies.

                                       8-2

     (vi) In consideration of providing the Class B-2 Limited Guaranty, the Guarantor shall be entitled to the Class B-2 Guaranty Fee payable in accordance with Section 8.04(b)(19).

     SECTION 8.04. Permitted Withdrawals from the Certificate Account; Payments.

     a. The Trustee shall, from time to time as provided herein, make withdrawals from the Certificate Account of amounts deposited in said account pursuant to Section 5.05 that are attributable to the Loans for the following purposes:

          (i) to make payments in the amounts and in the manner provided for in
     Section 8.04(b);

          (ii) to pay to the Originator with respect to each Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 3.06, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Scheduled Principal Balance or Repurchase Price is determined;

          (iii) to reimburse the Servicer out of Liquidation Proceeds for Liquidation Expenses incurred by it and not otherwise reimbursed, to the extent such reimbursement is permitted pursuant to Section 5.08;

          (iv) to withdraw any amount deposited in the Certificate Account that was not required to be deposited therein; or

          (v) to make any rebates or adjustments deemed necessary by the Servicer pursuant to Section 5.06(d).

     Since, in connection with withdrawals pursuant to clause (iii), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Loan, the Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such clause.

     b. On each Payment Date, the Trustee shall apply the Amount Available for such Payment Date, less any Prepayment Charges included in the Amount Available, to make payment in the following order of priority, subject to Section 8.04(c) and the last sentence of this Section 8.04(b):

          (1) if neither Conseco Finance Corp. nor a wholly owned subsidiary of the Originator is the Servicer, to pay, with respect to the Loans, the Monthly Servicing Fee and any other compensation owed to the Servicer pursuant to Section 7.03;

          (2) to pay the Class A Formula Interest Distribution Amount to the Class A Certificateholders as follows:

                                       8-3

               (i) the amount in clause (a)(1) of the definition of Class A Formula Distribution Amount to the Class AV-1 Certificateholders; the amount in clause (a)(2), to the Class AV-2 Certificateholders; the amount in clause (a)(3), to the Class AF-1 Certificateholders; the amount in clause (a)(4), to the Class AF-2 Certificateholders; the amount in clause (a)(5), to the Class AF-3 Certificateholders; the amount in clause (a)(6), to the Class AF-4 Certificateholders; the amount in clause (a)(7), to the Class AF-5 Certificateholders; the amount in clause (a)(8), to the Class AF-6 Certificateholders; and the amount in clause (a)(9), to the Class A-IO Certificateholders; or, if the Amount Available is less than the amount necessary to pay all Class A Formula Interest Distribution Amounts, to each Class of Class A Certificates pro rata in accordance with its respective entitlement to interest; and

               (ii) to each Class of Class A Certificates the amount, if any, of the Unpaid Class A Interest Shortfall of such Class or, if the remaining Amount Available is less than the amount necessary to pay all Unpaid Class A Interest Shortfalls, pro rata to each Class of Class A Certificates based on the Unpaid Class A Interest Shortfall of each such Class;

          (3) after payment of the amounts specified in clauses (1) and (2) above, to the Class M-1 Certificateholders as follows:

               (i) the amount in clause (a)(1) of the definition of Class M-1 Formula Distribution Amount to the Class MF-1 Certificateholders and the amount in clause (a)(2) to the Class MV-1 Certificateholders; or, if the remaining Amount Available is less than the amount necessary to pay all Class M-1 Formula Interest Distribution Amounts, to each Class of Class M-1 Certificates pro rata in accordance with its respective entitlement to interest; and

               (ii) to each Class of Class M-1 Certificates the amount, if any, of the Unpaid Class M-1 Interest Shortfall of such Class or, if the remaining Amount Available is less than the amount necessary to pay all Unpaid Class M-1 Interest Shortfalls, pro rata to each Class of Class M-1 Certificates based on the Unpaid Class M-1 Interest Shortfall of each such Class;

          (4) after payment of the amounts specified in clauses (1) through (3) above, to the Class M-2 Certificateholders as follows:

               (i) the amount in clause (a)(1) of the definition of Class M-2 Formula Distribution Amount to the Class MF-2 Certificateholders and the amount in clause (a)(2) to the Class MV-2 Certificateholders; or, if the remaining Amount Available is less than the amount necessary to pay all Class M-2 Formula Interest Distribution Amounts, to each Class of Class M-2 Certificates pro rata in accordance with its respective entitlement to interest; and

                                       8-4

               (ii) to each Class of Class M-2 Certificates the amount, if any, of the Unpaid Class M-2 Interest Shortfall of such Class or, if the remaining Amount Available is less than the amount necessary to pay all Unpaid Class M-2 Interest Shortfalls, pro rata to each Class of Class M-2 Certificates based on the Unpaid Class M-2 Interest Shortfall of each such Class;

          (5) after payment of the amounts specified in clauses (1) through (4) above, to the Class B-1 Certificateholders as follows:

               (i) the amount in clause (a)(1) of the definition of Class B-1 Formula Distribution Amount to the Class BF-1 Certificateholders and the amount in clause (a)(2) the Class BV-1 Certificateholders; or, if the remaining Amount Available is less than the amount necessary to pay all Class B-1 Formula Interest Distribution Amounts, to each Class of Class B-1 Certificates pro rata in accordance with its respective entitlement to interest; and

               (ii) to each Class of Class B-1 Certificates the amount, if any, of the Unpaid Class B-1 Interest Shortfall of such Class or, if the remaining Amount Available is less than the amount necessary to pay all Unpaid Class B-1 Interest Shortfalls, pro rata to each Class of Class B-1 Certificates based on the Unpaid Class B-1 Interest Shortfall of each such Class;

          (6) after payment of the amounts specified in clauses (1) through (5) above, to pay principal in respect of the Class A Certificates as follows:

               (i) if there is a Class A Principal Deficiency Amount for such Payment Date, the remaining Amount Available pro rata to each Class of Class A Certificates based on the Class Principal Balance of each Class; and

               (ii) if there is no Class A Principal Deficiency Amount for such Payment Date, the remaining Amount Available up to the Class A Formula Principal Distribution Amount as follows:

                    (A) if the remaining Amount Available is less than the Class
               A Formula Principal Distribution Amount, then pro rata to each Class of Class A Certificates based upon the amounts that would have been distributed pursuant to clause (B), below, had the remaining Amount Available been equal to the Class A Formula Principal Distribution Amount;

                    (B) if the remaining Amount Available is not less than the
               Class A Formula Principal Distribution Amount, then

                         (a) to the Class AV-1 Certificateholders, the Class
                    AV-1 Formula Principal Distribution Amount, and to the Class

                                       8-5

                    AV-2 Certificateholders, the Class AV-2 Formula Principal Distribution Amount;

                         (b) to the Class AF-6 Certificateholders, the Class
                    AF-6 Lockout Principal Distribution Amount, if any;

                         (c) to the Class AF-1 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount, but in no event more than is necessary to reduce the Class AF-1 Principal Balance to zero;

                         (d) to the Class AF-2 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount, but in no event more than is necessary to reduce the Class AF-2 Principal Balance to zero;

                         (e) to the Class AF-3 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount, but in no event more than is necessary to reduce the Class AF-3 Principal Balance to zero;

                         (f) to the Class AF-4 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount, but in no event more than is necessary to reduce the Class AF-4 Principal Balance to zero; and

                         (g) to the Class AF-5 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount, but in no event more than is necessary to reduce the Class AF-5 Principal Balance to zero; and

                         (h) to the Class AF-6 Certificateholders, any remaining
                    Class AF Formula Principal Distribution Amount;

          (7) after payment of the amounts specified in clauses (1) through (6) above, to the Class M-1 Certificateholders, as follows:

               (i) if the remaining Amount Available is less than the Class M-1 Formula Principal Distribution Amount, pro rata to the Class MF-1 and Class MV-1 Certificates based on the amounts that would have been distributed pursuant to clause (ii) below, had the remaining Amount Available been equal to the Class M-1 Formula Principal Distribution Amount;

               (ii) if the remaining Amount Available is not less than the Class M-1 Formula Principal Distribution Amount, then to the Class MF-1 Certificate-

                                       8-6
          holders the Class MF-1 Formula Principal Distribution Amount and to the Class MV-1 Certificateholders the Class MV-1 Formula Principal Distribution Amount.

          (8) after payment of the amounts specified in clauses (1) through (7) above, to the Class M-2 Certificateholders, as follows:

               (i) if the remaining Amount Available is less than the Class M-2 Formula Principal Distribution Amount, pro rata to the Class MF-2 and Class MV-2 Certificates based on the amounts that would have been distributed pursuant to clause (ii) below, had the remaining Amount Available been equal to the Class M-2 Formula Principal Distribution Amount;

               (ii) if the remaining Amount Available is not less than the Class M-2 Formula Principal Distribution Amount, then to the Class MF-2 Certificateholders the Class MF-2 Formula Principal Distribution Amount and to the Class MV-2 Certificateholders the Class MV-2 Formula Principal Distribution Amount.

          (9) after payment of the amounts specified in clauses (1) through (8) above, to the Class B-1 Certificateholders, as follows:

               (i) if the remaining Amount Available is less than the Class B-1 Formula Principal Distribution Amount, pro rata to the Class BF-1 and Class BV-1 Certificates based on the amounts that would have been distributed pursuant to clause (ii) below, had the remaining Amount Available been equal to the Class B-1 Formula Principal Distribution Amount;

               (ii) if the remaining Amount Available is not less than the Class B-1 Formula Principal Distribution Amount then to the Class BF-1 Certificateholders the Class BF-1 Formula Principal Distribution Amount and to the Class MB-1 Certificateholders the Class BV-1 Formula Principal Distribution Amount.

          (10) after payment of the amounts specified in clauses (1) through (9) above, to the Class M-1 Certificateholders as follows:

               (i) any Class M-1 Liquidation Loss Interest Amount and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class MF-1 and Class MV-1
          Certificateholders based upon their respective entitlements; and

               (ii) any Unpaid Class M-1 Liquidation Loss Interest Shortfall and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class MF-1 and Class MV-1 Certificateholders based upon their respective entitlements;

                                       8-7

          (11) after payment of the amounts specified in clauses (1) through
     (10) above, to the Class M-2 Certificateholders as follows:

               (i) any Class M-2 Liquidation Loss Interest Amount and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class MF-2 and Class MV-2
          Certificateholders based upon their respective entitlements; and

               (ii) any Unpaid Class M-2 Liquidation Loss Interest Shortfall and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class MF-2 and Class MV-2 Certificateholders based upon their respective entitlements;

          (12) after payment of the amounts specified in clauses (1) through
     (11) above, to the Class B-1 Certificateholders as follows:

               (i) any Class B-1 Liquidation Loss Interest Amount and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class BF-1 and Class BV-1
          Certificateholders based upon their respective entitlements; and

               (ii) any Unpaid Class B-1 Liquidation Loss Interest Shortfall and, if the remaining Amount Available is insufficient to make such payment in full, then pro rata to the Class BF-1 and Class BV-1 Certificateholders based upon their respective entitlements;

          (13) after payment of the amounts specified in clauses (1) through
     (12) above, to the Class B-2 Certificateholders as follows:

               (i) the amount in clause (a) of the definition of Class B-2 Formula Distribution Amount;

               (ii) any Unpaid Class B-2 Interest Shortfall; and

               (iii) the Class B-2 Formula Principal Distribution Amount;

          (14) after payment of the amounts specified in clauses (1) through
     (13) above, to the Holders of the Adjustable Rate Certificates as follows:

               (i) to the Class AV-1 Certificateholders, any Class AV-1 Available Funds Cap Carryover Amount, and to the Class AV-2 Certificateholders, any Class AV-2 Available Funds Cap Carryover Amount; or, if the Amount Available is less than the amount necessary to pay such amounts, pro rata to the Class AV-1 Certificates and the Class AV-2 Certificates in accordance with their respective entitlements;

                                       8-8

               (ii) to the Class MV-1 Certificateholders, any Class MV-1 Available Funds Cap Carryover Amount;

               (iii) to the Class MV-2 Certificateholders, any Class MV-2 Available Funds Cap Carryover Amount;

               (iv) to the Class BV-1 Certificateholders, any Class BV-1 Available Funds Cap Carryover Amount; and

          (15) (i) if Conseco Finance Corp. or a wholly owned subsidiary of Conseco Finance Corp. is the Servicer, after payment of the amounts specified in clauses (1) through (14) above, to pay the Servicer the Monthly Servicing Fee with respect to the Loans; and

               (ii) after payment of the amounts specified in clauses (1) through (15)(i) above, to reimburse the Servicer or the Trustee, as applicable, for any unreimbursed Advances made with respect to the Loans in respect of current or prior Payment Dates;

          (16) after payment of the amounts specified in clauses (1) through
     (15) above, any Extra Principal Distribution Amount to the Certificates as payment of principal in the following order of priority, and in no case in excess of the Class Principal Balance of any Class of Certificates:

               (i) to the Class AV-1, Class AV-2 and Class AF Certificates, pro rata based upon the Class AV-1 Principal Balance, the Class AV-2 Principal Balance and the Class AF Principal Balance, and among the Class AF Certificates first to the Class AF-6 Certificates and then to the other Class AF Certificates in the order set forth above in clauses (c) through (g) of Section 8.04(b)(6)(ii)(B);

               (ii) to the Class MV-1 and MF-1 Certificates, pro rata based on the Class Principal Balance of each Class;

               (iii) to the Class MV-2 and MF-2 Certificates, pro rata based on the Class Principal Balance of each Class;

               (iv) to the Class BV-1 and Class BV-2 Certificates, pro rata based on the Class Principal Balance of each Class;

               (v) to the Class B-2 Certificates; and

               (vi) to the Class P Certificates.

          (17) if such Payment Date is on or after the Additional Principal Entitlement Date, then, pursuant to Section 8.06(f), after payment of the amounts specified in clauses

                                       8-9

     (1) through (16) above, the Additional Principal Distribution Amount to the Certificates as payment of principal in the following order of priority, and in no case in excess of the Class Principal Balance of any Class of
     Certificates:

               (i) first to the Class AF-6 Certificates until paid in full;

               (ii) then to the Class AF Certificates and Class AV Certificates, pro rata based upon the Class Principal Balance of each Class of Class AF and Class AV Certificates until paid in full;

               (iii) then to the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, pro rata based on the Class Principal Balance of each Class of M-1, Class M-2, Class B-1 and Class B-2 Certificates, until paid in full.

          (18) after payment of the amounts specified in clauses (1) through
     (17) above, to reimburse the Class C Certificateholders for expenses incurred by and reimbursable to them pursuant to Section 10.06;

          (19) after payment of the amounts specified in clauses (1) through
     (18) above, to reimburse the Guarantor for any prior unreimbursed Class B-2 Guaranty Payments;

          (20) after payment of the amounts specified in clauses (1) through
     (19) above, to pay the Class B-2 Guaranty Fee to the Guarantor; and

          (21) after payment of the amounts specified in clauses (1) through
     (20) above, to pay the remainder, if any, of the Amount Available as follows:

               (i) if the Payment Date is after the Prepayment Term, to the Class P Certificateholders until the Class P Principal Balance is reduced to zero and

               (ii) otherwise, to the Class C Master Certificateholder.

     If the Trustee shall not have received the applicable Monthly Report by any Payment Date, the Trustee shall, in accordance with this Section 8.04(b), distribute all funds then in the Certificate Account to Certificateholders, to the extent of such funds, on such Payment Date.

     c. Notwithstanding the priorities set forth above, any Pre-Funded Group I ARM Amount, Pre-Funded Group II ARM Amount or Pre-Funded Fixed Rate Amount deposited in the Certificate Account shall be applied solely to pay principal of the Class AV-1 Certificates, Class AV-2 Certificates or Class AF-1 Certificates, respectively, and any amount withdrawn from the Capitalized Interest Account and deposited in the Certificate Account shall be applied solely as described in
Section 8.07.

     d. On each Payment Date, the Trustee will pay to the Class P
Certificateholders all Prepayment Charges included in the Amount Available for such Payment Date.

                                      8-10

     SECTION 8.05. Reassignment of Repurchased and Replaced Loans. Upon receipt by the Trust, by deposit in the Certificate Account, of the Repurchase Price under Section 3.06(a), or upon receipt by the Trust of an Eligible Substitute Loan under Section 3.06(b) and receipt by the Trust, by deposit in the Certificate Account, of any additional amount under Section 3.06(b)(vi), and upon receipt of a certificate of a Servicing Officer in the form attached hereto as Exhibit J-1 or J-2, as applicable, the Trustee shall convey and assign to the Originator all of the Certificateholders' right, title and interest in the repurchased Loan or Replaced Loan without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee. Upon such deposit of the Repurchase Price or receipt of such Eligible Substitute Loan and related deposit of any additional amount under Section 3.06(b)(vi), the Servicer shall be deemed to have released any claims to such Loan as a result of Advances with respect to such Loan.

     SECTION 8.06. Class C Certificateholder's Purchase Option; Auction Sale; Additional Principal Distribution Amount.

     a. The Class C Certificateholder shall, subject to subsection (b) hereof, have the option to purchase all of the Loans and all property acquired in respect of any Loan remaining in the Trust at a price (such price being referred to as the "Minimum Purchase Price") equal to the greater of:

          (i) the sum of (x) 100% of the principal balance of each Loan (other than any Loan as to which title to the underlying property has been acquired and whose fair market value is included pursuant to clause (y) below), together with accrued and unpaid interest on each such Loan at a rate per annum equal to the Weighted Average Pass-Through Rate, plus (y) the fair market value of such acquired property (as reasonably determined by the Servicer as of the close of business on the third Business Day preceding the date of such purchase), and

          (ii) the Aggregate Certificate Principal Balance as of the date of such purchase (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of principal in respect of the Loans) plus an amount necessary to pay the Class A Formula Interest Distribution Amount, the Class AV-1 Available Funds Cap Carryover Amount, the Class AV-2 Available Funds Cap Carryover Amount, the Class M-1 Formula Interest Distribution Amount, the Class M-1 Formula Liquidation Loss Interest Distribution Amount, the Class MV-1 Available Funds Cap Carryover Amount, the Class M-2 Formula Interest Distribution Amount, the Class M-2 Formula Liquidation Loss Interest Distribution Amount, the Class MV-2 Available Funds Cap Carryover Amount, the Class B-1 Formula Interest Distribution Amount, the Class B-1 Formula Liquidation Loss Interest Distribution Amount, the Class BV-1 Available Funds Cap Carryover Amount, and the Class B-2 Formula Interest Distribution Amount due on the Payment Date occurring in the calendar month following such purchase date (less any amounts on deposit in the Certificate Account on such purchase date and representing payments of interest in respect of the Loans at a rate per annum equal to the Weighted Average Pass-Through Rate).

                                      8-11

     b. The purchase by the Class C Certificateholder of all of the Loans pursuant to this Section 8.06 shall be conditioned upon:

          (i) the Pool Scheduled Principal Balance, at the time of any such purchase, aggregating not more than 20% of the Cut-off Date Pool Principal Balance,

          (ii) such purchase being made pursuant to a plan of complete liquidation in accordance with Section 860F of the Code, as provided in
     Section 12.04,

          (iii) the Class C Certificateholder having provided the Trustee and the Depository (if any) with at least 30 days' written notice, and

          (iv) the Trustee not having accepted a qualifying bid for the Loans pursuant to subsection (e) below.

If such option is exercised, the Class C Certificateholder shall provide to the Trustee (at the Class C Certificateholder's expense) the certification required by Section 12.04, which certificate shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall promptly sign such certification and release to the Class C Certificateholder the Loan Files pertaining to the Loans being purchased.

     c. The Class C Certificateholder may assign its rights under this Section 8.06, separately from its other rights as Holder of the Class C Certificates, by giving written notice of such assignment to the Trustee. Following the Trustee's receipt of such notice of assignment, the Trustee shall recognize only such assignee (or its assignee in turn) as the Person entitled to exercise the purchase option set forth in Section 8.06(a).

     d. The Servicer shall notify the Trustee and the Class C Certificateholder (whether or not the Class C Certificateholder has then assigned its rights under this Section 8.06 pursuant to subsection (c)) no later than two Business Days after the Determination Date relating to the first Due Period which includes the date on which the Pool Scheduled Principal Balance first becomes less than 20% of the Cut-off Date Pool Principal Balance, to the effect that the Pool Scheduled Principal Balance is then less than 20% of the Cut-off Date Pool Principal Balance.

     e. If the Class C Certificateholder (or its assignee) has not delivered to the Trustee the notice of exercise of its purchase option required by subsection
(b) by the Payment Date occurring in the month following the Determination Date specified in subsection (d), then promptly after the following Payment Date the Trustee shall begin a process for soliciting bids in connection with an auction for the Loans. The Trustee shall provide the Class C Certificateholder (or its assignee) written notice of such auction at least 10 Business Days prior to the date bids must be received in such auction (the "Auction Date").

                                      8-12

     If at least two bids are received, the Trustee shall solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Trustee shall accept the highest of such remaining bids if it is equal to or in excess of the greater of (i) the Minimum Purchase Price and (ii) the fair market value of the Loans and related property (such amount being referred to as the "Minimum Auction Price"). If less than two bids are received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Auction Price, the Trustee shall not consummate such sale. If a bid meeting the Minimum Purchase Price is received, then the Trustee may, and if so requested by the Class C Certificateholder shall, consult with a financial advisor, which may be an underwriter of the Certificates, to determine if the fair market value of the Loans and related property has been offered.

     If the first auction conducted by the Trustee does not produce any bid at least equal to the Minimum Auction Price, then the Trustee shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed first auction, commence another auction in accordance with the requirements of this subsection (e). If such second auction does not produce any bid at least equal to the Minimum Auction Price, then the Trustee shall, beginning on the Payment Date occurring approximately three months after the Auction Date for the failed second auction, commence another auction in accordance with the requirements of this subsection (e), and shall continue to conduct similar auctions approximately every three months thereafter until the earliest of (i) delivery by the Class C Certificateholder or its assignee of notice of exercise of its purchase option under subsection (a), (ii) receipt by the Trustee of a bid meeting the conditions specified in the preceding paragraph, or (iii) the Payment Date on which the principal balance of all the Loans is reduced to zero.

     If the Trustee receives a bid meeting the conditions specified in this subsection (e), then the Trustee's written acceptance of such bid shall constitute a plan of complete liquidation within the meaning of Section 860F of the Code, and the Trustee shall release to the winning bidder, upon payment of the bid purchase price, the Loan Files pertaining to the Loans being purchased.

     f. If the Class C Certificateholder (or its assignee) has not delivered to the Trustee the notice of exercise of its purchase option required by subsection
(b) by the Payment Date occurring in the month following the Determination Date specified in subsection (d), then on the following Payment Date and each Payment Date thereafter the Certificateholders shall be entitled to receive the Additional Principal Distribution Amount in the order of priority described in
Section 8.04(b)(17).

     SECTION 8.07. Capitalized Interest Account.

     a. On or before the Closing Date, the Trustee shall establish the Capitalized Interest Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein $0.00 received from the Seller pursuant to
Section 2.02(m). The Capitalized Interest Account shall be entitled "Capitalized Interest Account, U.S. Bank Trust National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 1999-H." On the Payment Date occurring in each of December 1999, January 2000, and February 2000, if the Monthly

                                      8-13

Report for such Payment Date indicates that the Amount Available (after payment of the amount specified in clause (1) of Section 8.04(b) and including in the Amount Available only payments in respect of interest on the Loans) is not sufficient to pay the Class A Formula Interest Distribution Amount, the Class M-1 Formula Interest Distribution Amount, the Class M-2 Formula Interest Distribution Amount, and the Class B-1 Formula Interest Distribution Amount, the Trustee shall withdraw the amount of such deficiency, or the amount of funds in the Capitalized Interest Account (net of any investment earnings thereon), if less, and shall deposit such funds in the Certificate Account for distribution on such Payment Date in order first to pay any deficiency in the Amount Available to pay the Class A Formula Interest Distribution Amount, second to pay any deficiency in the Amount Available to pay the Class M-1 Formula Interest Distribution Amount, third to pay any deficiency in the Amount Available to pay the Class M-2 Formula Interest Distribution Amount, and fourth to pay any deficiency in the Amount Available to pay the Class B-1 Formula Interest Distribution Amount.

     b. The Capitalized Interest Account shall be part of the Trust but not part of the Subsidiary REMIC or the Master REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Capitalized Interest Account. The Seller shall be the beneficial owner of the Capitalized Interest Account, subject to the foregoing power of the Trustee to transfer amounts in the Capitalized Interest Account to the Certificate Account. Funds in the Capitalized Interest Account shall, at the direction of the Seller, be invested in Eligible Investments that mature no later than the Business Day prior to the next succeeding Payment Date. All net income and gain from such investments shall be distributed to the Seller on such Payment Date. All amounts earned on amounts on deposit in the Capitalized Interest Account shall be taxable to the Seller.

     c. Any funds remaining in the Capitalized Interest Account after the Payment Date in February 2000 shall be distributed to the Seller. After such date no further amounts shall be deposited in or withdrawn from the Capitalized Interest Account. Any losses on such investments shall be deposited in the Capitalized Interest Account by the Seller out of its own funds immediately as realized.

     SECTION 8.08. Pre-Funding Account.

     a. On or before the Closing Date, the Trustee shall establish the Pre-Funding Account on behalf of the Trust, which must be an Eligible Account, and shall deposit therein the amounts received from the Seller pursuant to
Section 2.02(l). The Pre-Funding Account shall be entitled "Pre-Funding Account, U.S. Bank Trust National Association as Trustee for the benefit of holders of Home Equity Loan Certificates, Series 1999-H." The Trustee shall maintain within the Pre-Funding Account three subaccounts as follows: the "Pre-Funding Group I ARM Subaccount," the "Pre-Funding Group II ARM Subaccount," and the "Pre-Funding Fixed Rate Subaccount". Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Certificates and the Class C Certificates for the uses and purposes set forth herein.

     b. On or before the Closing Date the Originator shall deposit in the Pre-Funding Group I ARM Subaccount, the Pre-Funding Group II ARM Subaccount and the Pre-Funding

                                      8-14

Fixed Rate Subaccount, the respective amounts specified in Section 2.02(l). Amounts on deposit in such subaccounts shall be withdrawn by the Trustee as follows:

          (i) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group I ARM Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group I Adjustable Rate Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (ii) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Group II ARM Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Group II Adjustable Rate Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (iii) On any Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Fixed Rate Subaccount an amount equal to 100% of the Cut-off Date Principal Balance of each Subsequent Fixed Rate Loan transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Originator upon satisfaction of the conditions set forth in Section 2.03(b) with respect to such transfer and assignment.

          (iv) On the Business Day immediately preceding the Post-Funding Payment Date, the Trustee shall deposit into the Certificate Account any amounts remaining in the Pre-Funding Group I ARM Subaccount, the Pre-Funding Group II ARM Subaccount and the Pre-Funding Fixed Rate Subaccount, net of investment earnings.

     c. The Pre-Funding Account shall be part of the Trust but not part of the Master REMIC or Subsidiary REMIC. The Trustee on behalf of the Trust shall be the legal owner of the Pre-Funding Account. The Seller shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Certificate Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments of the kind described in clauses (i) and (ii)(A) of the definition of "Eligible Investments" and that mature no later than the Business Day prior to the next succeeding Payment Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to the Seller. The Trustee shall release to the Seller all investment earnings in the Pre-Funding Account on the first Payment Date after the end of the Pre-Funding Period.

     SECTION 8.09. Distributions on the Subsidiary REMIC Regular Interests.

     a. On each Payment Date the Trustee shall be deemed to distribute to itself, as the holder of the Subsidiary REMIC Regular Interests, the Subsidiary REMIC Regular Interest Distribution Amounts in the following order of priority to the extent of the Amount Available:

                                      8-15

          (i) Subsidiary REMIC Accrued Interest on the Subsidiary REMIC Regular Interests S-1 and S-2 for such Payment Date, plus any Subsidiary REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date;

          (ii) Subsidiary REMIC Accrued Interest on the Subsidiary REMIC Regular Interest S-3 for such Payment Date, plus any Subsidiary REMIC Accrued Interest thereon remaining unpaid from any previous Payment Date;

          (iii) [Interest] on the Subsidiary REMIC Regular Interest S-4 in an amount equal to the Prepayment Charges;

          (iv) Principal equal to the Class A Formula Principal Distribution Amount, first on the Subsidiary REMIC Regular Interest S-1 until the related Subsidiary REMIC Principal Balance is reduced to zero, and then on the Subsidiary REMIC Regular Interest S-2 until the related Subsidiary REMIC Principal Balance is reduced to zero;

          (v) Principal equal to the sum of the Class MF-1, the Class MV-1, the Class MF-2, the Class MV-2, the Class BF-1, the Class BV-1 and the Class B-2 Formula Principal Distribution Amounts on the Subsidiary REMIC Regular Interest S-3 until the related Subsidiary REMIC Principal Balance is reduced to zero; and

          (vi) Principal on the Subsidiary REMIC Regular Interest S-4 equal to the amount described in Section 8.09(b)(21)(i).

     b. On each Payment Date the Trustee shall be deemed to distribute from the Master REMIC, to the holders of the Certificates in the priority set forth in
Section 8.04(b), the Subsidiary REMIC Regular Interest Distribution Amounts deemed to have been received by the Master REMIC from the Subsidiary REMIC under this Section 8.09.

     c. Notwithstanding the deemed distributions on the Subsidiary REMIC Regular Interests described in this Section 8.09, distributions of funds from the Certificate Account shall be made only in accordance with Section 8.04.

                                      8-16

                                   ARTICLE IX

                  THE CERTIFICATES AND THE CLASS C CERTIFICATES

     SECTION 9.01. The Certificates and the Class C Certificates. The Class A, the Class M, the Class B, the Class P and the Class C Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, B-1, B-2, C-1, C-2, Q and I, as applicable, and shall, on original issue, be executed by the Trustee on behalf of the Trust to or upon the order of the Originator. The Class A, the Class M and the Class B Certificates shall be evidenced by (i) one or more Class AV-1 Certificates evidencing $205,778,858 in Original Class AV-1 Principal Balance, (ii) one or more Class AV-2 Certificates evidencing $28,854,474 in Original Class AV-2 Principal Balance, (iii) one or more Class MV-1 Certificates evidencing $20,750,000 in Original Class MV-1 Principal Balance, (iv) one or more Class MV-2 Certificates evidencing $17,200,000 in Original Class MV-2 Principal Balance, (v) one or more Class BV-1 Certificates evidencing $12,750,000 in Original Class BV-1 Principal Balance, (vi) one or more Class AF-1 Certificates evidencing $178,634,491 in Original Class AF-1 Principal Balance, (vii) one or more Class AF-2 Certificates evidencing $129,334,162 in Original Class AF-2 Principal Balance, (viii) one or more Class AF-3 Certificates evidencing $39,333,268 in Original Class AF-3 Principal Balance, (ix) one or more Class AF-4 Certificates evidencing $51,500,000 in Original Class AF-4 Principal Balance, (x) one or more Class AF-5 Certificates evidencing $38,196,744 in Original Class AF-5 Principal Balance, (xi) one or more Class AF-6 Certificates evidencing $51,268,000 in Original Class AF-6 Principal Balance, (xii) one or more Class A-IO Certificates evidencing a Class A-IO Original Notional Principal Amount of $90,000,000, (xiii) one or more Class MF-1 Certificates evidencing $32,700,000 in Original Class MF-1 Principal Balance, (xiv) one or more Class MF-2 Certificates evidencing $30,300,000 in Original Class MF-2 Principal Balance, (xv) one or more Class BF-1 Certificates evidencing $19,400,000 in Original Class BF-1 Principal Balance, (xvi) one or more Class B-2 Certificates representing $30,500,003 in Original Class B-2 Principal Balance, and (xvii) one or more Class P Certificates evidencing $100 in Original Class P Principal Balance, beneficial ownership of such Classes of Certificates (other than the Class P Certificates) to be held through Book-Entry Certificates in minimum dollar denominations of $1,000 and integral multiples of $1.00 in excess thereof. The Class C Subsidiary Certificate shall be evidenced by a single Class C Certificate issued on the Closing Date to the Originator and shall represent 100% of the Percentage Interest of the Class C Subsidiary Certificates. The Class C Master Certificate shall be evidenced by a single Class C Certificate issued on the Closing Date to the Originator and shall represent 100% of the Percentage Interest of the Class C Master Certificates.

     The Certificates and the Class C Certificates shall be executed by manual signature on behalf of the Trustee by a duly authorized Responsible Officer or authorized signatory. Certificates or the Class C Certificates bearing the signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificate or Class C Certificates, or did not hold such offices at the date of such Certificates or Class C Certificates. No Certificate or Class C Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate or Class C Certificate has

                                       9-1
been executed by manual signature in accordance with this Section, and such signature upon any Certificate or Class C Certificate shall be conclusive evidence, and the only evidence, that such Certificates or Class C Certificate has been duly executed and delivered hereunder. All Certificates and the Class C Certificates shall be dated the date of their execution, except for those Certificates and the Class C Certificates executed on the Closing Date, which shall be dated the Closing Date.

     SECTION 9.02. Registration of Transfer and Exchange of Certificates and the Class C Certificates.

     a. The Trustee shall keep at the office or agency to be maintained in accordance with Section 12.03 a "Certificate Register" in which the Trustee shall provide for the registration of Certificates and the Class C Certificates and of transfers and exchanges of Certificates and the Class C Certificates as herein provided. The Trustee initially appoints itself to be the "Certificate Registrar" and transfer agent for the purpose of registering Certificates and the Class C Certificates and transfers and exchanges of Certificates and the Class C Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders, the Class C Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. (1) Subject to clauses (2) and (3) below, no transfer of a Class C Certificate shall be made by the Seller or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (A) the Originator may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Originator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Originator, and (B) the Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit K attached hereto, which investment letter shall not be an expense of the Trustee or the Originator. The Class C Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Originator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        (2) No transfer of a Class M, Class B, Class P or Class C Certificate or any interest therein shall be made to any employee benefit plan that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan"), unless the Plan delivers to the Originator and the Trustee, an Opinion of Counsel in form satisfactory to the Originator and the Trustee that the purchase and holding of such Certificate or Class C Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in this Agreement. Unless such opinion is delivered and in the case of Definitive Certificates, each person acquiring such a Certificate or Class C Certificate will be deemed to represent to the

                                       9-2

Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator or the Servicer to any obligation or liability in addition to those undertaken in this Agreement.

        (3) Notwithstanding anything to the contrary contained herein, (A) no Class C Certificate, nor any interest therein, shall be transferred, sold or otherwise disposed of to a "disqualified organization," within the meaning of
Section 860E(e)(5) of the Code (a "Disqualified Organization"), including, but not limited to, (i) the United States, a state or political subdivision thereof, a foreign government, an international organization or an agency or instrumentality of any of the foregoing, (ii) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from the taxes imposed by Chapter 1 of the Code and not subject to the tax imposed on unrelated business income by Section 511 of the Code, or (iii) a cooperative described in
Section 1381(a)(2)(C) of the Code, and (B) prior to any registration of any transfer, sale or other disposition of a Class C Certificate, the proposed transferee shall deliver to the Trustee, under penalties of perjury, an affidavit that such transferee is not a Disqualified Organization, with respect to which the Trustee shall have no actual knowledge that such affidavit is false, and the transferor and the proposed transferee shall each deliver to the Trustee an affidavit with respect to any other information reasonably required by the Trustee pursuant to the REMIC Provisions, including, without limitation, information regarding the transfer of noneconomic residual interests and transfers of any residual interest to or by a foreign person; provided, however, that, upon the delivery to the Trustee of an Opinion of Counsel, in form and substance satisfactory to the Trustee and rendered by Independent counsel, to the effect that the beneficial ownership of a Class C Certificate by any Disqualified Organization will not result in the imposition of federal income tax upon the Trust or any Certificateholder or Class C Certificateholder or any other person or otherwise adversely affect the status of the Trust as a REMIC, the foregoing prohibition on transfers, sales and other dispositions, as well as the foregoing requirement to deliver a certificate prior to any registration thereof, shall, with respect to such Disqualified Organization, terminate. Notwithstanding any transfer, sale or other disposition of a Class C Certificate, or any interest therein, to a Disqualified Organization or the registration thereof in the Certificate Register, such transfer, sale or other disposition and any registration thereof, unless accompanied by the Opinion of Counsel described in the preceding sentence, shall be deemed to be void and of no legal force or effect whatsoever and such Disqualified Organization shall be deemed not to be a Class C Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on a Class C Certificate, and shall be deemed to have no interest whatsoever in a Class C Certificate. Each Class C Certificateholder, by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 9.02(b)(3).

        (4) Any transfer, sale or other disposition not in compliance with the provisions of this Section 9.02(b) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed not to be the Certificateholder or Class C Certificateholder, as applicable, for any purpose hereunder, including, but not limited to, the

                                       9-3
receipt of distributions on the Certificate or Class C Certificate, and shall be deemed to have no interest whatsoever in the Certificate or Class C Certificate.

        (5) The Trustee shall give notice to the Rating Agencies promptly following any transfer, sale or other disposition of a Class C Certificate.

     c. At the option of a Certificateholder or a Class C Certificateholder, Certificates and the Class C Certificates may be exchanged for other Certificates or Class C Certificates of authorized denominations of a like aggregate original denomination, upon surrender of such Certificates or the Class C Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates or the Class C Certificates are so surrendered for exchange, the Trustee shall execute and deliver the Certificates or Class C Certificates which the Certificateholder or Class C Certificateholders making the exchange is entitled to receive. Every Certificate or Class C Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

     d. Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     e. If (x)(i) the Seller or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee or the Originator is unable to locate a qualified successor or (y) the Originator at its sole option advises the Trustee in writing that it elects to terminate the book-entry system

                                       9-4
through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Originator nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     f. On or prior to the Closing Date, there shall be delivered to the Depository two Class AV-1 Certificates, one Class AV-2 Certificate, one Class MV-1 Certificate, one Class MV-2 Certificate, one Class BV-1 Certificate, one Class AF-1 Certificate, one Class AF-2 Certificate, one Class AF-3 Certificate, one Class AF-4 Certificate, one Class AF-5 Certificate, one Class AF-6 Certificate, one Class A-IO Certificate, one Class MF-1 Certificate, one Class MF-2 Certificate, one Class BF-1 Certificate, and one Class B-2 Certificate, each in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Original Class Principal Balance (or, in the case of the Class A-IO Certificates, the Class A-IO Original Notional Principal Amount) of each Class, respectively. Each such Certificate registered in the name of the Depositary's nominee shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     SECTION 9.03. No Charge; Disposition of Void Certificates or Class C Certificates. No service charge shall be made to a Certificateholder or Class C Certificateholder for any transfer or exchange of a Certificate or a Class C Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of a Certificate or a Class C Certificate. All Certificates and Class C Certificates surrendered for transfer and exchange shall be disposed of in a manner approved by the Trustee.

     SECTION 9.04. Mutilated, Destroyed, Lost or Stolen Certificates or Class C Certificates. If (a) any mutilated Certificate or Class C Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of

                                       9-5
any Certificate or Class C Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate or Class C Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate or Class C Certificate, a new Certificate or Class C Certificate of like tenor and original denomination. Upon the issuance of any new Certificate or Class C Certificate under this Section 9.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate or Class C Certificate issued pursuant to this Section 9.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate or Class C Certificate shall be found at any time.

     SECTION 9.05. Persons Deemed Owners. Prior to due presentation of a Certificate or Class C Certificate for registration of transfer, the Servicer, the Seller, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate or Class C Certificate is registered as the owner of such Certificate or Class C Certificate for the purpose of receiving remittances pursuant to Section 8.01 and for all other purposes whatsoever, and none of the Servicer, the Seller, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Seller, the Trustee, the Paying Agent or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 9.06. Access to List of Certificateholders' and Class C Certificateholders' Names and Addresses. The Certificate Registrar will furnish to the Trustee and the Servicer, within five days after receipt by the Certificate Registrar of a request therefor from the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders and the Class C Certificateholders as of the most recent Record Date. If Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance apply in writing to the Trustee (hereinafter referred to as "Applicants"), and such application states that the Applicants desire to communicate with other Certificateholders or the Class C Certificateholders with respect to their rights under this Agreement or under the Certificates or the Class C Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the most recent list of Certificateholders and the Class C Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such Applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such Applicants access to such list promptly upon receipt. Every Certificateholder and the Class C Certificateholders, by receiving and holding a Certificate or a Class C Certificate, agrees with the Certificate Registrar and the Trustee that none of the Originator, the Certificate Registrar or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders or the Class C Certificateholders hereunder, regardless of the source from which such information was derived.

                                       9-6

     SECTION 9.07. Authenticating Agents. The Trustee may appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the execution and delivery of the Certificates or the Class C Certificates. For all purposes of this Agreement, the execution and delivery of Certificates or the Class C Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the execution and delivery of Certificates or the Class C Certificates "by the Trustee."

                                       9-7

                                    ARTICLE X

                                   INDEMNITIES

     SECTION 10.01. Real Estate. The Seller and Originator will jointly and severally defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee) and the Certificateholders and the Class C Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or ownership of any real estate related to a Loan by the Originator or the Servicer or any Affiliate of either. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section shall not terminate upon a Service Transfer pursuant to Article VII, except that the obligation of the Originator under this Section shall not relate to the actions of any subsequent Servicer after a Service Transfer.

     SECTION 10.02. Liabilities to Obligors. No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trust, the Certificateholders or the Class C Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trust, the Certificateholders and the Class C Certificateholders expressly disclaim such assumption.

     SECTION 10.03. Tax Indemnification. The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Class C Certificateholders from, any taxes which may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to the Trust, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Certificates and the Class C Certificates) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator, the Seller, the Servicer or the Trustee under this Agreement or imposed against the Trust, a Certificateholder, the Class C Certificateholders or otherwise.

     SECTION 10.04. Servicer's Indemnities. The Servicer shall defend and indemnify the Trust, the Trustee (including the Custodian and any other agents of the Trustee), the Certificateholders and the Class C Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken or omitted to be taken by the Servicer with respect to any Loan. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 10.04 shall not relate to any actions of any subsequent Servicer after a Service Transfer) and any payment of the amount owing under, or any repurchase by the Originator of, any such Loan.

                                      10-1

     SECTION 10.05. Operation of Indemnities. Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Originator or the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Originator or the Servicer, as the case may be, without interest.

     SECTION 10.06. REMIC Tax Matters. If a Class C Certificateholder, pursuant to Section 6.06, pays any taxes or charges imposed upon the Trust, the Master REMIC or the Subsidiary REMIC as a REMIC or otherwise, such taxes or charges, except to the extent set forth in the following proviso, shall be expenses and costs of the Trust and the Class C Certificateholders shall be entitled to be reimbursed therefor out of the Certificate Account as provided in Section 8.04; provided, however, that any such taxes or charges shall not be expenses or costs of the Trust, nor will the Class C Certificateholders be entitled to reimbursement therefor out of the Certificate Account, if and to the extent that such taxes or charges resulted from a failure (i) by the Originator, the Trustee or any Servicer to comply with the provisions of Section 2.05, (ii) by any Servicer to comply with the provisions of Section 6.06, or (iii) by the Trustee to execute any tax returns pursuant to Section 11.11.

                                      10-2

                                   ARTICLE XI

                                   THE TRUSTEE

     SECTION 11.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Termination has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     Subject to Section 11.03, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          a. Prior to the occurrence of an Event of Termination, and after the curing of all such Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          b. The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          c. The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

          d. The Trustee shall not be charged with knowledge of any event referred to in Section 7.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such event or the Trustee receives written notice of such

                                      11-1
     event from the Servicer or the Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance.

     None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Originator, the Seller or the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

          a. The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          b. The Trustee may consult with counsel and any opinion of any counsel for the Originator, the Seller or the Servicer shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Trustee hereunder in good faith and in accordance with such Opinion of Counsel;

          c. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Termination (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          d. Prior to the occurrence of an Event of Termination and after the curing of all Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Certificateholders representing, in the aggregate, 25% or more of the Aggregate Certificate Principal

                                      11-2

     Balance; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and

          e. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for any acts or omissions of such agents, attorneys or custodians if appointed by it with due care hereunder.

     SECTION 11.03. Trustee Not Liable for Certificates, Class C Certificates or Loans. The Trustee assumes no responsibility for the correctness of the recitals contained herein, in the Certificates or in the Class C Certificates (other than the Trustee's execution thereof). The Trustee makes no representations as to the validity or sufficiency of this Agreement, of the Certificates or of the Class C Certificates (other than its execution thereof) or of any Loan, Loan File or related document. The Trustee shall not be accountable for the use or application by the Servicer, the Originator or the Seller of funds paid to the Originator or the Seller, as applicable in consideration of conveyance of the Loans to the Trust by the Originator and the Seller or deposited in or withdrawn from the Certificate Account by the Servicer.

     SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or other capacity may become the owner or pledgee of Certificates representing less than all the beneficial interest in the Trust with the same rights as it would have if it were not Trustee.

     SECTION 11.05. Rights of Certificateholders to Direct Trustee and to Waive Events of Termination. Holders of Certificates representing, in the aggregate, 25% or more of the Aggregate Certificate Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided, further that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders. Holders of the Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance may on behalf of all Certificateholders waive any past Event of Termination hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 12.08 cannot be modified or amended without the consent of all Certificateholders, and upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such

                                      11-3
waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

     SECTION 11.06. The Servicer to Pay Trustee's Fees and Expenses. The Servicer agrees:

          a. to pay to the Trustee reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) including the services provided in connection with any auctions pursuant to Section 8.06(e);

          b. except as otherwise expressly provided herein, to reimburse the Trustee, to the extent requested by the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel, and reasonable compensation, expenses and disbursements in connection with any auctions pursuant to Section 8.06(e)), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          c. to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The covenants in this Section 11.06 shall be for the benefit of the Trustee in its capacities as Trustee, Paying Agent and Certificate Registrar hereunder, and shall survive the termination of this Agreement.

     SECTION 11.07. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (or, if the Trustee is U.S. Bank Trust National Association, the parent company of U.S. Bank Trust National Association) shall at all times have (a) a long-term deposit rating from S&P of at least BBB or as shall be otherwise acceptable to S&P, (b) have a long-term deposit rating from Fitch of at least BBB or as shall be otherwise acceptable to Fitch and (c) a long-term deposit rating from Duff & Phelps of at least BBB or as shall be otherwise acceptable to Duff & Phelps. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this

                                      11-4

Section 11.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.08.

     SECTION 11.08. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer and the Originator. Upon receiving such notice of resignation, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the Servicer and the Originator and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.07 and shall fail to resign after written request therefor by the Originator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Originator may remove the Trustee. If the Originator shall have removed the Trustee under the authority of the immediately preceding sentence, the Originator shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 11.08 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 11.09.

     SECTION 11.09. Successor Trustee. Any successor Trustee appointed as provided in Section 11.08 shall execute, acknowledge and deliver to the Servicer, the Originator and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee the Loans and the Loan Files and any related documents and statements held by it hereunder; and, if the Loans are then held by a Custodian pursuant to a custodial agreement, the predecessor Trustee and the Custodian shall amend such custodial agreement to make the successor Trustee the successor to the predecessor Trustee thereunder; and the Servicer, the Originator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
11.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.07.

                                      11-5

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 11.09, the Servicer shall cause notice of the succession of such Trustee hereunder to be mailed to the Rating Agencies and to each Certificateholder and the Class C Certificateholders at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 11.10. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall promptly notify the Rating Agencies in the event it is a party to any merger, conversion or consolidation.

     SECTION 11.11. Tax Returns. Upon the Servicer's request, the Trustee will furnish the Servicer with all such information as the Servicer may reasonably require in connection with preparing all tax returns of the Trust and the Trustee shall execute such returns.

     SECTION 11.12. Obligor Claims. In connection with any offset defenses, or affirmative claims for recovery, asserted in legal actions brought by Obligors under one or more Loans based upon provisions therein complying with, or upon other rights or remedies arising from, any legal requirements applicable to the Loans, including, without limitation, the Federal Trade Commission's Trade Regulation Rule Concerning Preservation of Consumers' Claims and Defenses (16 C.F.R. ss. 433) as amended from time to time:

          a. The Trustee is not, and shall not be deemed to be, either in any individual capacity, as trustee hereunder or otherwise, a creditor, or a joint venturer with or an Affiliate of, or acting in concert or cooperation with, any home equity lender, in the arrangement, origination or making of Loans. The Trustee is the holder of the Loans only as trustee on behalf of the Certificateholders and the Class C Certificateholders, and not as a principal or in any individual or personal capacity;

          b. The Trustee shall not be personally liable for or obligated to pay Obligors any affirmative claims asserted thereby, or responsible to Certificateholders or the Class C Certificateholders for any offset defense amounts applied against Loan payments, pursuant to such legal actions;

          c. The Trustee will pay, solely from available Trust monies, affirmative claims for recovery by Obligors only pursuant to final judicial orders or judgments, or judicially approved settlement agreements, resulting from such legal actions;

                                      11-6

          d. The Trustee will comply with judicial orders and judgments which require its actions or cooperation in connection with Obligors' legal actions to recover affirmative claims against Certificateholders and the Class C Certificateholders;

          e. The Trustee will cooperate with and assist Certificateholders and the Class C Certificateholders in their defense of legal actions by Obligors to recover affirmative claims if such cooperation and assistance is not contrary to the interests of the Trustee as a party to such legal actions and if the Trustee is satisfactorily indemnified for all liability, costs and expenses arising therefrom; and

          f. The Originator hereby agrees to indemnify, hold harmless and defend the Trustee, Certificateholders and the Class C Certificateholders from and against any and all liability, loss, costs and expenses of the Trustee, Certificateholders and the Class C Certificateholders resulting from any affirmative claims for recovery asserted or collected by Obligors under the Loans. Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 11.12(f) shall not terminate upon a Service Transfer pursuant to Article VII.

     SECTION 11.13. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction having authority over the Trust, the Loans or the Obligors, the Originator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.13, such powers, duties, obligations, rights and trusts as the Originator and the Trustee may consider necessary or desirable. If the Originator shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
11.07 hereunder and no notice to Certificateholders or the Class C Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.09.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.13 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such co-trustee or separate trustee at the direction of the Trustee.

                                      11-7

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees, as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Agreement and the conditions of this Article XI. Each co-trustee and separate trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any co-trustee or separate trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 11.14. Trustee and U.S. Bancorp. In the event the Trustee ceases to be a direct, wholly owned subsidiary of U.S. Bancorp, the Trustee shall promptly notify the Rating Agencies.

     SECTION 11.15. Trustee Advances.

     a. If the Servicer fails to deposit into the Certificate Account Advances as required by Section 8.02, then the Trustee shall, subject to the provisions of paragraph (b) below, from its own funds, deposit into the Certificate Account the amount not so deposited by the Servicer on or before the Business Day preceding the related Payment Date (a "Trustee Advance").

     b. The Trustee shall not be required to make any Trustee Advance if and to the extent that it determines in good faith that the funds, if advanced, would not be recoverable by it from subsequent amounts available in the Certificate Account in accordance with Section 8.04(b).

     c. The Trustee shall be entitled to reimbursement of a Trustee Advance from funds subsequently available therefor in the Certificate Account in accordance with Section 8.04(b).

                                      11-8

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. Servicer Not to Resign; Delegation of Servicing Duties. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel for the Servicer to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.03.

     Notwithstanding the foregoing, Conseco Finance Corp., if it is the Servicer, may delegate some or all of its servicing duties to a wholly owned subsidiary of the Originator, for so long as said subsidiary remains, directly or indirectly, a wholly owned subsidiary of Conseco Finance Corp.
Notwithstanding any such delegation, Conseco Finance Corp. shall retain all of the rights and obligations of the Servicer hereunder.

     SECTION 12.02. Conseco and Seller Not to Engage in Certain Transactions with Respect to the Trust. Neither Conseco Finance Corp. nor the Seller shall:

          a. Provide credit to any Certificateholder for the purpose of enabling such Certificateholder to purchase Certificates;

          b. Purchase any Certificates in an agency or trustee capacity; or

          c. Loan any money to the Trust (other than Advances pursuant to Section 8.02).

     SECTION 12.03. Maintenance of Office or Agency. The Trustee will maintain in Minneapolis or St. Paul, Minnesota, an office or agency where Certificates or the Class C Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates, the Class C Certificates and this Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 180 East 5th Street, Second Floor, St. Paul, Minnesota 55101. The Trustee will give prompt written notice to the Originator, the Seller, the Servicer, the Certificateholders and the Class C Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 12.04. Termination.

     a. The Trust created hereby and the respective obligations and responsibilities of the Originator, the Seller, the Servicer, the Guarantor and the Trustee created hereby (other than the responsibility of the Trustee to make any final distributions to Certificateholders and the Class C Certificateholders as set forth below) shall terminate on the earlier of (a) the Payment Date on

                                      12-1
which the principal balance of all of the Loans is reduced to zero; or (b) the Payment Date occurring in the month following the sale of the Loans pursuant to
Section 8.06; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and provided, further, that the Servicer's and the Originator's representations and warranties and indemnities by the Originator and the Servicer shall survive termination. Any termination of the Trust must be conducted so as to qualify as a "qualified liquidation" of the Master REMIC and Subsidiary REMIC within the meaning of the REMIC Provisions.

     b. Notice of any termination, specifying the Final Payment Date (which shall be a date that would otherwise be a Payment Date) upon which all Certificateholders or the Class C Certificateholders may surrender their Certificates or the Class C Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon direction by the Servicer ten days prior to the date such notice is to be mailed) by letter to each of the Rating Agencies, the Certificateholders and the Class C Certificateholders mailed no later than the fifth Business Day of the month of the Final Payment Date specifying (1) the Final Payment Date upon which final payment on the Certificates and the Class C Certificates will be made upon presentation and surrender of Certificates and the Class C Certificates at the office or agency of the Trustee therein designated; (2) the amount of any such final payment; and (3) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates and the Class C Certificates at the office or agency of the Trustee therein specified. Any notice of sale of the Loans pursuant to Section
8.06 shall constitute the adoption by the Trustee on behalf of the Certificateholders and the Class C Certificateholders of a plan of complete liquidation within the meaning of Section 860F of the Code on the date such notice is given when signed by the Trustee. Each such notice shall, to the extent required by the REMIC Provisions or other applicable law, be signed on behalf of the Trust by the Trustee. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders and the Class C Certificateholders. In the event such notice is given in connection with the sale of the Loans pursuant to Section 8.06, the Class C Certificateholder or the Trustee, as applicable, shall deposit in the Certificate Account on the Final Payment Date in immediately available funds an amount equal to the purchase price specified in Section 8.06 and upon such deposit the Certificateholders and the Class C Certificateholders will be entitled to the amount of such purchase price but not amounts in excess thereof, all as provided herein. Upon such final deposit, the Trustee shall promptly release to the purchaser of the Loans pursuant to Section 8.06 the Loan Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     c. Upon presentation and surrender of the Certificates and the Class C Certificates, the Trustee shall cause to be distributed from the Certificate Account, in the following order of priority, to the Certificateholders and the Class C Certificateholders on the Final Payment Date in proportion to their respective Percentage Interests: (1) to the extent the Amount Available is sufficient therefor, and in the order of priority provided for in Section 8.04(b), an amount equal to (i) as to Class A Certificates, the Class AV-1 Principal Balance, the Class AV-2 Principal

                                      12-2

Balance, the Class AF-1 Principal Balance, the Class AF-2 Principal Balance, the Class AF-3 Principal Balance, the Class AF-4 Principal Balance, the Class AF-5 Principal Balance, the Class AF-6 Principal Balance and, together with any Unpaid Class A Interest Shortfall, any Class AV-1 Formula Available Funds Cap Carryover Amount, any Class AV-2 Formula Available Funds Cap Carryover Amount and one month's interest at the Pass-Through Rate for each Class of Class A Certificates on the Class Principal Balance (or with respect to the Class A Certificates, the Class A-IO Notional Principal Amount), respectively, (ii) as to Class MF-1 Certificates, the Class MV-1 Principal Balance, together with any Unpaid Class MV-1 Interest Shortfall, any Class MV-1 Formula Available Funds Cap Carryover Amount, any Unpaid Class MV-1 Liquidation Loss Interest Shortfall and one month's interest at the Class MV-1 Pass-Through Rate on the Class MV-1 Principal Balance, and the Class MF-1 Principal Balance, together with any Unpaid Class MF-1 Interest Shortfall, any Unpaid Class MF-1 Liquidation Loss Interest Shortfall and one month's interest at the Class MF-1 Pass-Through Rate on the Class MF-1 Principal Balance, (iii) as to Class M-2 Certificates, the Class MV-2 Principal Balance, together with any Unpaid Class MV-2 Interest Shortfall, any Class MV-2 Formula Available Funds Cap Carryover Amount, any Unpaid Class MV-2 Liquidation Loss Interest Shortfall and one month's interest at the Class MV-2 Pass-Through Rate on the Class MV-2 Principal Balance, and the Class MF-2 Principal Balance, together with any Unpaid Class MF-2 Interest Shortfall, any Unpaid Class MF-2 Liquidation Loss Interest Shortfall and one month's interest at the Class MF-2 Pass-Through Rate on the Class MF-2 Principal Balance, (iv) as to Class B-1 Certificates, the Class BV-1 Principal Balance, together with any Unpaid Class BV-1 Interest Shortfall, any Class BV-1 Formula Available Funds Cap Carryover Amount, any Unpaid Class BV-1 Liquidation Loss Interest Shortfall and one month's interest at the Class BV-1 Pass-Through Rate on the Class BV-1 Principal Balance, the Class BF-1 Principal Balance, together with any Unpaid Class BF-1 Interest Shortfall, any Unpaid Class BF-1 Liquidation Loss Interest Shortfall and one month's interest at the Class BF-1 Pass-Through Rate on the Class BF-1 Principal Balance, (v) as to Class B-2 Certificates, the Class B-2 Principal Balance, together with any Unpaid Class B-2 Interest Shortfall and one month's interest at the Class B-2 Pass-Through Rate on the Class B-2 Principal Balance and (vi) as to Class P Certificates the Class P Principal Balance and any Prepayment Charges; and (2) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clause (1) above; provided, that, any Class B-2 Guaranty Payment deposited in the Certificate Account shall be distributed only to the Class B-2 Certificateholders. The distribution on the Final Payment Date pursuant to this
Section 12.04 shall be in lieu of the distribution otherwise required to be made on such Payment Date in respect of each Class of Certificates and the Class C Certificates.

     d. In the event that all of the Certificateholders and the Class C Certificateholders do not surrender their Certificates and the Class C Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Originator shall give a second written notice to the remaining Certificateholders and the Class C Certificateholders to surrender their Certificates and the Class C Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates and the Class C Certificates shall not have been surrendered for cancellation, the Originator shall transfer to itself all amounts remaining on deposit in the Certificate Account, to hold in trust for

                                      12-3

Certificateholders and the Class C Certificateholders who have not surrendered their Certificates or the Class C Certificates, as the case may be, for cancellation, together with the final record list of Certificateholders and the Class C Certificateholders, and the Originator shall take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and to contact the Class C Certificateholders concerning their surrender of their Class C Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

     SECTION 12.05. Acts of Certificateholders and Class C Certificateholders.

     a. Except as otherwise specifically provided herein, whenever Certificateholder approval, authorization, direction, notice, consent, waiver, or other action is required hereunder, such approval, authorization, direction, notice, consent, waiver or other action shall be deemed to have been given or taken on behalf of, and shall be binding upon, all Certificateholders if agreed to by Holders of Certificates representing, in the aggregate, 51% or more of the Aggregate Certificate Principal Balance.

     b. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Class C Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Class C Certificateholders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 11.01) conclusive in favor of the Trustee, the Servicer and the Originator if made in the manner provided in this Section.

     c. The fact and date of the execution by any Certificateholder or the Class C Certificateholders of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     d. The ownership of Certificates and the Class C Certificates shall be proved by the Certificate Register.

     e. Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder or the Class C Certificateholders shall bind every holder of every Certificate or the Class C Certificates, as applicable, issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done by the Trustee, the Servicer or the Originator in reliance thereon, whether or not notation of such action is made upon such Certificates or Class C Certificates.

     f. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

                                      12-4

     SECTION 12.06. Calculations. Except as otherwise provided in this Agreement, all interest rate and basis point calculations under this Agreement will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places.

     SECTION 12.07. Assignment or Delegation by Company. Except as specifically authorized hereunder, and except for its obligations as Servicer which are dealt with under Article V and Article VII, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, and any attempt to do so without such consent shall be void. Notwithstanding the foregoing, the Originator may not delegate its obligations under Section 8.03 absent (a) the prior written consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, and the prior written confirmation of the Rating Agencies that the rating of the Certificates will not be lowered or withdrawn following such delegation, or (b) the prior written consent of all of the Certificateholders, and any attempt to do so without such consent shall be void. It is understood that the foregoing does not prohibit the pledge or assignment by the Originator of any right to payment pursuant to Article VIII.

     SECTION 12.08. Amendment.

     a. This Agreement may be amended from time to time by the Originator, the Servicer and the Trustee, without the consent of any of the Certificateholders or the Class C Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, as the case may be, to make such changes as are necessary to maintain the status of the Trust as a "real estate mortgage investment conduit" under the REMIC Provisions of the Code or to otherwise effectuate the benefits of such status to the Trust, the Certificateholders or the Class C Certificateholders, including, without limitation, to implement any provision permitted by law that would enable a REMIC to avoid the imposition of any tax, or to make any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel for the Servicer, adversely affect in any material respect the interests of any Certificateholder.

     b. This Agreement may also be amended from time to time by the Servicer, the Originator and the Trustee, with the consent of Holders of Certificates representing, in the aggregate, 66-2/3% or more of the Aggregate Certificate Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Loans or distributions which are required to be made on any Certificate, (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, (c) result in the disqualification of the Trust as a REMIC under the Code, (d) adversely affect the status of either of the Master REMIC or the Subsidiary REMIC as a REMIC or the status of the

                                      12-5

Certificates or the Subsidiary REMIC Regular Interests as "regular interests" in the Master REMIC or Subsidiary REMIC, respectively, or (e) cause any tax (other than any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code. This Agreement may not be amended without the consent of the Class C Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which would modify in any manner the rights of the Class C Certificateholders.

     c. This Agreement shall not be amended under this Section without the consent of 100% of the Certificateholders and the Class C Certificateholders if such amendment would result in the disqualification of the Trust as a REMIC under the Code.

     d. Concurrently with the solicitation of any consent pursuant to this
Section 12.08, the Trustee shall furnish written notification to each of the Rating Agencies. Promptly after the execution of any amendment or consent pursuant to this Section 12.08, the Trustee shall furnish written notification of the substance of such amendment to the Rating Agencies, each Certificateholder and the Class C Certificateholders.

     e. It shall not be necessary for the consent of Certificateholders and the Class C Certificateholders under this Section 12.08 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders and the Class C Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     f. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     g. In connection with any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

     h. Upon the execution of any amendment or consent pursuant to this Section 12.08, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Certificateholder or the Class C Certificateholders hereunder shall be bound thereby.

     i. In the absence of the consent described in subsection (d) of this Section, in connection with any amendment pursuant to this Section, the Trustee shall have received an unqualified Opinion of Counsel, the expense of which shall not be an expense of the Trust, stating that any such amendment (i) will not adversely affect the status of either of the Master REMIC or the Subsidiary REMIC as a REMIC or the status of the Certificates or the Subsidiary REMIC Regular Interests as "regular interests" therein, and (ii) will not cause any tax (other than

                                      12-6
any tax imposed on "net income from foreclosure property" under Section 860G(c)(1) of the Code that would be imposed without regard to such amendment) to be imposed on the Trust, including, without limitation, any tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code.

     SECTION 12.09. Notices. All communications and notices pursuant hereto to the Seller, the Servicer, the Originator, the Trustee, the Rating Agencies shall be in writing and delivered or mailed to it at the appropriate following address:

     If to the Seller:

           Conseco Finance Securitizations Corp.
           300 Landmark Towers
           345 St. Peter Street
           St. Paul, Minnesota 55102-1639
           Attention:  Chief Financial Officer
           Telecopier Number:  (651) 293-5746

     If to the Servicer:

           Conseco Finance Corp.
           1100 Landmark Towers
           345 St. Peter Street
           St. Paul, Minnesota 55102-1639
           Attention:  Chief Financial Officer
           Telecopier Number:  (651) 293-5746

     If to the Trustee:

           U.S. Bank Trust National Association
           Corporate Trust Department
           180 East Fifth Street
           Second Floor
           St. Paul, Minnesota 55101
           Attention:  Tamara Schultz-Fugh
           Telecopier Number:  (651) 244-0089

     If to S&P:

           Standard & Poor's
           55 Water Street
           New York, New York  10041
           Attention:  Mortgage Surveillance


                                      12-7

     If to Fitch:

           Fitch IBCA, Inc.
           One State Street Plaza
           New York, New York  10004
           Attention:  Steven Lei

     If to Duff & Phelps:

           Duff & Phelps Credit Rating Co.
           17 State Street
           New York, New York 10004
           Attention:  Abner Figueroa

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

     All communications and notices pursuant hereto to a Certificateholder or the Class C Certificateholders shall be in writing and delivered or mailed at the address shown in the Certificate Register.

     SECTION 12.10. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     SECTION 12.11. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 12.12. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

                                      12-8

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized this 30th day of November, 1999.

                                        CONSECO FINANCE CORP.


                                        By:
                                           ------------------------------------
                                           Phyllis A. Knight
                                           Senior Vice President and Treasurer



                                        CONSECO FINANCE SECURITIZATIONS
                                          CORP.


                                        By:
                                           ------------------------------------
                                           Phyllis A. Knight
                                           Senior Vice President and Treasurer



                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Trustee


                                        By:
                                           ------------------------------------
                                           Laurie A. Howard
                                           Vice President





                                      12-9

STATE OF INDIANA  )
                  ) ss.
COUNTY OF         )

     The foregoing instrument was acknowledged before me this ______ day of _______________, 1999, by ____________________, of Conseco Finance Corp., a
Delaware corporation, on behalf of the corporation.


                                        ---------------------------------------
                                        Notary Public

     [SEAL]



STATE OF INDIANA  )
                  ) ss.
COUNTY OF         )

     The foregoing instrument was acknowledged before me this ______ day of _______________, 1999, by ____________________, of Conseco Finance
Securitizations Corp., a Minnesota corporation, on behalf of the corporation.

                                        ---------------------------------------
                                        Notary Public

     [SEAL]

                                     12-10

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF RAMSEY   )

     The foregoing instrument was acknowledged before me this _____ day of _______________, 1999, by Laurie A. Howard, of U.S. Bank Trust National Association, a national banking association, on behalf of the national banking association.

                                        ---------------------------------------
                                        Notary Public

     [SEAL]



                                     12-11

                                   EXHIBIT A-1

                 FORM OF CLASS AF-[1][2][3][4][5][6] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class AF-[1][2][3][4][5][6]          No.
(Senior)

Cut-off Date:
as defined in the Pooling and        Pass-Through Rate:        %
Servicing Agreement                                    --------
dated November 1, 1999
                                     Denomination:  $
                                                     ---------------
First Payment Date:                  Aggregate Denomination of
December 15, 1999                    all Class AF-[1][2][3][4][5][6]
                                     Certificates:  $
                                                     ---------------
Servicer:                            Final Scheduled Payment Date:
Conseco Finance Corp.                November 15, 2029 (or if such day is not a
                                     Business Day, then the next succeeding
                                     Business Day)

                                     CUSIP:
                                           -----------------

                        CERTIFICATE FOR HOME EQUITY LOANS
               SERIES 1999-H, CLASS AF-[1][2][3][4][5][6] (SENIOR)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Cede & Co. is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class AF-[1][2][3][4][5][6] issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable

                                     A-1-1

Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class AF-[1][2][3][4][5][6] Certificates with an aggregate Percentage Interest of at least 5% of the Class AF-[1][2][3][4][5][6] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class AF-[1][2][3][4][5][6] Distribution Amount for such Payment Date. Distributions of interest and principal on the Class AF-[1][2][3][4][5][6] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more

                                     A-1-2
new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     A-1-3

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                       HOME EQUITY LOAN TRUST 1999-H
       -----------------
                             By:    U.S. BANK TRUST NATIONAL
                                    ASSOCIATION


                             By:
                                    -----------------------------------
                                    Authorized Officer


                                     A-1-4

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________________ the within Certificate for Home
Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                    By:
       ----------------                        ----------------------------
                                               Signature

                                     A-1-5

                                   EXHIBIT A-2
                       FORM OF CLASS AV-[1][2] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class AV-[1][2]                             No.
(Senior)

Cut-off Date:                               Pass-Through Rate:  Variable
as defined in the Pooling and Servicing     rate equal to Class AV-[1][2]
Agreement dated November 1, 1999            Pass-Through Rate

                                            Denomination:  $
                                                            ---------------
First Payment Date:                         Aggregate Denomination of
December 15, 1999                           all Class AV-[1][2]
                                            Certificates:  $
                                                            ---------------
Servicer:                                   Final Scheduled Payment Date:
Conseco Finance Corp.                       November 15, 2029 (or if such day is
                                            not a Business Day, then the next
                                            succedding Business Day)

                                            CUSIP:
                                                  ------------

                        CERTIFICATE FOR HOME EQUITY LOANS
                     SERIES 1999-H, CLASS AV-[1][2] (SENIOR)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that _________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class AV-[1][2] issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance

                                     A-2-1

Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class AV-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class AV-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class AV-[1][2] Distribution Amount for such Payment Date. Distributions of interest and principal on the Class AV-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                                     A-2-2

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     A-2-3

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
      ------------------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                           -----------------------------
                                           Authorized Officer


                                    A-2-4

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
       -------------------                  ----------------------------
                                            Signature

                                     A-2-5

                                   EXHIBIT A-3

                         FORM OF CLASS A-IO CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

Class A-IO                             No.
(Senior)

Cut-off Date:                          Pass-Through Rate:       %
as defined in the Pooling and                            --------
Servicing Agreement dated              Denomination:  $
November 1, 1999                                       ---------------

First Payment Date:                    Aggregate Class A-IO Original Notional
December 15, 1999                      Principal Amount:  $90,000,000

Servicer:                              Final Scheduled Payment Date:
Conseco Finance Corp.                  November 15, 2029 (or if such day is not
                                       a Business Day, then the next succeeding
                                       Business Day)

                                       CUSIP:
                                             ------------

                        CERTIFICATE FOR HOME EQUITY LOANS
                       SERIES 1999-H, CLASS A-IO (SENIOR)

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the Class A-IO Original Notional Principal Amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class A-IO issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco

                                     A-3-1

Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class A-IO Certificates with an aggregate Percentage Interest of at least 5% of the Class A-IO Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class A-IO Distribution Amount for such Payment Date. Distributions of interest on the Class A-IO Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         This Certificate is an interest only Certificate. THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO THE LOANS.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new

                                     A-3-2

Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.


                                     A-3-3

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
       -----------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              -------------------------
                                              Authorized Officer


                                     A-3-4

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint
_______________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
       ---------------------               ----------------------------
                                           Signature

                                     A-3-5

                                   EXHIBIT B-1

                       FORM OF CLASS MF-[1][2] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [AND CLASS MF-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class MF-[1][2]                           No.
(Subordinate)

Cut-off Date:                             Pass-Through Rate:            %
as defined in the Pooling and                               -------------
Servicing Agreement dated                 Denomination:  $
November 1, 1999                                          ----------------
                                          Aggregate Denomination of
First Payment Date:                       all Class MF-[1][2] Certificates:
December 15, 1999                         $
                                           ---------------
Servicer:                                 Final Scheduled Payment Date:
Conseco Finance Corp.                     November 15, 2029 (or if such day is
                                          not a Business Day, then the next
                                          succeeding Business Day)

                                          CUSIP:
                                                -----------------


                        CERTIFICATE FOR HOME EQUITY LOANS
                  SERIES 1999-H, CLASS MF-[1][2] (SUBORDINATE)

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE

                                     B-1-1

PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class MF-[1][2] issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class MF-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class MF-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class MF-[1][2] Distribution Amount and

                                     B-1-2
any Additional Principal Distribution Amount for such Payment Date. Distributions of interest and principal on the Class MF-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new

                                     B-1-3

Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.


                                     B-1-4

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
       -----------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              -------------------------
                                              Authorized Officer


                                     B-1-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint
_______________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                  By:
       ----------------------                 -----------------------
                                              Signature


                                     B-1-6

                                   EXHIBIT B-2

                       FORM OF CLASS MV-[1][2] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [AND CLASS MV-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class MV-[1][2]                       No.
(Subordinate)

Cut-off Date:                         Pass-Through Rate: Variable rate
as defined in the Pooling and         equal to Class MV-[1][2]
Servicing Agreement dated             Pass-Through Rate
November 1, 1999

First Payment Date:                   Denomination:  $
December 15, 1999                                     ----------------

Servicer:                             Aggregate Denomination of
Conseco Finance Corp.                 all Class MV-[1][2] Certificates:
                                      $
                                       ---------------
                                      Final Scheduled Payment Date:
                                      November 15, 2029 (or if such day is not a Business Day, then the next succeeding
                                      Business Day)

                                      CUSIP:
                                            -----------------

                        CERTIFICATE FOR HOME EQUITY LOANS
                  SERIES 1999-H, CLASS MV-[1][2] (SUBORDINATE)

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN")

                                     B-2-1

ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that ________________is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class MV-[1][2] issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class MV-[1][2] Certificates with an aggregate Percentage Interest of at least 5% of the Class MV-[1][2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such

                                     B-2-2

Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class MV-[1][2] Distribution Amount and any Additional Principal Distribution Amount for such Payment Date. Distributions of interest and principal on the Class MV-[1][2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer

                                     B-2-3
in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.


                                     B-2-4

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                  HOME EQUITY LOAN TRUST 1999-H
       -----------------
                                        By:    U.S. BANK TRUST NATIONAL
                                               ASSOCIATION


                                        By:
                                               ------------------------
                                               Authorized Officer


                                     B-2-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint
__________________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
      ------------------                     ------------------------
                                             Signature


                                     B-2-6

                                   EXHIBIT C-1

                      FORM OF CLASS [BF-1][B-2] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A[,] AND THE CLASS M CERTIFICATES [AND THE CLASS B-1 CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class [BF-1][B-2]                      No.
(Subordinate)

Cut-off Date:                          Pass-Through Rate:        %
as defined in the Pooling and                             -------
Servicing Agreement dated
November 1, 1999                       Denomination:  $
                                                       ---------------

First Payment Date:                    Aggregate Denomination of
December 15, 1999                      all Class [BF-1][B-2] Certificates:
                                       $
                                        -----------------------
Servicer:
Conseco Finance Corp.                  Final Scheduled Payment Date:
November 15, 2029                      (or if such day is not  a
                                       Business Day, then the next
                                       succeeding Business Day)

                                       CUSIP:
                                             -----------------

                       CERTIFICATES FOR HOME EQUITY LOANS
                 SERIES 1999-H, CLASS [BF-1][B-2] (SUBORDINATE)

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF

                                     C-1-1

COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class [BF-1][B-2], issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or the Subsequent Cut-off Date [and payments due under the Class B-2 Limited Guaranty]). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class [BF-1][B-2] Certificates with an aggregate Percentage Interest of at least 5% of the Class [BF-1][B-2] Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate

                                     C-1-2

Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class [BF-1][B-2] Distribution Amount and any Additional Principal Distribution Amount [and any Class B-2 Guaranty Payment] for such Payment Date. Distributions of interest and principal on the Class [BF-1][B-2] Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account [and the Class B-2 Limited Guaranty of the Guarantor], to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer

                                     C-1-3
in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.


                                     C-1-4

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
      ------------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              ------------------------
                                              Authorized Officer


                                     C-1-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
      ------------------                      -----------------------
                                              Signature


                                     C-1-6

                                   EXHIBIT C-2

                         FORM OF CLASS BV-1 CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

Class BV-1                           No.
(Subordinate)

Cut-off Date:                        Pass-Through Rate: Variable
as defined in the Pooling and        rate equal to Class BV-1
Servicing Agreement dated            Pass-Through Rate
November 1, 1999

First Payment Date:                  Denomination:  $
December 15, 1999                                    ---------------

Servicer:                            Aggregate Denomination of
Conseco Finance Corp.                all Class BV-1 Certificates:
                                     $
                                      ---------------
                                     Final Scheduled Payment Date:
                                     November 15, 2029 (or if such day is not a Business Day, then the next succeeding
                                     Business Day)

                                     CUSIP:
                                           -----------------

                       CERTIFICATES FOR HOME EQUITY LOANS
                     SERIES 1999-H, CLASS BV-1 (SUBORDINATE)

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN")

                                     C-2-1

ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that ____________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class BV-1, issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or the Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class BV-1 Certificates with an aggregate Percentage Interest of at least 5% of the Class BV-1 Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such

                                     C-2-2

Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class BV-1 Distribution Amount and any Additional Principal Distribution Amount for such Payment Date. Distributions of interest and principal on the Class BV-1 Certificates will be made primarily from amounts available in respect of the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account, to the extent available for distribution to the Certificateholder as provided in the Agreement, for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer

                                     C-2-3
in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.


         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

                                     C-2-4

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
      ------------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              ------------------------
                                              Authorized Officer

                                     C-2-5

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint
__________________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
      ------------------                      -----------------------
                                              Signature



                                     C-2-6

                                   EXHIBIT D-1

                               FORM OF ASSIGNMENT

                              CONSECO FINANCE CORP.


         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999, among Conseco Finance Corp. (the "Seller"), Conseco Finance Securitizations Corp. ("CFSC") and U.S. Bank Trust National Association as Trustee (the "Trustee"), and the Transfer Agreement dated as of November 1, 1999, between the Seller and CFSC, the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to CFSC, (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the Transfer Agreement (including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the applicable Cut-off Date, (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Initial Loan, (iii) all rights the Seller may have against the originating lender with respect to Initial Loans originated by a lender other than the Seller, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Initial Loans, (v) all rights under any title insurance policies, if applicable, on any of the properties securing Initial Loans, (vi) all documents contained in the Loan Files relating to the Initial Loans, (vii) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of the funds in Certificate Account) and (viii) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Transfer Agreement and Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this _______ day of ____________, 1999.

                                       CONSECO FINANCE CORP.

                                       By:
                                              -----------------------
                                              [Name]
                                              [Title]

                                   EXHIBIT D-2

                               FORM OF ASSIGNMENT

                      CONSECO FINANCE SECURITIZATIONS CORP.


         In accordance with the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999, among Conseco Finance Securitizations Corp. (the "Seller"), Conseco Finance Corp. (the "Originator") and U.S. Bank Trust National Association as Trustee (the "Trustee"), the undersigned does hereby transfer, assign, set over and otherwise convey, without recourse, to Home Equity Loan Trust 1999-H, created by the Agreement, to be held in trust as provided in the Agreement, (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the Agreement and each Subsequent Transfer Instrument (including, without limitation, all related mortgages, deeds of trust and security deeds and any and all rights to receive payments on or with respect to the Loans due after the Cut-off Date, or Subsequent Cut-off Date with respect to Subsequent Loans), (ii) all rights of the Seller under the Transfer Agreement, (iii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan, (iv) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the related Loan Files, (viii) amounts in the Certificate Account, any Pre-Funding Account, and any Capitalized Interest Account (including all proceeds of investments) and
(ix) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representations and warranties on the part of the undersigned contained in Article III of the Agreement and no others. All undefined capitalized terms used in this Assignment shall have the meanings given them in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ____ day of __________, 1999.




                                       CONSECO FINANCE SECURITIZATIONS CORP.


                                        By
                                            -----------------------------------
                                            Phyllis A. Knight
                                            Senior Vice President and Treasurer

                                   EXHIBIT E-1

                         FORM OF CERTIFICATE OF OFFICER


                              CONSECO FINANCE CORP.

         The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement") among the Company, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

                  (i) attached hereto as Exhibit I is a true and correct copy of the Certificate of Incorporation of the Company, together with all amendments thereto as in effect on the date thereof;

                  (ii) attached hereto as Exhibit II is a true and correct copy of the Restated Bylaws of the Company, as amended, as in effect on the date hereof;

                  (iii) the representations and warranties of the Company contained in Sections 3.02, 3.04 and 3.05 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof;

                  (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement;

                  (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Pooling and Servicing Agreement and the Underwriting Agreement and related agreements have been performed in all material respects;

                  (vi) attached hereto as Exhibit III are true and correct copies of certain resolutions, duly adopted by the Board of Directors of the Company on or prior to the date hereof, such resolutions (i) constitute the only resolutions adopted by the Board of Directors or any committee thereof relating to the subject matter thereof, (ii) have not been amended, modified, annulled or revoked, and (iii) are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith; and

                                     E-1-1

                  (vii) each person who, as an officer of the Company, signed any of the Pooling and Servicing Agreement, Underwriting Agreement or any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated thereby was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _______ day of _____________, 1999.


                                       --------------------------------
                                        [Name]
                                        [Title]


                                     E-1-2

                                   EXHIBIT E-2

                         FORM OF CERTIFICATE OF OFFICER


                      CONSECO FINANCE SECURITIZATIONS CORP.

         The undersigned certifies that he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company in connection with the Pooling and Servicing Agreement dated as of November 1, 1999 (the "Pooling and Servicing Agreement") among Conseco Finance Corp., the Company, and U.S. Bank Trust National Association as Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Pooling and Servicing Agreement), and further certifies that:

                  (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of the Company, together with all amendments thereto as in effect on the date hereof;

                  (ii) attached hereto as Exhibit II is a true and correct copy of the Bylaws of the Company, as amended, as in effect on the date hereof;

                  (iii) the representations and warranties of the Company contained in Section 3.01 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of the Company contained in Section 3.03 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof;

                  (iv) no event with respect to the Company has occurred and is continuing which would constitute an Event of Termination or an event that with notice or lapse of time or both would become an Event of Termination under the Pooling and Servicing Agreement;

                  (v) each of the agreements and conditions of the Company to be performed on or before the date hereof pursuant to the Pooling and Servicing Agreement and the Underwriting Agreement and related agreements have been performed in all material respects.

                  (vi) attached hereto as Exhibit III are true and correct copies of certain resolutions, duly adopted by the Board of Directors of the Company on or prior to the date hereof, such resolutions (i) constitute the only resolutions adopted by the Board of Directors or any committee thereof relating to the subject matter thereof, (ii) have not been amended, modified, annulled or revoked, and (iii) are in full force and effect; and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith; and

                                     E-2-1

                  (vii) each person who, as an officer of the Company, signed any of the Pooling and Servicing Agreement, Underwriting Agreement or any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated thereby was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this ________ day of ________________, 1999.


                                       ------------------------------
                                       [Name]
                                       [Title]


                                     E-2-2

                                    EXHIBIT F

                           FORM OF OPINION OF COUNSEL


         The opinion of Briggs and Morgan, Professional Association shall be to the effect that (capitalized terms have the meanings set forth in the Pooling and Servicing Agreement):

         1. The Originator is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Transfer Agreement and the Underwriting Agreement (collectively, the "Transaction Documents") (including the Class B-2 Limited Guaranty contained in the Pooling and Servicing Agreement). The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to execute, deliver and perform in its obligations under the Transaction Documents.

         2. The Transaction Documents (including the Class B-2 Limited Guaranty contained in the Pooling and Servicing Agreement) have been duly authorized by all requisite corporate action, duly executed and delivered by the Originator and the Seller, and constitute the valid and binding obligations of the Originator and the Seller enforceable in accordance with their terms. The Certificates have been duly authorized by all requisite corporate action and, when duly and validly executed by the Trustee in accordance with the Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

         3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required to be obtained by the Originator or the Seller for the consummation of the transactions contemplated by the Transaction Documents, except such as may be required under blue sky laws under any jurisdiction in connection with the offering of the Certificates by the Underwriters pursuant to the Underwriting Agreement.

         4. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as now in effect, and the Trust is not required to be registered as an investment company under the Investment Company Act of 1940.

         5. Neither the transfer of the Loans by the Originator to the Seller, nor the assignment of the Originator's lien on the related real estate which is the subject of a home equity loan, nor the issuance or sale of the Certificates and the Class C Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents nor the fulfillment of the terms of the Certificates, the Class C Certificates or the Transaction Documents by the Originator will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of the Originator or of any indenture or other agreement or instrument known to us to which the Originator is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Originator, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

         6. Neither the transfer of the Loans by the Seller to the Trustee acting on behalf of the Trust, nor the assignment of the Seller's lien on the related real estate which is the subject of a home equity loan, nor the issuance or sale of the Certificates and the Class C Certificates, nor the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions contemplated in the Transaction Documents, nor the fulfillment of the terms of the Certificates, the Class C Certificates or the Transaction Documents by the Seller will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Articles of Incorporation or Bylaws of the Seller or of any indenture or other agreement or instrument known to us to which the Seller is a party or by which it is bound, or result in a violation of, or contravene the terms of any statute, order or regulation, applicable to the Seller, of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

         7. There are no actions or proceedings pending, nor to the best of our knowledge, are there any investigations pending or overtly threatened against the Originator or the Seller before any court, administrative agency or other tribunal (A) asserting the invalidity of the Transaction Documents, the Certificates, the Class C Certificates, the hazard or flood insurance policies applicable to any Loans or the Errors and Omissions Protection Policy, (B) seeking to prevent the issuance of the Certificates or the Class C Certificates or the consummation of any of the transactions contemplated by the Transaction Documents, (C) which is likely materially and adversely to affect the performance by the Originator or the Seller of its obligations under, or the validity or enforceability of, the Transaction Documents, the Certificates or the Class C Certificates, or (D) seeking adversely to affect the federal income tax attributes of the Certificates or the Class C Certificates described in the Prospectus and the Prospectus Supplement under the heading "Federal Income Tax Consequences."

         8. The transfer of the Loans to the Trust in accordance with Section
2.01 of the Pooling and Servicing Agreement would not be avoidable as a preferential transfer under Section 547 of the United States Bankruptcy Code (11 U.S.C. ss. 547), as in effect on the date hereof, in the event that the Originator became a debtor under the United States Bankruptcy Code.

         9. Pursuant to the Transfer Agreement the Originator has transferred to the Seller all of the Originator's right, title and interest in the Loans, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Seller in and to such Loans, and has delivered the Loan Files to the Trustee (as the Seller's designee) or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Loans as collateral and naming the Originator as debtor and the Seller as secured party, and the filing of continuation statements as required by the Transfer Agreement, is necessary to perfect as against third parties the assignment of the Loans by the Originator to the Seller. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Originator became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Seller to the Originator, it is our opinion that the Seller would be deemed to have a valid and perfected security interest in the Loans and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. ss.336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Loan who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Seller's security interest in such Loan, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Loan Files for the purpose of perfecting the assignment to the Seller of the Loans. We express no opinion with respect to the enforceability of any individual Loan or the existence of any claims, rights or other matters in favor of any Obligor.

         10. Pursuant to the Pooling and Servicing Agreement the Seller has transferred to the Trustee acting on behalf of the Trust all of the Seller's right, title and interest in the Loans, free and clear of any and all other assignments, encumbrances, options, rights, claims, liens or security interests (except tax or possessory liens) that may affect the right of the Trustee in and to such Loans, and has delivered the Loan Files to the Trustee or its custodian. No filing or other action, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Minnesota identifying the Loans as collateral and naming the Seller as debtor and the Trustee as secured party, and the filing of continuation statements as required by Section 4.01 of the Pooling and Servicing Agreement, is necessary to perfect as against third parties the assignment of the Loans by the Seller to the Trustee. We have separately provided you with our opinion concerning whether such assignment could be recharacterized as a pledge rather than a sale in the event the Seller became a debtor under the United States Bankruptcy Code. However, in the event such assignment were recharacterized as a pledge securing a loan from the Certificateholders to the Seller, it is our opinion that the Trustee would be deemed to have a valid and perfected security interest in the Loans and the proceeds thereof, which security interest would be prior to any other security interest that may be perfected under the Uniform Commercial Code as in effect in the State of Minnesota and over any "lien creditor" (as defined in Minn. Stat. ss.336.9-301(3)) who becomes such after the Closing Date, except that a subsequent purchaser of any Loan who gives new value and takes possession thereof in the ordinary course of his business would have priority over the Trustee's security interest in such Loan, if such purchaser acts without knowledge that such Loan was subject to a security interest. We have assumed for the purposes of this opinion that during the term of the Pooling and Servicing Agreement the Trustee, or its custodian, shall maintain possession of the Loan Files for the purpose of perfecting the assignment to the Trustee of the Loans. We express no opinion with respect to the enforceability of any individual Loan or the existence of any claims, rights or other matters in favor of any Obligor.

         11. In reliance upon certain representations and warranties set forth in the Pooling and Servicing Agreement and assuming that the Originator and the Trustee comply with the requirements of the Pooling and Servicing Agreement, including the filing on behalf of each of the Master REMIC and Subsidiary REMIC of a proper election to be taxed as a REMIC, as of the date hereof the Master REMIC and Subsidiary REMIC created pursuant to the Pooling and Servicing Agreement will each qualify as a REMIC. Further, the Certificates will evidence ownership of the "regular interests" in the Master REMIC and the Class C Master Certificates and Class C Subsidiary Certificates will evidence ownership of the single class of "residual interest" in the Master REMIC and Subsidiary REMIC respectively. For Minnesota income and franchise tax purposes, and subject to the foregoing assumptions, and the provisions of Minnesota law as of the date hereof, the Trust (excluding the Capitalized Interest Account and the Pre-Funding Account) will not be subject to tax and the income of the Trust will be taxable to the holders of interests therein, all in accordance with the provisions of the Code concerning REMICs. Moreover, ownership of Certificates will not be a factor in determining whether such owner is subject to Minnesota income and franchise taxes. Therefore, if the owner of Certificates is not otherwise subject to Minnesota income or franchise taxes in the State of Minnesota, such owner will not become subject to such Minnesota taxes solely by virtue of owning Certificates.

         12. The transfer of the Loans and the proceeds thereof by the Originator to the Seller on the date hereof pursuant to the Transfer Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. ss.ss.
513.41 through 513.51), nor, should the Originator become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. ss. 548) as in effect on the date hereof.

         13. The transfer of the Loans and the proceeds thereof by the Seller to the Trustee on the date hereof pursuant to the Pooling and Servicing Agreement would not be avoidable as a fraudulent transfer under the Uniform Fraudulent Transfer Act as in effect in Minnesota on the date hereof (Minn. Stat. ss.ss.
513.41 through 513.51), nor, should the Seller become a debtor under the United States Bankruptcy Code, as a fraudulent transfer under Section 548 of the United States Bankruptcy Code (11 U.S.C. ss. 548) as in effect on the date hereof.

                                    EXHIBIT G

                        FORM OF TRUSTEE'S ACKNOWLEDGMENT


         U.S. Bank Trust National Association, a national banking association organized under the laws of the United States, acting as trustee (the "Trustee") of Home Equity Loan Trust 1999-H (the "Trust") created pursuant to the Pooling and Servicing Agreement dated as of November 1, 1999 among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller") and the Trustee (the "Agreement") (all capitalized terms used herein without definition having the respective meanings specified in the Agreement) acknowledges, pursuant to Section 2.04 of the Agreement, that the Trustee has received the following: (i) all right, title and interest in the home equity loans identified in the List of Loans attached to the [Agreement] [Subsequent Transfer Instrument of even date herewith] (the "Loans"), including, without limitation, all related mortgages and deeds of trust and any and all rights to receive payments on or with respect to the Loans (due after the [Cut-off Date] [Subsequent Cut-off Date]), (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Loan for the benefit of the creditor of such Loan, (iii) all rights of the Seller under the Transfer Agreement, (iv) all rights the Originator may have against the originating lender with respect to Loans originated by a lender other than the Originator, (v) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Loans, (vi) all rights under any title insurance policies, if applicable, on any of the properties securing Loans, (vii) all documents contained in the related Loan Files, [(viii) amounts in the Certificate Account, the Capitalized Interest Account and the Pre-Funding Account (including all proceeds of investments of funds in the Certificate Account), (ix) the Class B-2 Limited Guaranty,] and (x) [all rights of the Seller under the Subsequent Transfer Agreement dated _________, between the Originator and the Seller] [and] [(xi)] all proceeds and products of the foregoing; and declares that, directly or through a Custodian, it will hold all Loan Files that have been delivered in trust, upon the trusts set forth in the Agreement for the use and benefit of all Certificateholders and the holders of the Class C Certificates.

         [From Trustee or Custodian as applicable.] The Trustee acknowledges that it has conducted a cursory review of the Loan Files and hereby confirms that, except as noted on the attached exception list, each Loan File contains
(a) an original promissory note duly endorsed in blank or in the name of the Trustee, (b) an original or a copy of the mortgage, deed of trust or similar evidence of a lien on the related improved real estate securing the Loan, (c) an assignment of the Loan, and the mortgage, deed of trust or similar evidence of a lien, from the originator (if other than the Originator) to the Originator, (d) an assignment of the mortgage, deed of trust or similar evidence of a lien, to the Trustee or in blank, and (e) any extension, modification or waiver agreement(s). The [Trustee] [Custodian] has not otherwise reviewed the Loans and Loan Files for compliance with the terms of the Agreement.

         [If Acknowledgment from Custodian: Undefined capitalized terms used in this Acknowledgment have the meanings given them in the Pooling and Servicing Agreement.]

         IN WITNESS WHEREOF, ________ as Trustee has caused this acknowledgment to be executed by its duly authorized officer and its corporate seal affixed hereto as of this ___ day of _____________, 1999.

                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       as Trustee


                                       By
                                              -----------------------------
                                              [Name]
                                              [Title]

                                    EXHIBIT H

                    FORM OF CERTIFICATE OF SERVICING OFFICER


                              CONSECO FINANCE CORP.

         The undersigned certifies that he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Company"), and that as such he is duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999 among the Company, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Home Equity Loan Trust 1999-H (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Monthly Report for the period from ________________ to __________________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 6.01 and 6.02 of the Agreement; and

         2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ________________, 1999.


                                       CONSECO FINANCE CORP.


                                       By:
                                              -----------------------
                                              [Name]
                                              [Title]

                                    EXHIBIT I

                           FORM OF CLASS C CERTIFICATE

                              [MASTER] [SUBSIDIARY]


         THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE. THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN); ANY SUCH TRANSFER MUST ALSO SATISFY THE OTHER REQUIREMENTS OF SECTION 9.02 OF SUCH POOLING AND SERVICING AGREEMENT.

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS

DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND
THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Class C [Master] [Subsidiary]                    No.
(Subordinate)

Cut-off Date:                                    Percentage Interest:
As defined in the Pooling
and Servicing Agreement
dated November 1, 1999

First Payment Date:
December 15, 1999


                CERTIFICATE FOR HOME EQUITY LOANS, SERIES 1999-H

     Original Aggregate Certificate Principal Balance of the Trust: $
                                                                     -------

         This certifies that Green Tree Finance Corp.--Two is the registered owner of the Residual Interest represented by this Certificate, and entitled to certain distributions out of Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or the Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller") and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Class C [Master] [Subsidiary] Certificate is described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Class C [Master] [Subsidiary] Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check to the registered Class C [Master] [Subsidiary] Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the difference between (A) the Amount Available, and (B) the sum of (i) the Class A Distribution Amount, (ii) the Class MF-1 and Class MV-1 Distribution Amounts,
(iii) the Class MF-2 and Class MV-2 Distribution Amounts, (iv) the Class BF-1 Distribution Amount, (v) the Class B-2 Distribution Amount, (vi) the Monthly Servicing Fee with respect to the Loans, (vii) any Extra Principal Distribution Amount and any Additional Principal Distribution Amount, (viii) amounts to reimburse the Class C Certificateholders for reimbursable expenses incurred by them, (ix) amounts to reimburse the Servicer or the Trustee, as applicable, for prior Advances with respect to the Loans, (x) amounts necessary to reimburse the Originator for any previous unreimbursed Class B-2 Guaranty Payments, (xi) the Class B-2 Guaranty Fee, and (xii) any Class P Distribution Amount. The final scheduled Payment Date of this Class C [Master] [Subsidiary] Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Class C [Master] [Subsidiary] Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Class C [Master] [Subsidiary] Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Class C [Master] [Subsidiary] Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Class C [Master] [Subsidiary] Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Class C [Master] [Subsidiary] Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Class C [Master] [Subsidiary] Certificateholders free of charge upon a written request to the Trustee.



         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Class C [Master] [Subsidiary] Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Class C [Master] [Subsidiary] Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder thereof or his or her attorney duly authorized in writing, and thereupon a new Class C [Master] [Subsidiary] Certificate evidencing the same Class C [Master] [Subsidiary] Certificate will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Class C [Master] [Subsidiary] Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         The holder of this Class C [Master] [Subsidiary] Certificate, by acceptance hereof, agrees that, in accordance with the requirements of Section 860D(b)(1) of the Code, the federal tax return of the Trust for its first taxable year shall provide that the Trust elects to be treated as a "real estate mortgage investment conduit" (a "REMIC") under the Code for such taxable year and all subsequent taxable years. The Certificates shall be "regular interests" in the REMIC and the Class C [Master] [Subsidiary] Certificate shall be the "residual interest" in the REMIC. In addition, the holder of this Class C [Master] [Subsidiary] Certificate, by acceptance hereof, (i) agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust, and (ii) agrees to cooperate with the Originator in connection with examinations of the Trust's affairs by tax authorities, including administrative and judicial proceedings, and (iii) makes the additional agreements, designations and appointments, and undertakes the responsibilities, set forth in
Section 6.06 of the Agreement.

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:                                 HOME EQUITY LOAN TRUST 1999-H
      ------------------
                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              ------------------------
                                              Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
      ------------------                   --------------------------
                                           Signature

                                   EXHIBIT J-1

                 FORM OF CERTIFICATE REGARDING REPURCHASED LOANS


                              CONSECO FINANCE CORP.

         The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Originator pursuant to Sections 3.06 and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999 among the Originator, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Home Equity Loan Trust 1999-H (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loans on the attached schedule are to be repurchased by the Originator on the date hereof pursuant to Section 3.06 of the Agreement.

         2. Upon deposit of the Repurchase Price for such Loans, such Loans may, pursuant to Section 8.05 of the Agreement, be assigned by the Trustee to the Originator.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______________, ____.


                                       CONSECO FINANCE CORP.


                                       By:
                                           --------------------------
                                           [Name]
                                           [Title]

                                     J-1-1

                                   EXHIBIT J-2

                 FORM OF CERTIFICATE REGARDING REPURCHASED LOANS


                              CONSECO FINANCE CORP.

         The undersigned certifies that [s]he is a [title] of Conseco Finance Corp., a Delaware corporation (the "Originator"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Originator pursuant to Sections 3.06(b) and 8.05 of the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999 among the Originator, Conseco Finance Securitizations Corp. and U.S. Bank Trust National Association, as Trustee of Home Equity Loan Trust 1999-H (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

         2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 3.06(b) of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

         3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 3.05 (b)(iii) of the Agreement, have been filed with the appropriate offices.

         4. The requirements of Section 3.06(b) of the Agreement have been met with respect to each such Eligible Substitute Loan.

         [5. There has been deposited in the Certificate Account the amounts listed on the schedule attached hereto as the amount by which the Scheduled Principal Balance of each Replaced Loan exceeds the Scheduled Principal Balance of each Loan being substituted therefor.]

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of ______________ , ____.

                                       CONSECO FINANCE CORP.

                                       By:
                                           --------------------------
                                           [Name]
                                           [Title]


                                     J-2-1

                                   EXHIBIT J-3

          FORM OF CERTIFICATE REGARDING SUBSTITUTION FOR PREPAID LOANS


                      CONSECO FINANCE SECURITIZATIONS CORP.

         The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Seller pursuant to Section 2.06 of the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1999 among the Seller, Conseco Finance Corp. and U.S. Bank Trust National Association, as Trustee of Home Equity Loan Trust 1999-H (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

         1. The Loan and Loan File for each such Eligible Substitute Loan have been delivered to [the Trustee] [the Custodian].

         2. The Loans on the attached schedule are to be substituted on the date hereof pursuant to Section 2.06 of the Agreement and each such Loan is an Eligible Substitute Loan [description, as to each Loan, as to how it satisfies the definition of "Eligible Substitute Loan"].

         3. The UCC-1 financing statements in respect of the Loans to be substituted, in the form required by Section 2.06(iii) of the Agreement, have been filed with the appropriate offices.

         4. The requirements of Section 2.06 of the Agreement have been met with respect to each such Eligible Substitute Loan.

         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _____________, 1999.



                                       CONSECO FINANCE SECURITIZATIONS CORP.

                                       By:
                                           ---------------------------------
                                           [Name]
                                           [Title]


                                     J-3-1

                                    EXHIBIT K

                          FORM OF REPRESENTATION LETTER


U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, Minnesota 55101

Conseco Finance Corp.
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota 55102-1639

         Re:      Certificates for Home Equity Loans, Series 1999-H, Class C

         The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies, and organizations described in
Section 501(c)(3) of the Internal Revenue Code, corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties

         The Purchaser makes the following representations and warranties in order to permit the Trustee, Conseco Finance Corp., and __________________ to determine its suitability as a purchaser of Certificates and to determine that the exemption from registration relied upon by Conseco Finance Corp. under
Section 4(2) of the 1933 Act is available to it.

         1. The Purchaser understands that the Certificates have not been and will not be registered under the 1933 Act and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, that Conseco Finance Corp. is not required to register the Certificates and that any transfer must comply with Section 9.02 of the Pooling and Servicing Agreement relating to the Certificates.

         2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

         3. The Purchaser is a sophisticated institutional investor and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has reviewed the Prospectus Supplement dated November 17, 1999, to the Prospectus dated November 17, 1999 (the "Prospectus") with respect to the Certificates, and has been given such information concerning the Certificates, the underlying home equity loans and Conseco Finance Corp. as it has requested.

         4. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

         5. The Purchaser either (check one box):

            * is not, and is not acting on behalf of or with assets of, an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or

            * has provided the Trustee and Servicer with the opinion of counsel described in Section 9.02(b)(2) of the Pooling and Servicing Agreement, or

            * acknowledges that it is deemed to make the representation set forth in Section 9.02(b)(2) of the Pooling and Servicing Agreement.

         6. The Purchaser understands that such Certificate will bear a legend substantially as set forth in the form of Certificate included in the Pooling and Servicing Agreement.

         7. The Purchaser, as holder of the Class C Certificate, acknowledges
(i) it may incur tax liabilities in excess of any cash flows generated by the interest and (ii) it intends to pay the taxes associated with holding the Class C Certificate as they become due.

         8. The Purchaser agrees that it will obtain from any purchaser of the Certificates from it the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 7 and in this paragraph 8. The representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

         Executed at ____________________, _______________________, this
_____ day of _________________.

                                       Purchaser's Name (Print)

                                       By:
                                            -------------------------
                                            Signature

                                            Its:
                                                 --------------------

                                       Address of Purchaser


                                       Purchaser's Taxpayer
                                       Identification Number

                                   EXHIBIT L-1

                 LIST OF INITIAL AND ADDITIONAL FIXED RATE LOANS


                                [To Be Supplied]



                                     L-1-1

                                   EXHIBIT L-2

          LIST OF INITIAL AND ADDITIONAL GROUP I ADJUSTABLE RATE LOANS


                                [To Be Supplied]


                                     L-2-1

                                   EXHIBIT L-3

          LIST OF INITIAL AND ADDITIONAL GROUP II ADJUSTABLE RATE LOANS


                                [To Be Supplied]


                                     L-3-1

                                                                             NEW

                                    EXHIBIT M

                             FORM OF MONTHLY REPORT


                CERTIFICATES FOR HOME EQUITY LOANS, SERIES 1999-H

Payment Date:  ___________________


1.       Amount Available (including Monthly
         Servicing Fee and including
         Prepayment Charges ($__________))                               _______

2.       Formula Principal Distribution Amount:                          _______

         (a)      Scheduled principal                                    _______
         (b)      Principal Prepayments                                  _______
         (c)      Liquidated Loans                                       _______
         (d)      Repurchases                                            _______
         (e)      Previously undistributed (a)-(d) amounts               _______
         (f)      Pre-Funded Fixed Rate Amount, if any
                  (Post-Funding Payment Date)                            _______
         (g)      minus Group I ARM Formula Principal
                  Distribution Amount and Group II ARM Formula
                  Principal Distribution Amount                          _______

3.       Group I ARM Formula Principal
         Distribution Amount                                             _______

         (a)      Scheduled principal                                    _______
         (b)      Principal Prepayments                                  _______
         (c)      Liquidated Loans                                       _______
         (d)      Repurchases                                            _______
         (e)      Pre-Funded Group I ARM Amount, if any
                  (Post-Funding Payment Date)                            _______

4.       Group II ARM Formula Principal
         Distribution Amount                                             _______

         (a)      Scheduled principal                                    _______
         (b)      Principal Prepayments                                  _______
         (c)      Liquidated Loans                                       _______

         (d)      Repurchases                                            _______
         (e)      Pre-Funded Group II ARM Amount, if any
                  (Post-Funding Payment Date)                            _______
         (f)      minus Group I ARM Formula Principal
                  Distribution Amount                                    _______

5.       LIBOR                                                           _______

6.       Available Funds Pass-Through Rate                               _______

7.       Class A-IO Notional Principal Amount                            _______

Class A Certificates
--------------------

         Interest

8.       Aggregate current interest

         (a)      Class AV-1 Pass-Through Rate (a floating rate
                  per annum equal to the lesser of (a) LIBOR
                  plus 0.32%, or (b) the Available Funds
                  Pass-Through Rate, but in nocase more than
                  14.0%)                                                 _______
         (b)      Class AV-1 Interest                                    _______
         (c)      Class AV-2 Pass-Through Rate (a floating rate
                  per annum equal to the lesser of (a) LIBOR
                  plus 0.39%, or (b) the Available Funds
                  Pass-Through Rate, but in no
                  case more than 14.0%)                                  _______
         (d)      Class AV-2 Interest                                    _______
         (e)      Class AF-1 Pass-Through Rate (6.45%)                   _______
         (f)      Class AF-l Interest                                    _______
         (g)      Class AF-2 Pass-Through Rate (6.84%)                   _______
         (h)      Class AF-2 Interest                                    _______
         (i)      Class AF-3 Pass-Through Rate (7.03%)                   _______
         (j)      Class AF-3 Interest                                    _______
         (k)      Class AF-4 Pass-Through Rate (7.32%)                   _______
         (l)      Class AF-4 Interest                                    _______
         (m)      Class AF-5 Pass-Through Rate (7.60% or 8.10%)          _______
         (n)      Class AF-5 Interest                                    _______
         (o)      Class AF-6 Pass-Through Rate (7.21%)                   _______
         (p)      Class AF-6 Interest                                    _______
         (q)      Class A-IO Pass-Through Rate (7.00%)                   _______
         (r)      Class A-IO Interest                                    _______

9.       Amount applied to Unpaid Class A Interest Shortfall             _______

         (a)      Class AV-1                                             _______
         (b)      Class AV-2                                             _______
         (c)      Class AF-l                                             _______
         (d)      Class AF-2                                             _______
         (e)      Class AF-3                                             _______
         (f)      Class AF-4                                             _______
         (g)      Class AF-5                                             _______
         (h)      Class AF-6                                             _______
         (i)      Class A-IO                                             _______

10.      Remaining Unpaid Class A Interest Shortfall                     _______

         (a)      Class AV-1                                             _______
         (b)      Class AV-2                                             _______
         (c)      Class AF-l                                             _______
         (d)      Class AF-2                                             _______
         (e)      Class AF-3                                             _______
         (f)      Class AF-4                                             _______
         (g)      Class AF-5                                             _______
         (h)      Class AF-6                                             _______
         (i)      Class A-IO                                             _______

Class M-1 Certificates
----------------------

11.      Amount Available less all preceding
         distributions and less Prepayment Charges                       _______

         Interest on Class M-1 Adjusted Principal Balance

12.      (a)      Class MF-1 Adjusted Principal Balance                  _______
         (b)      Class MV-1 Adjusted Principal Balance                  _______

13.      Current Interest

         (a)      Class MF-1 Pass-Through Rate (8.10%)                   _______
         (b)      Class MF-1 Interest                                    _______
         (c)      Class MV-1 Pass-Through Rate (a floating rate
                  per annum equal to the lesser of (a) LIBOR
                  plus 0.69%, or (b) the Available Funds
                  Pass-Through Rate, but in no
                  case more than 14.0%)                                  _______
         (d)      Class MV-1 Interest

14.      (a)      Amount applied to Unpaid Class MF-1
                  Interest Shortfall                                     _______
         (b)      Amount applied to Unpaid Class MV-1

                  Interest Shortfall                                     _______

15.      (a)      Remaining Unpaid Class MF-1
                  Interest Shortfall                                     _______
         (b)      Remaining Unpaid Class MV-1
                  Interest Shortfall                                     _______

Class M-2 Certificates
----------------------

16.      Amount Available less all preceding
         distributions and less Prepayment Charges                       _______

         Interest on Class M-2 Adjusted Principal Balance

17.      (a) Class MF-2 Adjusted Principal Balance                       _______
         (b) Class MV-2 Adjusted Principal Balance                       _______

18.      Current Interest

         (a)      Class MF-2 Pass-Through Rate (floating rate
                  equal to the Adjusted Weighted Average Loan
                  Rate, but in no event greater than 9.29%)              _______
         (b)      Class MF-2 Interest                                    _______
         (c)      Class MV-2 Pass-Through Rate (floating rate
                  equal to the Adjusted Weighted Average Loan
                  Rate, but in no event greater than 1.40%)              _______
         (d)      Class MV-2 Interest                                    _______

19.      (a)      Amount applied to Unpaid Class MF-2
                  Interest Shortfall                                     _______
         (b)      Amount applied to Unpaid Class MV-2
                  Interest Shortfall                                     _______

20.      (a)      Remaining Unpaid Class MF-2
                  Interest Shortfall                                     _______
         (b)      Remaining Unpaid Class MV-2
                  Interest Shortfall                                     _______

Class B-1 Certificates
----------------------

21.      Amount Available less all preceding
         distributions and less Prepayment Charges                       _______

         Interest on Class B-1 Adjusted Principal Balance

22.      (a)      Class BF-1 Adjusted Principal Balance                  _______
         (b)      Class BV-1 Adjusted Principal Balance                  _______

23.      Current Interest

         (a)      Class BF-1 Pass-Through Rate (floating rate
                  equal to the Adjusted Weighted Average Loan
                  Rate, but in no event greater than 10.00%)
         (b)      Class B-1 Interest                                     _______
         (c)      Class BV-1 Pass-Through Rate (a floating rate
                  per annum equal to the lesser of (a) LIBOR
                  plus 3.00%, or (b) the Available Funds
                  Pass-Through Rate, but in no
                  case more than 14.0%)                                  _______

24.      (a)      Amount applied to Unpaid Class BF-1
                  Interest Shortfall                                     _______
         (b)      Amount applied to Unpaid Class BV-1
                  Interest Shortfall                                     _______

25.      (a)      Remaining Unpaid Class BF-1
                  Interest Shortfall                                     _______
         (b)      Remaining Unpaid Class BV-1
                  Interest Shortfall                                     _______

         Class P Certificates

26.      Prepayment Charges                                              _______
         (All prepayment premiums, penalties
         and similar charges paid in connection with, and as a condition to, prepayment in part or in full of a Loan)

         Principal

27.      Trigger Event:  Fixed Rate Certificates

         (a)      Average Sixty-Day Delinquency Ratio Test

                  (i)      Sixty-Day Delinquency Ratio for
                           current Payment Date                          _______
                  (ii)     Average Sixty-Day Delinquency Ratio
                           Test (arithmetic average of ratios
                           for this month and two preceding
                           months may not exceed 35% of the
                           Senior Enhancement Percentage
                           for the Fixed Rate Loans)                     _______

         (b)      Cumulative Realized Losses Test

                  (i)      Cumulative Realized Losses for
                           current Payment Date                          _______

                  (ii)     Cumulative Realized Losses Ratio
                           (Losses as a percentage of Cut-off
                           Date Principal Balances of Fixed
                           Rate Loans may not exceed 3.80%
                           from December 1, 2002 to November 30,
                           1003, 4.51% from December 1, 2003 to
                           November 20, 2004, 4.75% from
                           December 1, 2004 to November 30,
                           1006, and 5.25% thereafter)                   _______

28.      Senior Enhancement Percentage:  Fixed Rate Certificates
         (a fraction, expressed as a percentage:                         _______

         (a)      the numerator of which is the sum of (i) the
                  Class MF-1, MF-2 and Class BF-1 Adjusted
                  Principal Balances, (ii) the sum of the Class
                  B-2 Principal Balance multiplied by a percentage
                  obtained by dividing the aggregate Scheduled
                  Principal Balances of the Fixed Rate Loans by
                  the Pool Scheduled Principal Balance, and
                  (iii) the Over-Collateralization Amount for
                  the Fixed Rate Certificates                            _______

         (b)      the denominator of which is the aggregate
                  Scheduled Principal Balances of the Fixed Rate
                  Loans on such Payment Date)                            _______

29.      Trigger Event:  Adjustable Rate Certificates

         (a)      Average Sixty-Day Delinquency Ratio Test

                  (i)      Sixty-Day Delinquency Ratio for
                           current Payment Date                          _______

                  (ii)     Average Sixty-Day Delinquency Ratio
                           Test (arithmetic average of ratios
                           for this month and two preceding
                           months may not exceed 35% of the
                           Senior Enhancement Percentage for the
                           Adjustable Rate Loans)                        _______

         (b)      Cumulative Realized Losses Test

                  (i)      Cumulative Realized Losses for
                           current Payment Date                          _______

                  (ii)     Cumulative Realized Losses Ratio

                           (Losses as a percentage of Cut-off
                           Date Principal Balances of Adjustable
                           Rate Loans may not exceed 4.40% from
                           December 1, 2002 to November 30, 2003,
                           5.23% from December 1, 2003 to
                           November 30, 2004, 5.50% from
                           December 1, 2004 to November 30, 2006,
                           and 6.00% thereafter)                         _______

30.      Senior Enhancement Percentage: Adjustable Rate
         Certificates (a fraction, expressed as a percentage:            _______

         (a)      the numerator of which is the sum of (i) the
                  Class MV-1, Class MV-2 and Class BV-1 Adjusted
                  Principal Balances, (ii) the sum of the Class
                  B-2 Principal Balance multiplied by a percentage
                  obtained by dividing the aggregate Scheduled
                  Principal Balances of the Adjustable Rate
                  Loans by the Pool Scheduled Principal Balance,
                  and (iii) the Over-Collateralization Amount
                  for the Adjustable Rate Certificates                   _______

         (b)      the denominator of which is the aggregate
                  Scheduled Principal Balances of the Adjustable
                  Rate Loans on such Payment Date)                       _______

Class A Certificates

31.      Amount Available less all preceding
         distributions                                                   _______

32.      Class A principal distribution:/1/

         (a)      Class AV-1: Class AV-1 Formula Principal
                  Distribution Amount                                    _______

--------
/1/ If a Class A Principal Deficiency Amount exists, the remaining Amount Available is to be distributed pro rata to each Class of Class A Certificates (other than the Class A-IO Certificates) based on the Class Principal Balance of each such Class. If no Class A Principal Deficiency Amount exists, but the remaining Amount Available is less than the Class A Formula Principal Distribution Amount, then such remaining Amount Available is to be distributed pro rata to each Class of Class A Certificates (other than the Class A-IO Certificates) based on the amount distributable had such remaining Amount Available not been less than the Class A Formula Principal Distribution Amount. Otherwise, the Class AV-1 Formula Principal Distribution Amount, the Class AV-2 Formula Principal Distribution Amount and the Class AF Formula Principal Distribution Amount are to be distributed as described in this item 32.

         (b)      Class AV-2: Class AV-2 Formula Principal
                  Distribution Amount                                    _______
         (c)      Class AF Formula Principal
                  Distribution Amount:

                  (i)      Class AF-6
                           *  Class AF-6 Lockout Percentage              _______
                           *  Class AF-6 Lockout Principal
                              Distribution Amount                        _______
                  (ii)     Class AF-1                                    _______
                  (iii)    Class AF-2                                    _______
                  (iv)     Class AF-3                                    _______
                  (v)      Class AF-4                                    _______
                  (vi)     Class AF-5                                    _______
                  (vii)    Class AF-6                                    _______

33.      (a)      Class AV-1 Principal Balance                           _______
         (b)      Class AV-2 Principal Balance                           _______
         (c)      Class AF-1 Principal Balance                           _______
         (d)      Class AF-2 Principal Balance                           _______
         (e)      Class AF-3 Principal Balance                           _______
         (f)      Class AF-4 Principal Balance                           _______
         (g)      Class AF-5 Principal Balance                           _______
         (h)      Class AF-6 Principal Balance                           _______
         (i)      Class A-IO Notional Principal Amount                   _______

34.      (a)      Amount, if any, by which Class AV-1 Formula
                  Principal Distribution Amount exceeds Class
                  AV-1 Principal Distribution Amount                     _______
         (b)      Amount, if any, by which Class AV-2 Formula
                  Principal Distribution Amount exceeds Class
                  AV-2 Principal Distribution Amount                     _______
         (c)      Amount, if any, by which Class AF-[ ] Formula
                  Principal Distribution Amount exceeds Class
                  AF-[ ] Principal Distribution Amount                   _______

Class M-1 Certificates
----------------------

35.      Amount Available less all preceding
         distributions                                                   _______

         Principal

36.      (a)      Class MF-1 principal distribution                      _______
         (b)      Class MV-1 principal distribution                      _______

37.      (a)      Class MF-1 Principal Balance                           _______
         (b)      Class MV-1 Principal Balance                           _______

38.      (a)      Amount, if any, by which Class MF-1 Formula
                  Principal Distribution Amount exceeds Class
                  MF-1 Principal Distribution Amount                     _______
         (b)      Amount, if any, by which Class MV-1 Formula
                  Principal Distribution Amount exceeds Class
                  MV-1 Principal Distribution Amount                     _______

Class M-2 Certificates
----------------------

39.      Amount Available less all preceding
         distributions                                                   _______

         Principal

40.      (a)      Class MF-2 principal distribution                      _______
         (b)      Class MV-2 principal distribution                      _______

41.      (a)      Class MF-2 Principal Balance                           _______
         (b)      Class MV-2 Principal Balance                           _______

42.      (a)      Amount, if any, by which Class MF-2 Formula
                  Principal Distribution Amount exceeds Class
                  MF-2 Principal Distribution Amount                     _______
         (b)      Amount, if any, by which the Class MV-2
                  Formula Principal Distribution Amount exceeds
                  the Class MV-2 Principal Distribution Amount           _______

Class B-1 Certificates
----------------------

43.      Amount Available less all preceding
         distributions                                                   _______

         Principal

44.      (a)      Class BF-1 principal distribution                      _______
         (b)      Class BV-1 principal distribution                      _______

45.      (a)      Class BF-1 Principal Balance                           _______
         (b)      Class BV-1 Principal Balance                           _______

46.      (a)      Amount, if any, by which Class BF-1 Formula Principal

                  Distribution Amount exceeds Class BF-1
                  Principal Distribution Amount                          _______
         (b)      Amount, if any, by which Class BV-1 Formula
                  Principal Distribution Amount exceeds Class
                  BV-1 Principal Distribution Amount                     _______

Class M-1 Certificates
----------------------

47.      Amount Available less all preceding
         distributions                                                   _______

         Liquidation Loss Interest

48.      Amount applied to Class M-1 Liquidation Loss Interest
         Amount
         (a)      Class MF-1                                             _______
         (b)      Class MV-1                                             _______


49.      Class M-1 Liquidation Loss Interest Shortfall
         (a)      Class MF-1                                             _______
         (b)      Class MV-1                                             _______

50.      Amount applied to Unpaid Class M-1 Liquidation Loss
         Interest Shortfall
         (a)      Class MF-1                                             _______
         (b)      Class MV-1                                             _______

51.      Remaining Unpaid Class M-1 Liquidation Loss
         Interest Shortfall
         (a)      Class MF-1                                             _______
         (b)      Class MV-1                                             _______


Class M-2 Certificates
----------------------

52.      Amount Available less all preceding
         distributions                                                   _______

         Liquidation Loss Interest

53.      Amount applied to Class M-2 Liquidation Loss Interest
         Amount
         (a)      Class MF-2                                             _______
         (b)      Class MV-2                                             _______

54.      Class M-2 Liquidation Loss Interest Shortfall

         (a)      Class MF-2                                             _______
         (b)      Class MV-2                                             _______

55.      Amount applied to Unpaid Class M-2 Liquidation Loss
         Interest Shortfall
         (a)      Class MF-2                                             _______
         (b)      Class MV-2                                             _______

56.      Remaining Unpaid Class M-2 Liquidation Loss
         Interest Shortfall
         (a)      Class MF-2                                             _______
         (b)      Class MV-2                                             _______

Class B-1 Certificates
----------------------

57.      Amount Available less all preceding
         distributions                                                   _______

         Liquidation Loss Interest

58.      Amount applied to Class B-1 Liquidation Loss Interest
         Amount
         (a)      Class BF-1                                             _______
         (b)      Class BV-1                                             _______

59.      Class B-1 Liquidation Loss Interest Shortfall
         (a)      Class BF-1                                             _______
         (b)      Class BV-1                                             _______

60.      Amount applied to Unpaid Class B-1 Liquidation Loss
         Interest Shortfall
         (a)      Class BF-1                                             _______
         (b)      Class BV-1 Interest Shortfall                          _______

61.      Remaining Unpaid Class B-1 Liquidation Loss
         Interest Shortfall
         (a)      Class BF-1                                             _______
         (b)      Class BV-1                                             _______


Class B-2 Certificates
----------------------

62.      Amount Available less all preceding
         distributions                                                   _______

         Interest

63.      Current interest

         (a)      Class B-2 Pass-Through Rate (floating rate
                  equal to the Adjusted Weighted Average Loan
                  Rate, but in no event greater than 10.00%)             _______
         (b)      Class B-2 Interest                                     _______

64.      Amount applied to Unpaid Class
         B-2 Interest Shortfall                                          _______

65.      Remaining Unpaid Class B-2
         Interest Shortfall                                              _______

         Principal

66.      Class B-2 principal distribution                                _______

67.      Amount, if any, by which Class B-2
         Formula Distribution Amount plus Class B-2
         Liquidation Loss Principal Amount exceeds
         Class B-2 Distribution Amount                                   _______

68.      Class B-2 Guaranty Payment                                      _______

69.      Class B-2 Principal Balance                                     _______

Class AV-1 Certificates
-----------------------

70.      Amount Available less all preceding
         distributions                                                   _______

         Available Funds Cap Carryover Amount

71.      (a)      Class AV-1 Available Funds Cap Carryover Amount        _______
         (b)      Amount applied to Class AV-1
                  Available Funds Cap Carryover Amount                   _______
         (c)      Class AV-1 Available Funds Cap Carryover Amount
                  remaining unpaid                                       _______

Class AV-2 Certificates
-----------------------

72.      Amount Available less all preceding
         distributions                                                   _______

         Available Funds Cap Carryover Amount

73.      (a)      Class AV-2 Available Funds Cap Carryover Amount        _______
         (b)      Amount applied to Class AV-2 Available Funds
                  Cap Carryover Amount                                   _______
         (c)      Class AV-2 Available Funds Cap Carryover
                  Amount remaining unpaid                                _______

Class MV-1 Certificates
-----------------------

74.      Amount Available less all preceding distributions               _______

         Available Funds Cap Carryover Amount

75.      (a)      Class MV-1 Available Funds Cap Carryover Amount        _______
         (b)      Amount applied to Class MV-1 Available Funds
                  Cap Carryover Amount                                   _______
         (c)      Class MV-1 Available Funds Cap Carryover
                  Amount remaining unpaid                                _______

Class MV-2 Certificates
-----------------------

76.      Amount Available less all preceding distributions               _______

         Available Funds Cap Carryover Amount

77.      (a)      Class MV-2 Available Funds Cap Carryover Amount        _______
         (b)      Amount applied to Class MV-2 Available Funds
                  Cap Carryover Amount                                   _______
         (c)      Class MV-2 Available Funds Cap Carryover
                  Amount remaining unpaid                                _______

Class BV-1 Certificates
-----------------------

78.      Amount Available less all preceding distributions

         Available Funds Cap Carryover Amount

79.      (a)      Class BV-1 Available Funds Cap Carryover Amount        _______
         (b)      Amount applied to Class BV-1 Available Funds Cap
                  Carryover Amount                                       _______
         (c)      Class BV-1 Available Funds Cap Carryover

                  Amount remaining unpaid                                _______

80.      Servicer

         (a)      Monthly Servicing Fee (if Originator or
                  affiliate is Servicer)                                 _______
         (b)      Reimbursement for unreimbursed Advances                _______

         Extra Principal Distribution Amount

81.      (a)      (i)   Class AV-1                                       _______
                  (ii)  Class AV-2                                       _______
                  (iii) Class AF-[   ]                                   _______
         (b)      (i)   Class MF-1                                       _______
                  (ii)  Class MV-1                                       _______
         (c)      (i)   Class MF-2                                       _______
                  (ii)  Class MV-2                                       _______
         (d)      (i)   Class BF-1                                       _______
                  (ii)  Class BV-1                                       _______
         (e)      Class B-2                                              _______
         (f)      Class P __________

82.      Additional Principal Distribution Amount

         (a)      Class AF-6 Certificates until paid in full _________
         (b)      Class AF Certificates and Class AV Certificates,
                  pro rata based on the Class Principal Balance
                  of each Class of Class AF and Class AV
                  Certificates until paid in full                        _______
         (c)      Class M-1, Class M-2, Class B-1 and Class B-2
                  Certificates, pro rata based on the Class
                  Principal Balance of each Class until paid
                  in full                                                _______

Class A,  Class M and Class B Certificates
------------------------------------------

83.      Pool Scheduled Principal Balance                                _______

         (a)      Fixed Rate Loans                                       _______
         (b)      Group I Adjustable Rate Loans                          _______
         (c)      Group II Adjustable Rate Loans                         _______

84.      Pool Factor                                                     _______

85.      Loans Delinquent:
         30 - 59 days

                  Fixed Rate                                          __________
                  Group I Adjustable Rate                             __________
                  Group II Adjustable Rate                            __________

         60 or more days
                  Fixed Rate                                          __________
                  Group I Adjustable Rate                             __________
                  Group II Adjustable Rate                            __________

86.      Principal Balance of Defaulted Loans

                  Fixed Rate                                          __________
                  Group I Adjustable Rate                             __________
                  Group II Adjustable Rate                            __________

87.      Number of Liquidated Loans and
         Net Liquidation Loss                                         __________

                  Fixed Rate                                          __________
                  Group I Adjustable Rate                             __________
                  Group II Adjustable Rate                            __________

88.      Number of Loans Remaining

                  Fixed Rate                                          __________
                  Group I Adjustable Rate                             __________
                  Group II Adjustable Rate                            __________

89.      Pre-Funded Group I ARM Amount                                __________

90.      Pre-Funded Group II ARM Amount                               __________

91.      Pre-Funded Fixed Rate Amount                                 __________

92.      Reimbursement of Class C Certificateholder expenses          __________

Guarantor

93.      Class B-2 Guaranty Fee                                       __________

Class P Certificates
--------------------
94.      Class P Principal Distribution                               __________

95.      Class P Principal Balance                                    __________

Class C Master Certificates
---------------------------

96.      Class C Master Distribution Amount                           __________

         Please contact the Bondholder Relations Department of U.S. Bank Trust National Association at (612) 224-0444 with any questions regarding this Statement or your Distribution.

                              Exhibit M-1 Appendix
                    Principal Distribution Amount Definitions

         "Class AF Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class AF Principal Balance and

                  (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Formula Principal Distribution Amount; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the Class AF Principal Balance over (B) the lesser of (x) 62.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

         "Class AV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class AV-1 Principal Balance and

                  (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group I ARM Formula Principal Distribution Amount; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (A) the Group I ARM Formula Principal Distribution Amount and (B) the Class AV Formula Principal Distribution Amount.

         "Class AV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class AV-2 Principal Balance and

                  (b) (i) if the Payment Date is before the Stepdown Date or a Trigger Event exists, the Group II ARM Formula Principal Distribution Amount; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the lesser of (A) the Group II ARM Formula Principal Distribution Amount and (B) the Class AV Formula Principal Distribution Amount minus the Class AV-1 Formula Principal Distribution Amount.

         "Class MF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of

                  (a)      the Class MF-1 Principal Balance and
                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF Formula Principal Distribution Amount on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF and Class MF-1 Principal Balances over (B) the lesser of (x) 73.66% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

         "Class MV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class MV-1 Principal Balance and

                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV Formula Principal Distribution Amount on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV and Class MV-1 Principal Balances over (B) the lesser of (x) 70.26% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

         "Class MF-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class MF-2 Principal Balance and

                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less the Class AF and Class MF-1 Formula Principal Distribution Amounts on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1 and Class MF-2 Principal Balances over (B) the lesser of (x) 83.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

         "Class MV-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class MV-2 Principal Balance and

                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV and Class MV-1 Formula Principal Distribution Amounts on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1 and Class MV-2 Principal Balances over (B) the lesser of (x) 81.72% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

         "Class BF-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class BF-1 Principal Balance and

                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the Formula Principal Distribution Amount less any Class AF, Class MF-1 and Class MF-2 Formula Principal Distribution Amounts on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AF, Class MF-1, Class MF-2 and Class BF-1 Principal Balances over
         (B) the lesser of (x) 90.22% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans or (y) the aggregate Scheduled Principal Balances of the Fixed Rate Loans minus $9,000,000.

         "Class BV-1 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of:

                  (a)      the Class BV-1 Principal Balance and

                  (b) (i) if the Payment Date is (A) before the Stepdown Date or
         (B) on or after the Stepdown Date and a Trigger Event exists, the sum of the Group I ARM Formula Principal Distribution Amount and the Group II ARM Formula Principal Distribution Amount less the Class AV, Class MV-1 and Class MV-2 Formula Principal Distribution Amounts on such Payment Date; and

                           (ii) if the Payment Date is on or after the Stepdown Date and no Trigger Event exists, the excess of (A) the sum of the Class AV, Class MV-1, Class MV-2 and Class BV-1 Principal Balances over
         (B) the lesser of (x) 90.22% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans or (y) the aggregate Scheduled Principal Balances of the Adjustable Rate Loans minus $4,500,000.

         "Class B-2 Formula Principal Distribution Amount" means, for any Payment Date, the lesser of

                  (a)      the Class B-2 Principal Balance and

                  (b) (i) if the Payment Date is before the Additional Principal Entitlement Date, the excess of (A) the sum of the Group I ARM and Group II ARM Formula Principal Distribution Amounts and the Formula Principal Distribution Amount over (B) the sum of the Class A, Class M-1, Class M-2, and Class B-1 Formula Principal Distribution Amounts on such Payment Date; and

                           (ii) if the Payment Date is on or after the Additional Principal Entitlement Date, the excess of (A) the sum of the Class A, Class M-1, Class M-2 and Class B Principal Balances over (B) the lesser of (x) 97% of the aggregate Scheduled Principal Balances of all Loans or (y) the Scheduled Principal Balances of all Loans minus $13,500,000.

         "Stepdown Date" means:

                  (a) with respect to the Fixed Rate Certificates, the earlier to occur of:

                           (i) the later to occur of (A) the Payment Date in
                  December 2002 and (B) the first Payment Date on which the Class AF Principal Balance is less than or equal to 62.76% of the aggregate Scheduled Principal Balances of the Fixed Rate Loans and

                           (ii) the Payment Date on which the Class AF Principal
                  Balance is reduced to zero; and

                  (b) with respect to the Adjustable Rate Certificates, the earlier to occur of

                           (i) the later to occur of (A) the Payment Date in
                  December 2002 and (B) the first Payment Date on which the Class AV Principal Balance is less than or equal to 56.42% of the aggregate Scheduled Principal Balances of the Adjustable Rate Loans and

                           (ii) the Payment Date on which the Class AV Principal
                  Balance is reduced to zero.

                                    EXHIBIT N

                             FORM OF ADDITION NOTICE


                                                               ___________, 1999

U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, MN  55101

         Re: Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp. (the "Originator") , Conseco Finance Securitizations Corp. (the "Seller") and U.S. Bank Trust National Association as Trustee (the "Trustee") relating to Certificates for Home Equity Loans, Series 1999-H

Ladies and Gentlemen:

         Capitalized terms not otherwise defined in this Notice have the meanings given them in the Agreement. The Seller hereby notifies the Trustee of an assignment to the Trust of Subsequent Loans on the date and in the amounts set forth below:

         Subsequent Transfer Date:
                                  --------------------
         Cut-off Date Principal Balance of Subsequent Loans to be assigned to Trust on Subsequent Transfer Date:

                  Fixed Rate:               $
                                             ---------
                  Group I Adjustable Rate:  $
                                             ---------
                  Group II Adjustable Rate: $
                                             ---------

         Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                        Very truly yours,

                                        CONSECO FINANCE CORP.


                                        By:
                                            -------------------------
                                            Name:
                                            Title:



ACKNOWLEDGED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION


By:
    -------------------------------------
    Name:
    Title:


cc:    Standard & Poor's Ratings Services
       Fitch IBCA Inc.
       Duff & Phelps Credit Rating Co.

                                    EXHIBIT O

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT


         In accordance with the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of November 1, 1999, among Conseco Finance Corp. (the "Originator"), Conseco Finance Securitizations Corp. (the "Seller") and U.S. Bank Trust National Association as Trustee (the "Trustee"), the Seller does hereby transfer, assign, set over and otherwise convey, without recourse, to Home Equity Loan Trust 1999-H, created by the Pooling and Servicing Agreement, to be held in trust as provided in the Pooling and Servicing Agreement, (i) all right, title and interest in the home equity loans identified in the List of Loans attached hereto as Exhibit A (each a "Subsequent Loan"), including, without limitation, all related mortgages, deeds of trust, security deeds and any and all rights to receive payments on or with respect to the Subsequent Loans (excluding principal due on or before the Subsequent Cut-off
Date), (ii) all rights under any hazard, flood or other individual insurance policy on the real estate securing a Subsequent Loan for the benefit of the creditor of such Loan, (iii) all rights the Originator may have against the originating lender with respect to the Subsequent Loans originated by a lender other than the Originator, (iv) all rights under the Errors and Omissions Protection Policy and the Fidelity Bond as such policy and bond relate to the Subsequent Loans, (v) all rights under any title insurance policies, if applicable, on any of the properties securing Subsequent Loans, (vi) all documents contained in the related Loan Files, (vii) all rights of the Seller under the Subsequent Transfer Agreement dated __________ between the Seller and the Originator, and (viii) all proceeds and products of the foregoing.

         This Assignment is made pursuant to and upon the representation and warranties on the part of the Seller contained in Section 2.03 and Article III of the Pooling and Servicing Agreement and no others. All undefined capitalized terms used in this Assignment have the meanings given them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Instrument to be duly executed this ________ day of ___________, 1999.

                                        CONSECO FINANCE SECURITIZATIONS CORP.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT P

               FORM OF OFFICER'S CERTIFICATE (SUBSEQUENT TRANSFER)

                      CONSECO FINANCE SECURITIZATIONS CORP.


         The undersigned certifies that [s]he is a [title] of Conseco Finance Securitizations Corp., a Minnesota corporation (the "Seller"), and that as such [s]he is duly authorized to execute and deliver this certificate on behalf of the Seller in connection with the Pooling and Servicing Agreement dated as of November 1, 1999 (the "Agreement") among the Seller, Conseco Finance Corp. and U.S. Bank Trust National Association as Trustee. All capitalized terms used herein without definition have the respective meanings specified in the Agreement. The undersigned further certifies that:

         1. This Certificate is delivered in connection with the sale to the Trust on __________________ (the "Subsequent Transfer Date") of Loans (the "Subsequent Loans") identified in the List of Loans attached to the Subsequent Transfer Instrument of even date herewith.

         2. As of the Subsequent Transfer Date, all representations and warranties in Section 3.01 of the Agreement are true and correct and all representations and warranties in Section 3.03 of the Agreement are true to the best of [his][her] knowledge.

         3. All conditions precedent to the sale of the Subsequent Loans to the Trust under Section 2.03 of the Pooling and Servicing Agreement have been satisfied.


         IN WITNESS WHEREOF, I have affixed hereunto my signature this _____ day of _______________, 1999.

                                       By:
                                           --------------------------
                                           Name:
                                           Title:

                                    EXHIBIT Q

                           FORM OF CLASS P CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE.

         THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 30, 1999. BASED ON THE OID REGULATIONS AND ASSUMING (SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THIS CERTIFICATE) THAT THE FIXED RATE LOANS PREPAY AT THE 125% PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND THAT THE ADJUSTABLE RATE LOANS PREPAY AT THE 30% CPR PREPAYMENT ASSUMPTION DESCRIBED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_______________ OF OID PER $100 OF ORIGINAL AMOUNT, THE YIELD TO MATURITY IS _____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____________ PER $100 OF ORIGINAL PRINCIPAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE FIXED RATE LOANS OR ADJUSTABLE RATE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         BY ACCEPTANCE OF THIS CERTIFICATE, THE PURCHASER OF THE CERTIFICATE OR ANY INTEREST HEREIN BY, ON BEHALF OF OR WITH PLAN ASSETS OF, ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THAT IS DESCRIBED IN SECTION 4975(e)(1) OF THE CODE (EACH, A "PLAN") ACKNOWLEDGES THAT EITHER THE CERTIFICATEHOLDER HAS DELIVERED TO

THE ORIGINATOR AND THE TRUSTEE AT ITS OWN EXPENSE AN OPINION OF COUNSEL (SATISFACTORY TO THE ORIGINATOR AND THE TRUSTEE) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, OR, IF NO SUCH OPINION IS DELIVERED, IS DEEMED TO REPRESENT TO THE TRUSTEE, THE ORIGINATOR, THE SELLER AND THE SERVICER EITHER (I) THAT THE PERSON ACQUIRING THE CERTIFICATE IS NEITHER A PLAN, NOR ACTING ON BEHALF OF A PLAN, SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE, OR (II) THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE PLAN ASSETS AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE ORIGINATOR, THE SELLER OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Class P                                     No.  R-1

Cut-off Date:                               Denomination:  $100.00
as defined in the Pooling and
Servicing Agreement dated
November 1, 1999

First Payment Date:                         Aggregate Denomination
December 15, 1999                           of all Class P Certificates: $100.00

Servicer:
Conseco Finance Corp.

                        CERTIFICATE FOR HOME EQUITY LOANS
                             SERIES 1999-H, CLASS P

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CONSECO FINANCE CORP. OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

         This certifies that Green Tree Finance Corp.-Two is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Certificates for Home Equity Loans, Series 1999-H, Class P, issued by Home Equity Loan Trust 1999-H (the "Trust"), which includes among its assets a pool of closed-end home equity loans (the "Loans") (including, without limitation, all mortgages, deeds of trust and security deeds relating to such Loans and any and all rights to receive payments due on the Loans after the applicable Cut-off Date or Subsequent Cut-off Date). The Trust has been created pursuant to a Pooling and Servicing Agreement (the "Agreement"), dated as of November 1, 1999, among Conseco Finance Corp., as Originator, Servicer and Guarantor (the "Originator"), Conseco Finance Securitizations Corp., as Seller (the "Seller"), and U.S. Bank Trust National Association, as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

         The Agreement contemplates, subject to its terms, payment on the fifteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing in December 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Class P Certificates with an aggregate Percentage Interest of at least 5% of the Class P Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the Class P Distribution Amount for such Payment Date. Distributions on the Class P Certificates are limited in right of payment to certain collections respecting the Loans. The final scheduled Payment Date of this Certificate is November 15, 2029 or the next succeeding Business Day if such November 15 is not a Business Day.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

         No transfer of this Certificate or any interest herein to any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code or to any person or entity purchasing on behalf of, or with assets of, such an employee benefit plan (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Originator and the Trustee an opinion of counsel (satisfactory to the Originator and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator, the Seller or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Originator, the Seller and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to
Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Originator or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

         As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Originator, the Seller, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Originator, the Seller, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Originator, the Seller, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         IN WITNESS WHEREOF, Home Equity Loan Trust 1999-H has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated:  November 30, 1999              HOME EQUITY LOAN TRUST 1999-H

                                       By:    U.S. BANK TRUST NATIONAL
                                              ASSOCIATION


                                       By:
                                              ------------------------
                                              Authorized Officer

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the within Certificate for Home Equity Loans, Series 1999-H, and does hereby irrevocably constitute and appoint
__________________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated:                                 By:
       -----------------                   --------------------------
                                           Signature